As filed with the Securities and Exchange Commission on October 11, 2000
                                                      Registration No. 333-
                                                                           -----

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
             (Exact name of registrant as specified in its charter)

                                   CALIFORNIA
                         (State or other jurisdiction of
                         incorporation or organization)
                                      7941
            (Primary Standard Industrial Classification Code Number)

                                   33-0770630
                      (I.R.S. Employer Identification No.)

                          5222 BALBOA AVENUE, SUITE 24
                        SAN DIEGO, CALIFORNIA 92117-6951
                                 (858) 581-2120
               (Address, including ZIP code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   ----------
                               ROLLERCOASTER, INC.
                       5333 SOUTH ARVILLE STREET, SUITE 7A
                             LAS VEGAS, NEVADA 89118
                                 (702) 966-0600
                (Name, address, including ZIP code, and telephone
                    number, including area code, of agent for
                                    service)

                                   ----------
                                   COPIES TO:
                            LAWRENCE W. HORWITZ, ESQ.
                                 HORWITZ & BEAM
                           2 VENTURE PLAZA, SUITE 350
                            IRVINE, CALIFORNIA 92618

         APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this registration statement becomes effective and the satisfaction or waiver of all other conditions to the merger described in the Agreement dated as of November 30, 1999, by and between San Diego Soccer Development Corporation and Rollercoaster, Inc.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
  TITLE OF EACH CLASS OF SECURITIES TO BE     AMOUNT          PROPOSED          PROPOSED MAXIMUM    AMOUNT OF
  REGISTERED                                  TO BE           MAXIMUM           AGGREGATE           REGISTRATION
                                              REGISTERED      OFFERING PRICE    OFFERING PRICE      FEE(3)
                                                              PER SHARE(2)
----------------------------------------------------------------------------------------------------------------
 Shares of common stock, no par value(1)      7,212,775       $0.35             $2,524,471.25       $664.46
----------------------------------------------------------------------------------------------------------------


(1)      7,212,775 shares of common stock.
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 and based upon the last average of the high and low prices for the common stock on October 5, 2000. We expect that in the event that the registered shares are sold, such shares will be sold at the then-current market price.
(3) The Exchange Act fee is computed based upon the last average of the high and low value per share as quoted on the over the counter market of $0.35 on October 5, 2000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the registrant /X/
         Filed by a party other than the registrant / /
         Check the appropriate box:

         /X/      Preliminary proxy statement
         / /      Confidential, for use of the Commission only
                  (as permitted by Rule 14a-6(e)(2))
         / /      Definitive proxy statement
         / /      Definitive additional materials
         / /      Soliciting material pursuant to Rule 14(a)-11(c) or
                  Rule 14a-12

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                (Name of Registrant as Specified in Its Charter)

         BOARD OF DIRECTORS OF SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

         / /      No fee required
         /X/      Fee computed on table below per Exchange Act Rules
                  14a-6(i)(1) and 0-11.

                  (1) Title of each class of securities to which transaction applies: common stock

--------------------------------------------------------------------------------

                  (2)   Aggregate number of securities to which transaction
                        applies:    7,212,775 shares

--------------------------------------------------------------------------------

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                        $0.35 per share, representing the average between the high bid and low bid price on October 5, 2000

--------------------------------------------------------------------------------

                  (4)   Proposed maximum aggregate value of transaction:
                        $2,524,471.25

--------------------------------------------------------------------------------

                  (5)   Total fee paid:                   $504.90

--------------------------------------------------------------------------------

/ /      Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

/X/      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  (1)   Amount previously paid:        $664.46

--------------------------------------------------------------------------------

                  (2)   Form, Schedule or Registration Statement No.:     S-4

--------------------------------------------------------------------------------

                  (3)   Filing party:   San Diego Soccer Development Corporation

--------------------------------------------------------------------------------

                  (4)   Date filed:     October 11, 2000

--------------------------------------------------------------------------------

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                          5222 BALBOA AVENUE, SUITE 24
                        SAN DIEGO, CALIFORNIA 92117-6951

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To all Shareholders of San Diego Soccer Development Corporation

         A Special Meeting of shareholders of San Diego Soccer Development Corporation ("SDSDC") will be held at the Sea Lodge, on La Jolla Shores
Beach, at 8110 Camino Del Oro, La Jolla, California 92037, on ________________, 2000 at 10:00 a.m., local time, for the purpose of considering and voting upon the following proposal:

                  The merger of SDSDC and Rollercoaster, Inc.
("Rollercoaster") pursuant to the Agreement dated as of November 30, 1999, by and between SDSDC and Rollercoaster.

         Giving effect to the merger, SDSDC stockholders will receive a total of approximately 7,212,775 shares of Rollercoaster common stock in the merger, or approximately 74% of Rollercoaster's common stock, giving effect to the merger. The Rollercoaster shareholders will own a total of approximately 2,475,870 shares of Rollercoaster common stock after the merger, or approximately 26% of SDSDC's common stock, giving effect to the merger. The merger and the related transactions are more completely described in the accompanying Proxy Statement and Prospectus and in the Agreement attached as EXHIBIT 2.1 to the accompanying Proxy Statement, and Prospectus.

         No other business may properly come before the special meeting, or any adjournment(s) or postponement(s) thereof.

         All stockholders who own shares of SDSDC stock on __, 2000 (the record date) may vote at the special meeting, or any adjournment(s) or postponement(s) thereof.

                                       By Order of the Board of Directors,

                                       /s/ Sarkis Kaloustian
                                       ---------------------
                                       PRESIDENT

[Date]

         WHETHER OR NOT YOU PLAN TO ATTEND THE SDSDC SPECIAL MEETING, YOU SHOULD COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF SDSDC, AND RETURN IT TO SDSDC IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE SDSDC SPECIAL MEETING BY:

         -         WRITING TO THE SECRETARY OF SDSDC;
         -         SIGNING AND MAILING A LATER DATED PROXY; OR,
         -         ATTENDING THE SDSDC SPECIAL MEETING AND VOTING IN PERSON.

YOU CANNOT REVOKE A PROXY BY ATTENDING THE SDSDC SPECIAL MEETING WITHOUT DOING ONE OF THE THREE THINGS ABOVE.

This information statement/prospectus is also Rollercoaster, Inc.'s prospectus for the shares of Rollercoaster, Inc. common stock that it will issue to SDSDC shareholders in the merger. Rollercoaster's common stock is currently quoted on the over the counter market under the symbol "SDSD".

FOR RISKS ASSOCIATED WITH AN INVESTMENT IN UNITS OF ROLLERCOASTER, INC. STOCK, SEE PAGES 7 TO 9 OF THIS INFORMATION STATEMENT/PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER OR THE SECURITIES TO BE ISSUED UNDER THIS INFORMATION STATEMENT/PROSPECTUS OR DETERMINED IF THIS INFORMATION STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         PROXY STATEMENT AND PROSPECTUS
                                       OF
          SAN DIEGO SOCCER DEVELOPMENT CORPORATION ROLLERCOASTER, INC.

         We are furnishing this Proxy Statement and Prospectus to you in connection with the merger of San Diego Soccer Development Corporation with and into Rollercoaster, Inc. We anticipate that San Diego Soccer Development Corporation and Rollercoaster, Inc. will mail this document and the accompanying proxy card (for SDSDC shareholders) to you on or about ____________, 2000. SDSDC shareholders are being asked to approve the merger. Rollercoaster shareholders have already approved both the merger and the amendments to Rollercoaster's Articles of Incorporation. Upon consummation of the merger:

         -    Rollercoaster, Inc. will be the surviving entity
         - Rollercoaster, Inc., which has already changed its name to San Diego Soccer Development Corporation, will operate as San Diego Soccer Development Corporation.

         The Boards of Directors of San Diego Soccer Development Corporation and Rollercoaster, Inc. have unanimously approved the merger and the related transactions.

         San Diego Soccer Development Corporation was formed on August 29, 1997 to form and operate a professional soccer franchise. The Company holds the territorial A-League franchise rights to the San Diego County area from the United Soccer Leagues ("USL") for its professional soccer club, the San Diego Flash. The Flash joined the United Soccer Leagues (USL) in December 1997. The franchise began its third season in Spring 2000.

         Rollercoaster, Inc. is a Nevada corporation which has changed its name to San Diego Soccer Development Corporation. Pursuant to the terms of the merger agreement, SDSDC shareholders shall receive a total of approximately 7,212,775 shares of common stock of Rollercoaster, Inc, or approximately 74% of the common stock of Rollercoaster, Inc. Rollercoaster, Inc. shareholders will retain 2,475,870 shares of common stock of Rollercoaster, Inc, representing 26%.

         On October 5, 2000, the closing sales price of the Rollercoaster common stock (trading symbol: SDSDC) on the over the counter market was $0.25 per share.

         This document also serves as a prospectus of Rollercoaster, Inc. under the Securities Act of 1933 for the issuance of up to 7,212,775 shares of Rollercoaster, Inc. common stock in the merger.

         WE URGE YOU TO READ CAREFULLY THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7 WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH THESE SECURITIES AND THE MERGER, TOGETHER WITH THIS DOCUMENT, BEFORE YOU MAKE YOUR INVESTMENT DECISION.

--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT, CONSENT SOLICITATION AND PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                  The date of this document is October 5, 2000.

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
     Important Information.....................................................................................1
     Special Note Regarding Forward-Looking Statements.........................................................2
     Incorporation of Certain Documents by Reference...........................................................3
     Summary...................................................................................................4
     The Companies.............................................................................................4
              Rollercoater, Inc. ("Rollercoaster").............................................................4
              San Diego Soccer Development Corporation ("SDSDC")...............................................4
     The Rollercoaster Shareholder Consent.....................................................................4
              Effective Time...................................................................................4
     The SDSDC Special Shareholder Meeting.....................................................................5
              Effective Time...................................................................................5
              Record Date; Required Vote.......................................................................5
     The Merger................................................................................................5
              Form of the Merger...............................................................................5
              What SDSDC Shareholders will Receive.............................................................5
              Reasons for the Merger...........................................................................5
              Opinion of Financial Advisor.....................................................................5
              Ownership of New SDSDC Common Stock..............................................................5
              Management and Operation of New SDSDC After the Merger...........................................5
              Conditions to the Completion of the Merger.......................................................6
              Conduct of Business Pending the Merger...........................................................6
              Termination of the Merger Agreement..............................................................6
     Risk Factors..............................................................................................7
              Risk Factors Relating to the Merger..............................................................7
              The Exchange Ratio for Rollercoaster Common Stock to be Received in the Merger is
              Final and will not be Adjusted in the Event of any Change in Stock Price.........................7
              Rollercoaster Shareholders will be Diluted  by the Merger........................................7
              Risk Factors Relating to the Business of New SDSDC...............................................7
              Default on Outstanding Liabilities...............................................................7
              Change in Control................................................................................7
              Going Concern Issues.............................................................................7
              Dependence on Key Personnel......................................................................7
              Competition......................................................................................8
              Dependence on Maintaining and Increasing the Fan Base............................................8
              Reliance on the USL Franchise Agreement..........................................................8
              Building of Soccer Stadiums......................................................................8
              Control by Principal Stockholders, Officers, and Directors.......................................8
              Pink Sheet Status................................................................................8
              Payroll Tax Liability............................................................................8
              Limited Operating History/Development Stage Company..............................................8
              Loss of Control of Rollercoaster by Rollercoaster Shareholders...................................9
              Potential Change in Relative Stock Prices; Share Price Fluctuations after the Merger.............9
              Risk of Low Priced Stocks........................................................................9
     Other Important Information..............................................................................10
              Government and Regulatory Approval..............................................................10
              Dissenters' Rights of Appraisal.................................................................10
              Federal Income Tax Consequences.................................................................10
              Limitation on Use of Net Operating Losses.......................................................10
     Comparative Per Share Information........................................................................11
     Comparative Share Prices.................................................................................11
Terms of the Merger Agreement.................................................................................12
     Conditions to Completion of the Merger...................................................................12




                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
The Merger....................................................................................................12
     Form of the Merger.......................................................................................12
     What SDSDC Shareholders will receive.....................................................................13
     Background of the Merger.................................................................................13
     Recommendation of the Rollercoaster Board; Reasons of the Merger.........................................13
     Advantages...............................................................................................13
     Disadvantages............................................................................................14
     Recommendations..........................................................................................14
     Recommendation of the SDSDC Board; Reasons of the Merger.................................................14
     Advantages...............................................................................................14
     Disadvantages............................................................................................14
     Recommendations..........................................................................................15
     Interested Parties in the Merger.........................................................................15
     Shogun Fee and Right of First Refusal....................................................................15
     Ownership of New SDSDC Common Stock......................................................................15
     Effective Time of the Merger.............................................................................15
     Manner and Basis of Converting SDSDC Common Stock........................................................15
     Conduct of Business Pending the Merger...................................................................16
     Termination of Agreement.................................................................................16
     Government and Regulatory Approvals......................................................................16
     Accounting Treatment.....................................................................................16
     Federal Income Tax Consequences..........................................................................16
     Other Tax Considerations.................................................................................17
Comparison of Rights of Holders of Rollercoaster Common Stock and SDSDC Common Stock..........................18
     Voting Rights............................................................................................18
     Board of Directors.......................................................................................18
     Shareholder Inspection Rights............................................................................18
     Mergers, Consolidations, Dissolutions and Sale of Substantially All Assets...............................18
     Dissenters' Appraisal Rights.............................................................................18
     Amendments to Articles and Bylaws........................................................................18
     Voting Rights............................................................................................19
     Special Meetings.........................................................................................19
     Board of Directors.......................................................................................19
     Mergers, Consolidations, Dissolutions and Sale of Substantially All Assets...............................19
     Dissenters' Appraisal Rights.............................................................................19
     Advance Notice Provision for Shareholder Nomination and Shareholder Proposals............................19
     Transaction with Directors and Officers..................................................................19
Description of New SDSDC Common Stock.........................................................................20
     Preferred Stock..........................................................................................20
     New SDSDC Common Shares..................................................................................20
     Warrants.................................................................................................20
     Options..................................................................................................20
     Convertible Notes and Debentures.........................................................................20
     Resale Restrictions......................................................................................21
Historical and Unaudited Pro Forma Financial Data.............................................................22
     Summary Historical Financial Information.................................................................23
     Unaudited Pro Forma Financial Data.......................................................................26
Legal Matters.................................................................................................32
Experts.......................................................................................................32
Other Proposals...............................................................................................32
Description of New SDSDC......................................................................................33
     Business of the Company..................................................................................33
     United States Professional Soccer........................................................................33
     Sources of Revenue.......................................................................................33
     Employees................................................................................................35




                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Directors and Management of the New SDSDC.....................................................................35
Executive Compensation........................................................................................37
     Summary of Compensation..................................................................................37
     Compensation of Directors................................................................................37
Employment Agreements.........................................................................................38
Description of Properties.....................................................................................38
Legal Proceedings ............................................................................................38
Unaudited Historical Combined Condensed Financial Information.................................................39
Management's Discussion and Analysis of Financial Condition and Results of Operations.........................44
      Overview................................................................................................44
      Results of Operations...................................................................................44
      Financial Conditions, Liquidity and Capital Resources...................................................45
Changes in and Disagreements with Accountants.................................................................46
Information About Shareholder Voting on the Merger............................................................47
     The SDSDC Special Shareholders Meeting...................................................................47
              Time, Place and Date............................................................................47
              Purpose of the SDSDC Special Meeting............................................................47
              Record Date; Voting Rights; Proxies.............................................................47
              Solicitation of Proxies.........................................................................47
              Quorum..........................................................................................47
              Dissenters' Rights of Appraisal.................................................................48
     The Rollercoaster Consent Solicitation...................................................................48
Post-Merger Operations of New SDSDC...........................................................................49
     Headquarters of New SDSDC................................................................................49
     Operations of New SDSDC..................................................................................49
Voting Securities and Principal Holders Thereof...............................................................49
Interests of Certain Persons in Matters to Be Acted Upon......................................................49
Certain Relationships and Certain Related Transactions........................................................50
Information Not Required in Prospectus........................................................................51
     Indemnification of Directors and Officers................................................................51
     Exhibits and Financial Statement Schedules...............................................................51
Undertakings..................................................................................................95
Signatures....................................................................................................97


                             IMPORTANT INFORMATION

THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT THE COMPANY THAT IS NOT INCLUDED IN OR DELIVERED WITH THE DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO SECURITY HOLDERS UPON WRITTEN OR ORAL REQUEST. PLEASE DIRECT ALL WRITTEN OR ORAL REQUESTS TO SARKIS KALOUSTIAN, 5222 BALBOA AVENUE, SUITE 24, SAN DIEGO, CALIFORNIA 92117-6951, TELEPHONE (858) 581-2120. IN ORDER TO OBTAIN TIMELY DELIVERY, SECURITY HOLDERS MUST REQUEST THE INFORMATION NO LATER THAN FIVE (5) BUSINESS DAYS BEFORE _____________.

ALL INFORMATION CONTAINED IN THIS DOCUMENT WITH RESPECT TO SDSDC HAS BEEN PROVIDED BY SDSDC. ALL INFORMATION CONTAINED IN THIS DOCUMENT WITH RESPECT TO ROLLERCOASTER, INC. HAS BEEN PROVIDED BY ROLLERCOASTER, INC.

SDSDC is a California corporation. SDSDC's principal executive offices are located at 5222 Balboa Avenue, Suite 24, San Diego, CA 92117-6951, and its telephone number is (858) 581-2120. Rollercoaster is a Nevada corporation. Rollercoaster's principal executive offices are located at 5333 South Arville Street, Suite 7A, Las Vegas, NV 89118, and its telephone number is (702) 966-0600. SDSDC (Commission File No. 000-27487) is subject to the informational reporting requirements of the Exchange Act, and, in accordance therewith, files reports (including Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K), proxy statements and other information with the SEC. You can inspect and copy of all reports, proxy statements and other information SDSDC has filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. You can call the SEC at 1-800-732-0330 for further information about the public reference rooms. SDSDC also is required to file electronic versions of these documents with the SEC, which may be accessed from the SEC's World Wide Web site at http://www.sec.gov. SDSDC is not incorporating any documents by reference in this prospectus/proxy statement. This information is available without charge to any Rollercoaster or SDSDC stockholder, upon written or oral request to San Diego Soccer Development Corporation, 5222 Balboa Avenue, Suite 24, San Diego, California 92117-6951 attention: Secretary, telephone number (858) 581-2120. You should rely only on the information provided in this prospectus/proxy statement (including the appendices) in considering how to vote your shares on the proposal discussed herein. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus/proxy statement is accurate as of any date other than the date on the front of this document.

         No person is authorized to give any information or to make any representation with respect to the matters described in this document other than those contained herein or in the documents incorporated by reference herein and, if given or made, such information or representation must not be relied upon as having been authorized by Rollercoaster or SDSDC. This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, nor does it constitute the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation of an offer or proxy solicitation. Neither the delivery of this document nor any sale made hereby, under any circumstances, shall create any implication that there has been no change in the affairs of Rollercoaster or SDSDC since the date hereof, or that the information herein is correct as of any time subsequent to its date.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS IN THE SUMMARY AND UNDER CAPTIONS "NEW SDSDC RISK FACTORS," "THE MERGER--ADVANTAGES AND DISADVANTAGES; "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS," "PRO FORMA FINANCIAL INFORMATION", AND "--OPINION OF FINANCIAL ADVISOR--SDSDC" AND ELSEWHERE IN THIS STATEMENT CONSTITUTE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF SDSDC, ROLLERCOASTER OR NEW SDSDC OR INDUSTRY RESULTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE FOLLOWING: GENERAL ECONOMIC AND BUSINESS CONDITIONS, WHICH WILL, AMONG OTHER THINGS, AFFECT MONEY AVAILABLE FOR CUSTOMERS TO PARTICIPATE IN SPORTS ENTERTAINMENT; ADVERSE CHANGES IN THE INVESTMENT MARKETS INCLUDING, AMONG OTHER THINGS, COMPETITION WITH OTHER COMPANIES; GOVERNMENTAL ACTIONS AND INITIATIVES; AND OTHER CHANGES AND FACTORS REFERENCED IN THIS STATEMENT AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. SEE " NEW SDSDC RISK FACTORS."

         The statements contained in this document that are not historical facts are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). We have tried to identify forward-looking statements by using words such as "believes," "expects," "may," "will," "should" or "anticipates" or by discussions of strategy that involve risks and uncertainties. We make forward-looking statements in our public filings, in press releases and in oral statements made by or with the approval of an authorized executive officer of Rollercoaster or SDSDC. These forward-looking statements, such as statements regarding anticipated future revenues, capital expenditures and other statements regarding matters that are not historical facts, involve predictions and reflect the current expectations of management of Rollercoaster and SDSDC. Rollercoaster's and SDSDC's actual results, performance or achievements could be better or worse than what is expressed or implied by these forward-looking statements. You are urged to read carefully our public filings and the "Risk Factors" section beginning on page 7 which discusses certain of potential risks and uncertainties that could affect our future operating results. None of these events can be predicted with certainty and, accordingly, are taken into consideration in the making of the forward-looking statements contained in this document. We make no assurance that the assumptions used in this document are necessarily the most likely to occur. We are not required to update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents and reports filed by SDSDC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the date of the ROLLERCOASTER special meeting shall be deemed to be incorporated by reference in this document and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

                                     SUMMARY

WE HAVE PREPARED THIS SUMMARY TO ASSIST YOU IN YOUR REVIEW OF THIS DOCUMENT. WE HAVE HIGHLIGHTED IN THIS SUMMARY INFORMATION WHICH WE BELIEVE IS IMPORTANT FOR YOUR REVIEW. HOWEVER, WE HAVE NOT INCLUDED ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT INCLUDING THE SPECIFIC RISKS DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7 AND THE OTHER DOCUMENTS TO WHICH WE REFER. FOR MORE INFORMATION ABOUT THE TWO COMPANIES, SEE "IMPORTANT INFORMATION" ON PAGE 1.

                                  THE COMPANIES

ROLLERCOASTER, INC., ("ROLLERCOASTER") changed its name to San Diego Soccer Development Corporation on December 29, 1999. Pending the completion of the merger, it has no operations and assets.

Rollercoaster was incorporated as a Nevada corporation on December 12, 1995. Rollercoaster commenced operations as a publicly traded company on January 11, 2000, under the symbol SDSD. Rollercoaster's office in the state of Nevada is located at 5333 S. Arville Street, Suite 7A, Las Vegas, Nevada, 89118 and its telephone number is (702) 966-0600.

SAN DIEGO SOCCER DEVELOPMENT CORPORATION ("SDSDC") is a 1934 Act reporting company formed in August, 1997 to form and operate a professional soccer franchise. SDSDC holds the territorial A-League franchise rights to the San Diego County area from the United Soccer Leagues ("USL") for its professional soccer club, the San Diego Flash. The Flash joined the USL in December 1997. The franchise began its third season in Spring, 2000.

The USL, founded in 1986, is the largest system of national soccer leagues in the United States with 134 teams in five leagues. Along with the A-League, it governs the D-3 Pro League, The Premier Development League, the Super Y (Youth) League, the I-League (indoor soccer) and the W-League (women's professional soccer). The A-League, its top league, is classified by U.S. Soccer as the Division II professional league. It includes 26 teams, three in Canada and 23 teams in various-sized markets across the United States. 90% of the USL is owned by Umbro, Ltd. and two of its subsidiaries. The remaining 10% is owned by the USL commissioner Francisco Marcos. While the USL is the Division II professional league, Major League Soccer (MLS) is the Division I professional soccer league in the United States, and has no common ownership relationship to the USL.

The USL and MSL have a working agreement, which was recently extended to 2002, to voluntarily continue an exchange of players between the two leagues, with compensation paid to USL clubs whose players move up to the MLS during the course of the season or during the off-season.

SDSDC's primary business is professional sports entertainment, namely professional soccer. SDSDC's current revenue sources derive solely from gate sales, corporate sponsorships, merchandise sales and soccer camp income.

The original goal of SDSDC was to become San Diego's Division I. U.S. professional soccer club. Currently in the United States, this means becoming an MLS team. While this remains the ultimate goal, MLS's current structure and league situation leaves SDSDC satisfied, in the short term, to remain a Division II team.

SDSDC principal executive office is located at 5222 Balboa Avenue, Suite 24, San Diego, California 92117-6951 and its telephone number is (858) 581-2120.

                   THE ROLLERCOASTER SHAREHOLDER CONSENT

EFFECTIVE TIME. Nevada law permits Rollercoaster to consent to the merger by written consent. The board of directors of Rollercoaster unanimously consented to the merger on December 3, 1999. The shareholders of Rollercoaster unanimously consented to the merger effective December 28, 1999.

                      THE SDSDC SPECIAL SHAREHOLDER MEETING

EFFECTIVE TIME. We will hold the SDSDC special meeting at the Sea Lodge on La Jolla Shores Beach, 8110 Camino Del Oro, La Jolla, California 92037, on ____________, 2000 at 10:00 a.m., local time. SDSDC shareholders will be asked to approve the merger with Rollercoaster. See "the SDSDC Special Shareholder Meeting - Purpose of the SDSDC Special Meeting" "Information About Shareholder Voting on the Merger" on page and 47.

RECORD DATE; REQUIRED VOTE. You may vote at the SDSDC special meeting if you owned shares of SDSDC common stock as of the close of business on ____________, 2000 (the SDSDC record date). To approve the merger shareholders holding greater that 50% of the voting power of the outstanding shares of SDSDC common stock must vote for the merger. Holders of SDSDC common stock are entitled to one (1) vote per share owned by them.

The directors and executive officers of SDSDC can cast approximately 44% of the votes entitled to be cast at the SDSDC special meeting. We expect that they will vote all of their shares of SDSDC common stock in favor of the merger. See "Information About Shareholder Voting on the Merger" on page 45 and "The SDSDC Special Shareholder Meeting--Record Date; Voting Rights; Proxies" on page 45.

When originally approving the merger, SDSDC sought your approval without the use of a proxy and these proxy materials. However, SDSDC became a reporting company effective December 30, 1999. Accordingly, SDSDC was required to comply with the proxy rules prior to seeking your approval. The proxy statement is intended to provide you with the disclosure required by the proxy rules and once again seek your approval of the merger with Rollercoaster.

We urge you to vote your shares at the special meeting, even if you do not own a lot of shares. You should sign, date and return your proxy card as soon as possible, even if you do not attend the special meeting. No postage is required if the proxy card is mailed in the United States. You may vote your shares of SDSDC common stock in person even if you previously mailed your proxy card to us. You should not send in certificates for your shares of SDSDC common stock in connection with the merger until specifically requested.

                                THE MERGER

FORM OF THE MERGER. In the merger, SDSDC will merge with Rollercoaster. Rollercoaster will be the surviving corporation, and the separate corporate existence of SDSDC will cease. All of the assets and liabilities of SDSDC and Rollercoaster will become assets and liabilities of New San Diego Soccer Development Corporation (the renamed Rollercoaster, Inc., "New SDSDC") after the merger. See "The Merger--Form of the Merger" on page 12.

WHAT SDSDC SHAREHOLDERS WILL RECEIVE. SDSDC shareholders will exchange each share of common stock for one share of Rollercoaster common stock. After the merger, former SDSDC common shareholders will hold approximately 74% and current Rollercoaster shareholders will hold approximately 26% of the issued and outstanding common stock of New SDSDC.

The Rollercoaster common shares issued upon the merger to the shareholders of SDSDC will be registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of SDSDC, or New SDSDC, as that term is used under federal securities laws. "Affiliates" are generally defined as persons who control, are controlled by or are under common control with an issuer.

REASONS FOR THE MERGER. For a detailed discussion of the factors considered by the SDSDC Board of Directors and the Rollercoaster Board of Directors in reaching their respective decisions, see "The Merger--Background of the Merger" on page 13 "Recommendations of the Rollercoaster Board, and the SDSDC Board; Reasons for the Merger" on page 13, and "-Recommendations of the SDSDC Board; Reasons for the Merger" on page 14.

OPINION OF FINANCIAL ADVISORS. Due to the considerable cost that would have been involved in obtaining a fairness opinion, neither Rollercoaster nor SDSDC received the opinion of a financial advisor regarding the fairness of the consideration to be issued in the merger to the Rollercoaster or SDSDC shareholders from a financial point of view.

OWNERSHIP OF NEW SDSDC COMMON STOCK. As of September 26, 2000 (the Rollercoaster record date), 2,475,870 shares of Rollercoaster common stock were outstanding and held by 49 record holders. As of September 26, 2000 (the SDSDC record date), 7,212,775 shares of SDSDC common stock were outstanding and held by 869 record holders. As of the date of this prospectus and giving effect to the merger, 9,688,645 shares of New SDSDC common stock will be outstanding.

MANAGEMENT AND OPERATION OF NEW SDSDC AFTER THE MERGER. The primary purpose of the merger is to enable New SDSDC to continue the operations of SDSDC as a public company which it is believes will provide SDSDC with enhanced access to capital markets. New SDSDC will focus only on professional sports entertainment in the soccer arena.

The management of New SDSDC will be the present management of SDSDC. The Board of Directors of New SDSDC will consist of Yan K. Skwara, Steven R. Peacock, James Upton, Sarkis Kaloustian and Jeffrey Scott. These individuals will hold the position of directors until removed or elected at the next annual meeting of the board of directors of New SDSDC.

CONDITIONS TO THE COMPLETION OF THE MERGER. The events associated with accomplishing the merger are as follows

         -  The Registration Statement is declared effective by the SEC.

         - Rollercoaster will have filed Articles of Merger with the Nevada Secretary of State;

         - SDSDC will file Articles of Merger with the California Secretary of State;


CONDUCT OF BUSINESS PENDING THE MERGER. Rollercoaster has agreed that, prior to the merger effective time, it will conduct its business in the ordinary course. See "Terms of the Merger -- Conduct of Business Pending the Merger" on page 16.

TERMINATION OF THE MERGER AGREEMENT. The merger agreement may be terminated at any time prior to the closing of the merger for certain reasons, including:

-  failure to obtain required approvals; or,

- failure to obtain the approval of either the Rollercoaster stockholders or the SDSDC shareholders.

See "Terms of the Merger -- Conditions to Completion of the Merger" on page 12.

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING NEW SDSDC FACTORS AND OTHER INFORMATION IN THIS DOCUMENT BEFORE YOU MAKE YOUR DECISION WHETHER TO APPROVE THE MERGER AND TO BECOME A ROLLERCOASTER STOCKHOLDER (FOR SDSDC STOCKHOLDERS).

RISK FACTORS RELATING TO THE MERGER

THE EXCHANGE RATIO FOR ROLLERCOASTER COMMON STOCK TO BE RECEIVED IN THE MERGER IS FIXED AND WILL NOT BE ADJUSTED IN THE EVENT OF ANY CHANGE IN STOCK PRICE. Upon completion of the merger, each share of SDSDC common stock will be exchanged for one share of Rollercoaster common stock. This conversion number is fixed and will not be adjusted as a result of any change in the price of Rollercoaster common stock. Any change in the price of Rollercoaster common stock will affect the value of the consideration that SDSDC shareholders receive in the merger. Because the merger will be completed only after all the conditions to the merger are satisfied or waived, there is no way to be sure that the price of Rollercoaster common stock on the date of the shareholder meeting will be the same as its price at the time the merger is completed. The price of Rollercoaster common stock at the time that the merger is completed may be higher or lower than its price on the date of this document or the date of the SDSDC shareholders' meeting. You are encouraged to obtain current market quotations for Rollercoaster common stock.

ROLLERCOASTER SHAREHOLDERS WILL BE DILUTED BY THE MERGER. The merger will dilute the ownership position of the present shareholders of Rollercoaster. On September 22, 2000 Rollercoaster had 2,475,870 outstanding shares of common stock. Based on the number of shares of SDSDC common stock outstanding as of September 22, 2000, Rollercoaster will issue to SDSDC shareholders 7,186,525 share of SDSDC common stock in the merger.

RISK FACTORS RELATING TO THE BUSINESS OF NEW SDSDC

DEFAULT ON OUTSTANDING LIABILITIES. On March 6, 2000 Peacock Financial Corporation ("Peacock Financial") entered into a loan agreement with SDSDC. Steven Peacock, President, CEO, Director and more than 5% shareholder of Peacock Financial and James Upton, Executive Vice President and Director of Peacock Financial are both directors of SDSDC and will be directors of the New SDSDC. The agreement provides for a line of credit of up to $500,000 for approved expenditures. An underwriting fee was paid to Peacock Financial Corporation in the form of 1,000,000 restricted shares of SDSDC's common stock. The advances bear interest at 10% per annum and the unpaid principal and interest is due on December 31, 2000. In the event of default, Peacock Financial has the option to terminate the agreement, declare the outstanding balance to be due and payable, and convert that balance into common restricted shares of the Company. Should the Company be unable to repay this obligation and should Peacock Financial decide not to exercise its conversion option, the Company would default on the loan and may be forced into bankruptcy. See Certain Relationships and Related Transactions on page 50.

CHANGE IN CONTROL. In the event of default of the loan agreement between Peacock Financial and SDSDC, Peacock Financial has the option to terminate the agreement, declare the outstanding balance to be due and payable, and convert that balance into common restricted shares of the Company. The loan agreement provides that the new shares to be issued to Peacock Financial would be the number necessary for Peacock Financial to have a cumulative ownership position of 53% on a fully diluted basis. In connection with the agreement, SDSDC also agreed to reconstitute its Board of Directors by allowing Peacock Financial to nominate 3 of the 5 directors, to allow Peacock Financial to approve budgets and significant expenditures, and to receive monthly financial statements. In addition, the agreement provides that Peacock Financial will provide certain accounting and senior management overview services and public company reporting oversight in exchange for one percent (1%) of gross revenues. A default in the loan agreement may result in a change in the control of New SDSDC and will act to substantially dilute the holdings of current SDSDC shareholders.

GOING CONCERN ISSUES. SDSDC incurred net losses of approximately $1.8 million during 1999, and continues to experience losses and negative cash flows. These conditions raise substantial doubt about New SDSDC ability to continue as a going concern even after the consummation of the merger. While SDSDC believes that revenue from operations and private sales of New SDSDC's securities in the near term, will provide sufficient cash flows to fund its remaining ongoing operations, there is no assurance that SDSDC efforts, as New SDSDC, will be successful in the future.

DEPENDENCE ON KEY PERSONNEL. SDSDC's business and New SDSDC's business is dependent upon the efforts of its key management personnel, specifically Sarkis Kaloustian, Chief Executive Officer and Chief Operating Officer. SDSDC is currently interviewing candidates to fill the roles Corporate Secretary and of Chief Financial Officer. In order to retain its key management personnel, such individual has have been provided with substantial stock and/or options to acquire the SDSDC stock. SDSDC does not maintain key person life insurance on its key employees. The loss of the services of any of its officers, directors, or key employees or the inability to identify, hire, train and retain other qualified personnel in the future could have a material adverse effect on new SDSDC's business, financial condition and operating results.

COMPETITION. SDSDC's major sources of revenue are gate receipts and merchandising. New SDSDC will compete for such revenues with other sports teams in the San Diego area including professional and college level sports. While there are no other A-League outdoor soccer teams in the San Diego area there are college soccer teams and non-professional soccer leagues that compete for the SDSDC's spectators. Additionally, all sports teams compete with other entertainment venues for consumers' disposable entertainment income. While SDSDC believes that it offers an affordable alternative entertainment to the consumer, a down-turn in the economy as a whole, and accordingly a decrease in disposable income could affect New SDSDC's revenues.

DEPENDENCE ON MAINTAINING AND INCREASING THE FAN BASE. The success of New SDSDC is dependent upon a growing fan base. The fan base is required to generate the revenues currently contemplated by New SDSDC including ticket sales, merchandise purchases, and concession revenues. Without an increasing fan base, New SDSDC will not have sufficient revenues to operate and New SDSDC could be forced to curtail operations or cease operating in its entirety.

RELIANCE ON THE USL FRANCHISE AGREEMENT. SDSDC is presently a party to a franchise agreement with the USL. This agreement permits the company to operate an A-League soccer team in the San Diego area. If SDSDC were unable to pay the franchise fees, or if New SDSDC were unable to negotiate a renewal of the agreement at the end of its term, New SDSDC would be unable to operate the club and thus would be unable to generate any revenues. If such should occur, New SDSDC would be forced to substantially curtail operations or cease operations all together.

BUILDING OF SOCCER STADIUMS. SDSDC's long term business plan contemplates building soccer stadiums in the San Diego and Riverside areas. Sports Stadiums are historically expensive and time consuming undertakings which require not only sufficient funding, but public and/or governmental approval. Even if New SDSDC can acquire sufficient funding for this project, and approval by the applicable authorities, there is no guaranty that the stadiums could be built in a timely fashion or that they would be profitable once erected.

CONTROL BY PRINCIPAL STOCKHOLDERS, OFFICERS, AND DIRECTORS. Upon completion of the maximum amount of this offering, SDSDC's officers, directors, and greater-than-five percent stockholders (and their affiliates) will, in the aggregate, beneficially own approximately 44% of the outstanding common stock. As a result, these persons, acting together, will have the ability to control the election and removal of directors and any merger, consolidation, or sale of all or substantially all of SDSDC's assets) and to control New SDSDC's management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover, or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of SDSDC, which in turn could materially adversely affect the market price of the common stock. See "Voting Securities and Principal Holders Thereof" beginning on page 49.

PINK SHEET STATUS. Assuming the merger is completed, New SDSDC would be quoted on the "pink sheets". There is a limited ability to acquire quotes of new SDSDC's shares listed on the pink sheets. In order to be quoted on the over the counter bulletin board, or listed on a stock exchange, SDSDC must fulfill certain requirements of the NASD and the SEC. There is no guarantee that new SDSDC will fulfill these requirements at the time the merger is completed or that even if it fulfills the requirements that it will be approved for quotation or a listing. Continued quotation on the pink sheets, and/or failure to acquire any other quotation or listing can, naturally effect the liquidity of a person's investment in SDSDC.

PAYROLL TAX LIABILITY. SDSDC currently has an outstanding payroll tax liability. While SDSDC is actively negotiating with the taxing authorities to resolve this liability, there is still in excess of $55,000 owed. This obligation will become that of New SDSDC. As revenues received must be used to pay this obligation, New SDSDC may not have adequate funds to pursue the revenue sources outlined in the "Description of New SDSDC" beginning on page 33.

LIMITED OPERATING HISTORY/DEVELOPMENT STAGE COMPANY. SDSDC was incorporated in November 1997. It is a development stage company with a limited operating history and will continue to be upon the merger. New SDSDC's success is dependent upon the successful expansion and development of its market, as to which there is no guarantee. New SDSDC may encounter unanticipated problems, expenses, and delays in establishing its business and marketing and developing services. These include, but are not limited to, competition, the need to develop new technological capabilities, and setbacks in market acceptance. The failure of New SDSDC to meet any of these conditions may cause its business to suffer and may force New SDSDC to reduce or curtail operations. We cannot be certain that New SDSDC will operate profitably.

LOSS OF CONTROL OF ROLLERCOASTER BY ROLLERCOASTER SHAREHOLDERS. Upon consummation of the merger, former SDSDC common shareholders will own approximately 74% and Rollercoaster's current shareholders will own approximately 26% of the New SDSDC common stock. The Rollercoaster shareholders will not control the activities of New SDSDC. All investment, financing, borrowing and distribution policies of New SDSDC will be determined by the Board of Directors of New SDSDC. The initial New SDSDC board of directors will be comprised of two (2) SDSDC directors and no Rollercoaster directors. Although it does not presently intend to do so, the New SDSDC Board of Directors may amend or revise these policies at any time at its discretion.

POTENTIAL CHANGE IN RELATIVE STOCK PRICES; SHARE PRICE FLUCTUATIONS AFTER THE MERGER. In considering whether to approve the Merger, shareholders of Rollercoaster and SDSDC should consider the risks associated with (a) a potential change in the stock price of Rollercoaster common stock prior to the merger, which would increase or decrease the value of the New SDSDC common stock being received by the SDSDC shareholders and (b) a possible reduction in the market price of New SDSDC common stock following the merger, due to future sales of New SDSDC common stock. The market price of Rollercoaster common stock ranged from $0.30 to $3.50 during 2000 up to the date of filing.

RISK OF LOW PRICED STOCKS. Rollercoaster common stock is not currently listed on a national securities exchange or on the Nasdaq Stock Market, and there can be no assurance that Rollercoaster common stock or New SDSDC common stock will ever be listed. Until such time as New SDSDC is able to satisfy listing criteria, trading, if any, in the securities will continue to be conducted in the over-the-counter market. Consequently, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, New SDSDC's common stock.

In the absence of a security being quoted on the Nasdaq stock market, or New SDSDC having $2,000,000 in net tangible assets, trading in New SDSDC would be covered by Rule 15c2-6 of the Exchange Act for non-Nasdaq and non-exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000, jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are also exempt from this rule if the market price is at least $5.00 per share.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock. Under SEC rules, "penny stock" is any security that has a market price or exercise price of less than $5.00 per share. In addition, unless exempt, the rules require the broker/dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll-free telephone number for inquiries about the broker/dealer's disciplinary history, and the customer's rights and remedies in case of fraud or abuse in the sale. The broker/dealer must disclose commissions payable to both the broker/dealer and the registered representative, current quotations for the securities, and if the broker/dealer is the sole market-maker. Finally, monthly statements have to be sent disclosing recent price information for a penny stock held in the account and information on the limited market in penny stocks.

These rules have a substantial effect on the liquidation of Rollercoaster common stock and, if the New SDSDC common stock trades at less than $5.00 per share, on the New SDSDC common stock.

                           OTHER IMPORTANT INFORMATION

GOVERNMENTAL AND REGULATORY APPROVALS. We cannot complete the merger unless we file a certificate of merger with the Secretary of State of the states of California and Nevada and comply with applicable federal and state securities laws. We cannot be certain when or if we will be able to obtain them. See "Terms of the Merger Agreement-- Government and Regulatory Approvals" on page 16.

DISSENTERS' RIGHTS OF APPRAISAL. SDSDC shareholders are entitled to statutory rights of appraisal in connection with the merger under California laws. These rights include the opportunity for common stock holders to have the fair value of their stock appraised by a court and paid to them in cash. To do this, the holders of SDSDC common stock must follow these required procedures:

         - You must deliver a written demand for appraisal, on or before the date of the SDSDC special meeting is which will be on _______, 2000;

         - You must not vote, or have voted, in favor of the merger agreement. If you voted in favor of the merger agreement, by proxy or by written consent, you will have waived your right of appraisal, even if you previously filed a written demand for appraisal; and,

         - You must continuously hold your shares of common stock from the date of the making of the demand through the closing of the merger.

If you hold shares of common stock and you dissent from the merger and follow the required formalities, your shares will not be converted into the right to receive New SDSDC common stock in the merger. Instead, your only right will be to receive the appraised value of your shares in cash as determined by a court.

See "The Merger--Dissenters' Rights of Appraisal" on page 48 and "Comparison of Rights of Holders of Rollercoaster, Inc. Common Stock and SDSDC Common Stock--Appraisal/Dissenters' Rights" on page 18.

FEDERAL INCOME TAX CONSEQUENCES. The merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code, such that neither Rollercoaster, SDSDC nor their respective shareholders would recognize taxable gain as a result of the Merger. See "The
Merger--Federal Income Tax Consequences" on page 17.

LIMITATION ON USE OF NET OPERATING LOSSES. SDSDC currently has net operating losses of $1,894,213. Certain code sections and regulations of the Internal Revenue Code limit the carry-over and use of operating losses of an acquired entity. We cannot be certain that SDSDC's net operating losses can be used, or if possible, to what extent they can be used by the New SDSDC.

                        COMPARATIVE PER SHARE INFORMATION

         The following summary presents (a) historical loss from continuing operations per share of Rollercoaster common stock in comparison with the pro forma loss from continuing operations per share after giving effect to the proposed merger with SDSDC; (b) historical net loss per share of SDSDC common stock in comparison with the pro forma net income attributable to one share of Rollercoaster common stock which will be received for each share of SDSDC; and (c) historical book values of Rollercoaster and SDSDC in comparison with the pro forma book value giving effect to the proposed merger. The information presented in this summary should be read in conjunction with the pro forma financial information and the separate consolidated financial statements of the respective companies and the notes thereto appearing elsewhere in this Document.

                                                             Six Months Ended           Fiscal Year Ended
                                                              June 30, 2000             December 31, 1999
                                                              -------------             -----------------
Loss from continuing operations per common share
         ROLLERCOASTER                                              0                         0

         SDSDC                                                     (0.31)                    (0.50)

         Pro Forma giving effect to the merger                     (0.20)                    (0.25)

Book values per share (at fiscal period end)
         ROLLERCOASTER                                             (0.17)                    (0.32)

         SDSDC                                                     (0.18)                    (0.09)

         Pro Forma giving effect to the merger                     (0.13)                    (0.05)

                            COMPARATIVE SHARE PRICES

ROLLERCOASTER. Rollercoaster common stock commenced trading on January 11, 2000 under the symbol SDSD.

The following table sets forth the quarterly high and low sales prices per Rollercoaster common share reported over the counter market:

                                 SALES PRICE
                                  PER SHARE

                                    High                        Low
         2000                       ----                        ---
         Quarter 1                  $3.50                      $1.12
         Quarter 2                  $1.50                      $0.625
         Quarter 3                  $1.00                      $0.25

As of September 26, 2000, Rollercoaster's transfer agent reported 49 record holders of Rollercoaster common shares.

SDSDC. The SDSDC common shares are not listed on any exchange. The last private placement of its common stock was at $1.00 per share.

BECAUSE THE MERGER CONSIDERATION IS FIXED AND THE MARKET PRICE OF
ROLLERCOASTER COMMON SHARES IS SUBJECT TO FLUCTUATION, THE MARKET VALUE OF NEW SDSDC THAT SDSDC COMMON SHAREHOLDERS WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE MERGER. SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR ROLLERCOASTER.

                          TERMS OF THE MERGER AGREEMENT

         WE ARE SUMMARIZING CERTAIN PROVISIONS OF THE MERGER AGREEMENT IN THIS SECTION. A COPY OF THE MERGER AGREEMENT IS ATTACHED AS APPENDIX A TO THIS DOCUMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY IS NOT COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT. CAPITALIZED TERMS USED IN THIS SECTION BUT NOT DEFINED IN THIS DOCUMENT HAVE THE MEANINGS SET FORTH IN THE MERGER AGREEMENT. WE URGE YOU TO READ THE MERGER AGREEMENT CAREFULLY.

         As of the date of this document, nothing has come to either of Rollercoaster's or SDSDC's attention that has led it to believe that the representations and warranties made by each of Rollercoaster and SDSDC in the merger agreement are not true and correct in all material respects or that the respective covenants of each party contained therein have not been complied with in all material respects by the respective parties. Accordingly, nothing has come to either of Rollercoaster's or SDSDC's attention that has led it to believe that, if the SDSDC stockholders approve the merger agreement, the other conditions to the merger will not ultimately be satisfied. There can be no assurance, however, that such conditions will be satisfied or that the merger will be completed.

CONDITIONS TO COMPLETION OF THE MERGER

The respective obligations of Rollercoaster and SDSDC to effect the merger are subject to the following general conditions:

         1. Completion of due diligence by each party into the financial condition and business of the other;

         2. Execution by both parties of the Plan of Merger and Articles of Merger;

         3. Shareholder and Director approval of both parties within 14 days of the expiration of the due diligence period; and,

         4. The completion of any filings required for the Merger with any governmental agencies.

To date, both parties have completed its due diligence as required by the first condition. Both parties have executed the plan of merger and the Articles of Merger. Rollercoaster has acquired both director and shareholder approval of the merger and filed an amendment to its Articles of Incorporation changing its name to "San Diego Soccer Development".

SDSDC has acquired director approval of the merger and in a meeting held on February 10, 2000 acquired shareholder approval. However, as SDSDC became a reporting company effective December 30, 1999, it was required to provide the information contained in the proxy statement/prospectus prior to the February 10, 2000 meeting. As such, securities laws require SDSDC to provide the information contained in this proxy statement/prospectus to its shareholders prior to a vote approving the merger.

                                  THE MERGER

WE ARE DESCRIBING CERTAIN ASPECTS OF THE MERGER AND THE MERGER AGREEMENT IN THIS SECTION. THE FOLLOWING DESCRIPTION IS NOT COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT WHICH IS ATTACHED AS
EXHIBIT 2.1 TO THIS DOCUMENT AND IS INCORPORATED HEREIN BY REFERENCE. CAPITALIZED TERMS USED IN THIS SECTION BUT NOT DEFINED IN THIS DOCUMENT HAVE THE MEANINGS SET FORTH IN THE MERGER AGREEMENT. WE URGE YOU TO READ THE MERGER AGREEMENT CAREFULLY.

FORM OF THE MERGER

The primary purpose of the merger is to enable New SDSDC to continue the operations of SDSDC as a public company which it is believed will provide SDSDC with enhanced access to capital markets. New SDSDC will carry out the business of SDSDC by focusing on professional sports entertainment, namely in the field of professional soccer.

Upon the satisfaction of conditions of the merger agreement, SDSDC shall file the Articles of Merger with the California Secretary of State in order to effectuate the merger. New SDSDC shall survive as a Nevada corporation. Rollercoaster's current Articles of Incorporation and Bylaws shall continue until amended or modified in accordance with applicable Nevada law. Following the merger, SDSDC will merge with Rollercoaster, with Rollercoaster being the surviving corporation, and the separate corporate existence of SDSDC shall cease. All of the assets and liabilities of SDSDC and Rollercoaster will become assets and liabilities of New SDSDC after the merger. The name of New SDSDC shall be "San Diego Soccer Development Corporation."

WHAT SDSDC STOCKHOLDERS WILL RECEIVE

In consideration for entering into the merger, each outstanding share of SDSDC common stock will be converted into one share of New SDSDC common stock. As of the effective time of the merger, all shares of SDSDC common stock will no longer be outstanding and will automatically be canceled and retired, and each holder of a certificate representing shares of SDSDC common stock will cease to have any rights associated with the SDSDC shares, except the right to receive shares of Rollercoaster common stock.

After the merger, former SDSDC common stockholders will hold approximately 74% and current Rollercoaster shareholders will hold approximately 26% of the issued and outstanding common stock of New SDSDC.

BACKGROUND OF THE MERGER

Beginning with its incorporation in 1995 and continuing through 1999, Rollercoaster had no operations and incurred losses related solely to the original expense of incorporating the company.

Following extensive discussions between the parties, in December, 1999, SDSDC delivered a letter of intent to Rollercoaster which outlined the proposed terms and conditions of a business combination. The Rollercoaster Board of Directors met to discuss all aspects of the letter of intent, and the letter of intent was subsequently executed.

On December 3, 1999, the Rollercoaster Board of Directors discussed the terms of the merger agreement and unanimously approved the same, and authorized the merger and the amendments to Rollercoaster's Articles of Incorporation be submitted to shareholders for their approval. On December 23, 1999, the shareholders of Rollercoaster unanimously approved the merger and amendment of the Articles of Incorporation.

On December 3, 1999, the SDSDC Board of Directors discussed and unanimously approved the terms of the merger agreement and authorized the merger be submitted to stockholders for their approval.

On February 10, 2000, SDSDC held a special meeting of shareholders whereat the merger was approved by shareholders holding a majority of the issued and outstanding stock of SDSDC. As a result of filing a Form 10-SB in October, 1999, SDSDC became a reporting company under the Securities Act of 1934 in December, 1999. As a reporting company, SDSDC is required to provide certain information to its shareholders and comply with the proxy rules prior to holding a vote on the merger. As such, SDSDC must provide the information contained in this proxy statement/prospectus to its shareholders and hold the special meeting seeking approval of the merger.

RECOMMENDATION OF ROLLERCOASTER BOARD; REASONS FOR THE MERGER The Rollercoaster Board of Directors believes that the merger, including the shares to be issued by Rollercoaster to SDSDC shareholders, is fair to and in the best interests of Rollercoaster and its shareholders. Accordingly, the Rollercoaster Board of Directors unanimously approved the merger, the amendments to Rollercoaster's Articles of Incorporation and the other transactions contemplated by the merger agreement and unanimously recommended that the Rollercoaster shareholders approve the merger, the amendments to Rollercoaster's Articles of Incorporation, and the other transactions contemplated by the merger agreement. Due to the considerable cost that would have been involved in obtaining a fairness opinion, Rollercoaster did not receive the opinion of a financial advisor regarding the fairness of the consideration to be issued in the merger to the Rollercoaster shareholders from a financial point of view.

ADVANTAGES

The material factors that the Rollercoaster Board of Directors considered in approving the merger and unanimously recommending approval of the merger include the following:

         - USE OF EQUITY RATHER THAN CASH. The Rollercoaster Board of Directors viewed as favorable the fact that the merger could be effected by issuing of new shares of Rollercoaster common stock rather than the using cash or cash raised from debt offerings, which may or may not be available to Rollercoaster.

         - TERMS OF THE MERGER AGREEMENT. The Rollercoaster Board of Directors reviewed the terms of the merger agreement with Rollercoaster's management and its legal counsel. Based on that review, the Rollercoaster Board of Directors believes the terms of the merger agreement to be fair to Rollercoaster.

         - TAX-FREE NATURE OF THE MERGER. For federal income tax purposes, the merger will be a tax-free transaction for Rollercoaster, which the Rollercoaster Board of Directors viewed as favorable because, no gain or loss will be recognized by Rollercoaster in connection with the merger.

DISADVANTAGES

The Rollercoaster Board of Directors considered disadvantages of the merger which include, but are not limited to:

         - COSTS. The significant costs involved in connection with the merger especially if the merger is not consummated.

         MANAGEMENT TIME. The substantial management time and effort required to effectuate the merger.

         - DILUTION OF ROLLERCOASTER INTEREST. The substantial dilution of the ownership of the current Rollercoaster shareholders in New SDSDC.

         - UNFULFILLED BENEFITS. The risk that the anticipated benefits of the merger might not be fully realized.

However, the Rollercoaster Board of Directors did not believe that these negative factors were sufficient, either individually or collectively, to outweigh the advantages of the merger.

RECOMMENDATION

The Rollercoaster Board of Directors believed that the proposed transaction was and remains fair to and in the best interests of Rollercoaster and its shareholders. The Rollercoaster Board of Directors unanimously approved the merger, the amendments to Rollercoaster's Articles of Incorporation and the other transactions contemplated by the merger and unanimously recommended that the Rollercoaster shareholders vote FOR the merger and the other transactions contemplated by the merger.

On December 23, 1999, Rollercoaster's shareholders unanimously approved the merger and amendment of the Articles of Incorporation.

RECOMMENDATIONS OF THE SDSDC BOARD, REASONS FOR THE MERGER

The SDSDC Board of Directors believes that the merger, including the consideration to be paid by Rollercoaster, is fair and in the best interests of SDSDC and its stockholders. As such, SDSDC's Board of Directors has unanimously approved the merger and unanimously recommends approval of the merger agreement by the shareholders of SDSDC. In reaching its determination, the SDSDC Board of Directors consulted with SDSDC management, as well as its financial advisor, legal counsel and accountants, and considered a number of factors.

ADVANTAGES

The material factors that the SDSDC Board of Directors considered in approving the merger and unanimously recommending approval of the merger include the following:

          - INCREASED ACCESS TO EQUITY AND DEBT MARKETS. The merger would provide greater access to the public equity and debt markets and could increase New SDSDC's ability to raise capital at reasonable rates.

          - BEST ALTERNATIVE PROPOSAL. After reviewing SDSDC's strategic alternatives, which included maintaining the status quo, raising capital through a debt or equity offering, acquiring a competitor, and merging with another company, the SDSDC Board of Directors determined that the merger was the best alternative reasonably available to SDSDC's stockholders to maximize SDSDC stockholder value. The SDSDC Board of Directors believed that, after management's discussions with its financial advisor, no other prospective purchasers were reasonably expected to make a proposal superior to that made by Rollercoaster.

          - TAX-FREE NATURE OF THE MERGER. The merger will be tax-free for federal income tax purposes with respect to the SDSDC stockholders. SDSDC's Board of Directors views this as favorable because no gain or loss would be recognized by a stockholder of SDSDC.

DISADVANTAGES

The SDSDC Board of Directors also considered the following potentially negative factors, which could arise from the merger:

         BENEFITS NOT FULLY REALIZED. The risk that the anticipated benefits from the merger may not be fully realized.

         DECREASE IN MARKET PRICE. The possibility that the market price of Rollercoaster's common stock, and thus the consideration to be paid to the SDSDC stockholders, may decrease in value prior to the time the merger becomes effective.

         COSTS OF THE MERGER. The significant costs involved in connection with the consummation of the merger.

         MANAGEMENT TIME AND EFFORT. The substantial management time and effort required to effectuate the merger.

RECOMMENDATIONS

The SDSDC Board of Directors believes that the proposed merger is fair and in the best interest of SDSDC and its shareholders. Accordingly, the SDSDC Board of Directors has unanimously approved the merger, and unanimously recommends that the shareholders of SDSDC vote FOR the merger.

In the event that the merger is not consummated for any reason, SDSDC will continue to pursue its business objectives of continuing to operate a professional soccer team and to expand the services and products it provides to the public, explore possible debt or equity financing, and pursuing discussions with other potential merger partners. Due to the considerable cost that would have been involved in obtaining a fairness opinion, SDSDC did not receive the opinion of a financial advisor regarding the fairness of the consideration to be issued in the merger to the SDSDC shareholders from a financial point of view.

INTERESTED PARTIES IN THE MERGER

SHOGUN FEE AND RIGHT OF FIRST REFUSAL. The terms of the merger agreement provide for the payment of a consulting fee to Shogun Investment Group, Ltd. of $200,000. $50,000 is payable within thirty days of the completion of the merger and the remainder is payable in five equal monthly installments of $30,000 each with 6% interest on the outstanding balance due and payable by the 7th day of each month beginning on the month following the completion of the merger. To date, SDSDC has paid $ 95,000 to Shogun in connection with the merger.

Each of the Rollercoaster Board of Directors and the SDSDC Board of Directors was aware of these benefits and considered them, among other things, in making their respective decisions.

OWNERSHIP OF NEW SDSDC COMMON STOCK. As of September 26, 2000 (the Rollercoaster record date), 2,475,870 shares of Rollercoaster common stock were outstanding and held by approximately 49 record holders. As of September 26, 2000 (the SDSDC record date), 7,212,775 shares of SDSDC common stock were outstanding and held by approximately 866 record holders. Immediately after the merger, 9,688,645 shares of New SDSDC common stock will be outstanding.

EFFECTIVE TIME OF THE MERGER

If the merger is approved by the vote of the SDSDC stockholders and the Rollercoaster shareholders, and the other conditions to the merger are satisfied or waived, the merger will become effective immediately following:

         - the acceptance for recording of the Articles of Merger by the Nevada Secretary of State, or

         - at a different time established in the Articles of Merger, not to exceed 30 days after the Articles of Merger are accepted for recording by the California Secretary of State.

It is presently anticipated that such filing and acceptance will be made with the California Secretary of State on or about November 2000, and that the merger effective time will occur on that date unless a different date is specified in the Articles of Merger, as discussed above. There is no assurance as to whether or when the Merger will occur. See "Conditions to the Mergers" on page 12.

MANNER AND BASIS OF CONVERTING SDSDC COMMON STOCK

At the merger effective time, each certificate representing shares of outstanding Rollercoaster common stock, will, without any shareholder action, represent the same number of New SDSDC common stock.

At the merger effective time, each share of SDSDC common stock outstanding immediately prior to the effective time will be converted into the right to receive one New SDSDC common stock. As of the merger effective time, no SDSDC common shares shall be outstanding, and all SDSDC common shares shall automatically be canceled and retired and all rights with respect to those shares shall cease, except the right to receive, upon surrender of their SDSDC common share certificate, certificates representing the New SDSDC common shares to be delivered under the Articles of Merger.

The issuance, terms and conditions of the New SDSDC common shares, is governed by the Rollercoaster Articles of Incorporation and Bylaws. For a detailed description of certain provisions of the New SDSDC Articles and Bylaws, see "Comparison of Rights of Shareholders" on page 18.

Rollercoaster's current transfer agent, Holladay Stock Transfer, shall act as transfer agent for the transfer of New SDSDC shares upon surrender of certificates representing issued and outstanding SDSDC common shares. As soon as reasonably practicable after the merger effective time, the transfer agent will mail, to each SDSDC shareholder of record whose shares are to be exchanged into the right to receive New SDSDC shares, a letter of transmittal with instructions for surrendering the SDSDC share certificates for the New SDSDC shares. Upon surrender of a certificate for cancellation to the transfer agent, together with such other documents as may reasonably be required by the transfer agent, the SDSDC shareholder shall be entitled to receive the New SDSDC shares.

CONDUCT OF BUSINESS PENDING THE MERGER

Rollercoaster has agreed that, prior to the merger effective time, it will conduct its business in the ordinary course.

TERMINATION OF THE MERGER AGREEMENT

The merger agreement may be terminated at any time prior to the closing of the merger for certain reasons, including:

-  failure to obtain required approvals; or,

- failure to obtain the approval of either the Rollercoaster stockholders or the SDSDC shareholders.

GOVERNMENTAL AND REGULATORY APPROVALS

Rollercoaster and SDSDC cannot complete the merger unless they file a certificate of merger with the Secretary of State of the states of California and Nevada and comply with applicable federal and state securities laws. Rollercoaster and SDSDC cannot be certain when or if they will be able to obtain them. Rollercoaster and SDSDC believe that the merger may be consummated without notification being given or information furnished to the Federal Trade Commission or the Antitrust Division of the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and that no waiting period requirements under that Act are applicable to the merger. However, at any time before or after the merger effective time, either the Antitrust Division or the Federal Trade Commission could take such action under the antitrust laws as it deems necessary or desirable in the public interest, or certain other persons could take action under the antitrust laws, including seeking to legally stop the merger. Rollercoaster and SDSDC believe that consummation of the merger would not violate any antitrust laws. However, there is no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, what the result will be.

ACCOUNTING TREATMENT

The merger of SDSDC with and into Rollercoaster will be accounted for utilizing the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16. Pursuant to terms of the Merger Agreement, if the merger is consummated, SDSDC shareholders would own approximately 74% of the merged entity and Rollercoaster shareholders would own approximately 26%. Inasmuch as the former SDSDC shareholders would own a majority of Rollercoaster stock after the merger, SDSDC is considered to be the acquiring company for purposes of purchase accounting, and the predecessor entity to New SDSDC for purposes of financial reporting. Although the merger is structured as an acquisition of SDSDC by Rollercoaster, this "reverse-merger" is accounted for as an acquisition of Rollercoaster by SDSDC. Accordingly, in applying purchase accounting, the recorded book values of Rollercoaster assets and liabilities are adjusted to fair values, and the recorded SDSDC book values are not adjusted and the former SDSDC stockholders' interests carryover. Subsequent to the merger, Rollercoaster's historical financial statements will be those of SDSDC.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of the material United States federal income tax consequences of the Merger. There is no assurance that the IRS will agree with the following discussion and positions, or that the IRS will not seek to challenge such positions.

The companies believe that:

         -  the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code, and Rollercoaster and SDSDC will each be a party to such reorganization within the meaning of Section 368(b) of the code;

         - no gain or loss will be recognized by Rollercoaster as a result of the Merger; and,

         - no gain or loss will be recognized by the SDSDC common shareholders upon the exchange of the SDSDC common shares solely for New SDSDC common shares.

OTHER TAX CONSIDERATIONS

New SDSDC and its shareholders may be subject to state or local taxation in various jurisdictions, including those in which they transact business or reside. The state and local tax treatment of New SDSDC and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws on the conversion of SDSDC shares into New SDSDC's shares.

        COMPARISON OF RIGHTS OF HOLDERS OF ROLLERCOASTER COMMON STOCK AND
                               SDSDC COMMON STOCK

The following discussion summarizes certain significant differences between the rights of shareholders under California law, the Articles of Incorporation of SDSDC and the Bylaws of SDSDC and Nevada law, the Articles of Incorporation of Rollercoaster and the Bylaws of Rollercoaster.

Upon the effective time of the merger, Rollercoaster's Articles, Bylaws and Nevada law will govern New SDSDC.

VOTING RIGHTS

Under California law, the SDSDC Articles and the SDSDC Bylaws provide that if an action, other than the election of directors, is to be taken by a vote of the shareholders, it may be authorized by a majority vote of the shareholders. Shareholders may also take an action by written consent by a majority vote. California law and the bylaws of SDSDC permit cumulative voting for directors. Rollercoaster actions including the election of directors may be approved by a majority vote by the shareholders. Rollercoaster actions may be taken by written consent by a majority vote. Neither Nevada law nor Rollercoaster's bylaws provide for cumulative voting unless stated in the bylaws.

BOARD OF DIRECTORS

NUMBER. The SDSDC Bylaws provide that the number of directors of SDSDC will not be less than one or more than five. The Rollercoaster Bylaws provides that the number of directors shall be between one and fifteen as determined by the board of directors. The current number of Rollercoaster board members is five.

REMOVAL. The SDSDC Bylaws provide that any director may be removed at any time, at a special meeting, upon the vote of the holders of a majority of the voting power of SDSDC, provided, however, that a director shall not be removed if votes cast against removal wold be sufficient to elect such director if voted cumulatively at an election of directors at which the same total number of votes were voted. The Rollercoaster Bylaws permit removal of a director, at a special meeting called for that purpose, upon the vote of a two-thirds of the voting power of all shares of capital stock.

VACANCIES. Both the SDSDC and Rollercoaster Bylaws permit vacancies to be filled by the majority vote of the board of directors.

SHAREHOLDERS' INSPECTION RIGHTS

The SDSDC Bylaws permit any shareholder to inspect the share register, any bylaws, and the books of account and financial records of SDSDC. The Rollercoaster Bylaws are silent as to shareholder inspection rights. Nonetheless, the Rollercoaster shareholder list is available for inspection at the office of Rollercoaster prior to any meeting.

MERGERS, CONSOLIDATIONS, DISSOLUTIONS AND SALE OF SUBSTANTIALLY ALL ASSETS

Both Nevada law and California law provides that a majority of Rollercoaster's equity stock entitled to vote may approve any action to merger or consolidate with or into any other corporation.

DISSENTERS' APPRAISAL RIGHTS

Nevada law does not provide appraisal rights for dissenting shares when the exchange will result in the corporation being the surviving corporation, but does provide appraisal rights if the total number of stock authorized will change because of the exchange. California law provides for appraisal rights to dissenting shareholders.

AMENDMENT TO ARTICLES AND BYLAWS

New SDSDC Articles reserve the right of the corporation to amend, alter, or repeal the Articles. Nonetheless an amendment of the Articles requires the approval of the board of directors and a majority vote of Shareholders. SDSDC Bylaws may be amended, altered or changed by a vote of the board of directors, or of the shareholders.

VOTING RIGHTS

Except as otherwise provided by Nevada law, the new SDSDC Articles and Bylaws provide shareholder actions may be taken by majority approval. Actions may be taken by majority written consent.

SPECIAL MEETINGS

New SDSDC Bylaws provide that special meetings of stockholders may be called only by the board of directors, the President, the Secretary, or shareholders holding at least majority of all of the outstanding shares of New SDSDC entitled to vote. The President or Secretary of New SDSDC gives notice of a special meeting.

BOARDS OF DIRECTORS

NUMBER. New SDSDC Bylaws provide that the number of directors is between one and fifteen as determined by the board of directors. The current number of directors is five.

REMOVAL. New SDSDC Bylaws permit removal of a director, at a special meeting called for that purpose, by a majority vote of all shares of capital stock.

VACANCIES. Vacancies may be filled by the majority vote of the board of directors.

MERGERS, CONSOLIDATIONS, DISSOLUTION AND SALE OF SUBSTANTIALLY ALL ASSETS

Nevada law requires the affirmative vote of majority of all the votes entitled to be cast on the matter to effectuate a merger, consolidation, dissolution or sale of substantially all the assets of New SDSDC.

DISSENTERS' APPRAISAL  RIGHTS

Normally, Nevada law does not provide appraisal rights for shares wherein the exchange will result in the Corporation being the surviving corporation. However, dissenters' rights are granted under certain circumstances when the number of authorized shares will be increased after the merger.

ADVANCE NOTICE PROVISION FOR SHAREHOLDER NOMINATION AND SHAREHOLDER PROPOSALS

New SDSDC Bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of shareholders of New SDSDC.

This procedure provides that only persons who are nominated by, or at the direction of, the New SDSDC Board of Directors, or by a shareholder who has given timely written notice containing specified information to the Secretary of New SDSDC prior to the meeting at which directors are to be elected, will be eligible for election as directors of New SDSDC. At an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the New SDSDC Board of Directors or by a shareholder who has given timely written notice to the Secretary of New SDSDC of such shareholder's intention to bring such business before the meeting.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

Nevada law provides a safe harbor for certain transactions between a corporation and one or more of its directors or officers. Such a transaction with a conflicting interest may not be set aside, enjoined or give rise to damages in a proceeding by a shareholder or the corporation if the person interested in the transaction establishes any of the following:

         - the transaction is fair to the corporation at the time it was entered into;

         - the material facts of the transaction and the directors or officers' interests were disclosed or known to the board, a committee of the board, or the independent director or directors, and the board, committee or independent director or directors authorize, approve or ratify the transaction; or

         - the material facts of the transaction and the directors or officers' interests were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction.

For purposes of this provision, a transaction is authorized, approved or ratified if it receives the affirmative vote of the majority of the directors on the board who had no interest in the transaction, or all independent directors who had no interest in the transaction, or the majority Shareholder approval.

The New SDSDC Articles provide that the Rollercoaster Board of Directors has authority to cause New SDSDC to enter into an agreement or transaction with officers and directors or affiliates of New SDSDC.

                      DESCRIPTION OF NEW SDSDC COMMON STOCK

THE FOLLOWING IS A SUMMARY OF THE TERMS OF THE NEW SDSDC COMMON SHARES. IT IS NOT A COMPLETE NARRATIVE OF ALL THE RIGHTS ASSOCIATED WITH THESE SHARES. YOU ARE ENCOURAGED TO READ THE ROLLERCOASTER ARTICLES AND BYLAWS, WHICH ARE FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS DOCUMENT IS A PART.

Rollercoaster is incorporated in the State of Nevada. Rights of stockholders are governed by Nevada laws and by the Rollercoaster Articles and Rollercoaster Bylaws.

The transfer agent for Rollercoaster is Holladay Stock Transfer.

Upon the Merger Effective Time, the total number of shares of all classes of stock that New SDSDC shall have authority to issue is 100,000,000 common shares, and 50,000,000 shares of preferred stock. In order to accommodate the percentage ownership of current Rollercoaster shareholders and former SDSDC shareholders in the New SDSDC, Rollercoaster shareholders approved an increase in the number of authorized common stock of New SDSDC from 25,000,000 to 100,000,000.

PREFERRED STOCK

The New SDSDC Board of Directors has the authority to issue shares of preferred stock in one or more series and to fix the stock's rights, preferences, privileges and restrictions without shareholder consent. The New SDSDC Board of Directors could authorize the issuance of New SDSDC preferred shares with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of New SDSDC common shares might believe to be in their interests or in which holders of some, or a majority, of New SDSDC common shares might receive a premium for their shares over the then market price of such shares. Currently New SDSDC has no plans to issue any New SDSDC preferred shares.

NEW SDSDC COMMON SHARES

As of the Effective Date of the Merger, assuming all SDSDC's shareholders exchange their shares 9,688,645 shares of common stock, 82,120 warrants to purchase common stock, and 1,275,300 options to purchase Common Stock will be outstanding. Holders of Common Stock are entitled to one vote per share. At all elections of directors, stockholders with voting power are entitled to as many votes as the number of shares held. Holders of Common Stock are entitled to their pro rata share of any dividends declared by the Board of Directors. In the event of liquidation, dissolution or winding up of New SDSDC, holders of Common Stock are entitled their pro rata share of all assets remaining after payment of liabilities. Common Stockholders have no right to convert their stock into any other securities. The Common Stock has no cumulative, preemptive or other subscription rights. There are no redemption or sinking funds provision applicable to the Common Stock.

WARRANTS

SDSDC issued, as part of a private placement, warrants to purchase 183,320 shares of common stock at the price of $1.25 per share. 75,400 of these warrants were exercised in 1998 and 13,000 were exercised in 1999. There are 82,120 warrants remaining. These warrants expire between October 2001 and June 2003.

OPTIONS

As of June 30, 2000, there were 1,275,300 options outstanding. None of these options have been exercised. All options are exercisable over the next 60 days.

CONVERTIBLE NOTES AND DEBENTURES

SDSDC issued convertible debentures in 1999, pursuant to two series of promissory notes. A total of $733,950 was sold under the Series 99-1 Promissory Note. A total of $122,900 was sold under the Series 99-2 Promissory Note. The notes bear an 8% annual interest and are convertible into common stock at one share per dollar at the option of the holder. As of December 31, 1999, $404,850 has been converted into 404,850 shares of common stock at one share per dollar. During 2000, the noteholders converted an additional

$190,600. At June 30, 2000, the Company had convertible promissory notes outstanding which were convertible into 238,400 shares of common stock.

SDSDC entered into a separate Credit Line Loan arrangement with Ken Smith, one of its existing shareholders, effective June 1, 2000. The arrangement provides for a line of credit of up to $125,000 for approved expenditures. The advances bear interest at 10% per annum and the unpaid principal and interest is due on December 31, 2000. The balance outstanding at June 30, 2000 and December 31, 1999 was $100,542 and $-0-, respectively.

During 1999, certain officers of SDSDC formed another company to acquire and operate a Las Vegas soccer franchise. SDSDC received loans from that company which have accrued interest at 10%. The loans are due on demand. Additional advances have been received from other related parties through June 30, 2000. These amounts are non-interest bearing and due on demand.

RESALE RESTRICTIONS

The issuance of New SDSDC common shares to the current SDSDC shareholders, upon consummation of the Merger, will be registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of SDSDC or Rollercoaster as that term is defined in the rules and regulations of the Securities Act. "Affiliates" are generally defined as persons who control, are controlled by or are under common control with an issuer. This Document does not cover any resales of New SDSDC common shares received by affiliates of SDSDC.

                       HISTORICAL AND UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

We are providing the following financial information to aid you in your analysis of the financial aspects of the Merger. The following Rollercoaster data, insofar as it relates to each of the years 1999, 1998, 1997 and 1996, has been derived from financial statements audited by Kurt D. Saliger, C.P.A., which appear elsewhere in this document. The data for the six months ended June 30, 2000 and 1999 has been derived from unaudited financial statements also appearing herein and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the unaudited interim periods. The following SDSDC data, insofar as it relates to the year ended December 31, 1999, and December 31, 1998, has been derived from financial statements audited by Logan Throop & Co., LLP, and appear elsewhere in this document. The data for the six months ended June 30, 2000 have been derived from unaudited but reviewed financial statements and have been derived from financial statements reviewed by HJ & Associates, LLP, the date for the six months ended June 30, 1999 has been derived from unaudited financial statements also appearing herein and which, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the unaudited interim periods. The information is only a summary and you should read it in conjunction with our historical financial statements (and related notes) attached to this document and as filed with the SEC. You should be aware that results for interim periods cannot be used to project the results of any other interim period or for the year as a whole. See "Important Information" on page 1 and "Incorporation of Certain Documents by Reference" on page 3.

                     SDSDC -- SUMMARY HISTORICAL FINANCIAL INFORMATION

                                       BALANCE SHEET
                                        (Unaudited)

                                           ASSETS


                                         June 30,         December 31,       December 31,
                                          2000                1999               1998
                                        ---------         ------------       ------------
CURRENT ASSETS

   Cash and cash equivalents            $  51,329         $     50,253       $        298
   Employee advances                        2,525                    -                100
                                        ---------         ------------       ------------

     Total Current Assets                  53,854               50,253             22,725
                                        ---------         ------------       ------------

PROPERTY AND EQUIPMENT                     25,639               18,119              9,695
                                        ---------         ------------       ------------
(Net) (Notes 1 and 2)
OTHER ASSETS
   Receivable from shareholder              5,000                    -                  -
   Deposits                                 1,350                1,350                  -
   Soccer franchises, net (Note 3)        163,200              166,800            143,000
                                        ---------         ------------       ------------
     Total Other Assets                   169,550              186,269            152,695
                                        ---------         ------------       ------------
TOTAL ASSETS                            $ 249,043         $    236,522       $    175,818
                                        =========         ============       ============


                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                             June 30,        December 31,
                                                              2000               1999
                                                          ------------       ------------
                                                          (Unaudited)
CURRENT LIABILITIES
   Accounts payable                                       $    286,191       $    102,005
   Accrued expenses                                            263,283            255,247
   Bank overdraft                                                    -              1,065
   Loans from related parties                                   16,702              2,273
   Deferred revenue                                             21,715             32,490
   Credit lines payable (Note 4)                               610,119                  -
   Convertible promissory notes (Note 6)                       238,400            329,100
   Notes payable (Note 5)                                       25,390             15,646
                                                          ------------       ------------

     Total Current Liabilities                               1,461,800            737,826
                                                          ------------       ------------
     Total Liabilities                                       1,461,800            737,826
                                                          ------------       ------------

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock: 20,000,000 shares authorized of no
    par value, 6,814,969 and 5,284,369 shares issued
    and outstanding, respectively                            3,005,898          2,000,298
   Common stock subscribed                                      12,000             12,000
   Additional paid-in capital                                1,071,523            941,363
   Stock subscriptions receivable                               (1,000)           (48,000)
   Accumulated deficit                                      (5,301,178)        (3,406,965)
                                                          ------------       ------------
     Total Stockholders' Equity (Deficit)                   (1,212,757)          (501,304)
                                                          ------------       ------------

     TOTAL LIABILITIES AND STOCKHOLDERS'
       EQUITY (DEFICIT)                                   $    249,043       $    236,522
                                                          ============       ============

                                 STATEMENT OF CASH FLOW

                                                              For the                          For the
                                                         Three Months Ended               Six Months Ended
                                                              June 30,                         June 30,
                                                      -----------------------         -------------------------
                                                         2000         1999                2000          1999
                                                      ---------     ---------         -----------    ----------
REVENUES
   Ticket sales                                       $  40,439     $  19,170         $    40,439    $   19,170
   Corporate sponsorships                                32,995       177,629              32,995       177,629
   Other revenue                                          7,331         1,902               9,218         2,561
                                                      ---------     ---------         -----------    ----------

     Total Revenues                                      80,765       198,701              82,652       199,360
                                                      ---------     ---------         -----------    ----------

EXPENSES
   General and administrative                           419,551       347,416             809,062       461,048
   Game and player expenses                             132,886       160,449             188,418       215,347
   Advertising and promotion                             71,865       205,489             179,174       335,904
   Depreciation and amortization                          3,998         2,686               7,150         5,372
                                                      ---------     ---------         -----------    ----------
     Total Expenses                                     628,300       716,040           1,183,804     1,017,671
                                                      ---------     ---------         -----------    ----------
     Loss From Operations                              (547,535)     (517,339)         (1,101,152)     (818,311)
                                                      ---------     ---------         -----------    ----------

OTHER INCOME (EXPENSE)
   Gain (loss) on trading securities                          -         1,392                  --        26,343
   Interest income                                          280           378                 555           707
   Loan underwriting fee                               (250,000)            -            (750,000)            -
   Interest expense                                     (39,128)       (1,947)            (43,616)       (3,211)
                                                      ---------     ---------         -----------    ----------
     Total Other Income (Expense)                      (288,848)         (177)           (793,061)       23,839
                                                      ---------     ---------         -----------    ----------

NET LOSS                                              $(836,383)    $(517,516)        $(1,894,213)   $ (794,472)
                                                      =========     =========         ===========    ==========

BASIC LOSS PER SHARE                                  $   (0.13)    $   (0.11)        $     (0.31)   $    (0.17)
                                                      =========     =========         ===========    ==========

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                               (836,383)     (517,516)         (1,894,213)     (794,472)
   Adjustments to reconcile net loss to net
     cash (used) by operating activities:
     Depreciation and amortization                        3,998         2,686               7,150         5,372
     (Gain) loss on trading securities                        -        (1,392)                  -       (26,343)
     Stock issued for loan underwriting fee             250,000             -             750,000             -
     Stock issued for services                                -       206,908              11,000       350,108
     Stock options issued for services                   47,860        22,868             131,160        22,868
   Changes in operating assets and liabilities:
     (Increase) decrease in employee advances               600        (2,908)             (2,525)       (2,908)
     (Increase) decrease in receivable
        from shareholder                                      -             -              (5,000)            -
     Increase (decrease) in accounts
          payable                                        74,202       (22,389)            184,186       (16,309)
     Increase (decrease) in deferred
          revenue                                       (21,714)      (30,151)            (10,775)      (18,066)
     Increase (decrease) in
           accrued expenses                              15,480       150,295               6,972        41,063
     Increase (decrease) in bank overdraft                    -            43                   -        (7,828)
                                                      ---------     ---------         -----------    ----------

Net Cash (Used) by Operating Activities                (465,957)     (191,556)           (822,045)     (446,515)
                                                      ---------     ---------         -----------    ----------

                                              STATEMENT OF OPERATIONS
                                                    (CONTINUED)

                                                                  For the                           For the
                                                             Three Months Ended                Six Months Ended
                                                                  June 30,                          June 30,
                                                           -----------------------          -----------------------
                                                              2000         1999                2000         1999
                                                           ---------     ---------          ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES

   Proceeds from sale of trading securities                       --            --                           79,431
   Purchase of fixed assets                                     (986)      (12,001)           (11,071)      (12,001)
                                                           ---------     ---------          ---------     ---------
       Net Cash (Used) by Investing Activities                  (986)      (12,001)           (11,071)       67,430
                                                           ---------     ---------          ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Common stock issued for cash                                   --        48,800            101,000       305,800
   Capital distributions                                      (1,000)           --             (1,000)           --
   Principle payments on convertible notes payable           (23,000)           --            (27,500)      (10,440)
   Cash received from notes payable                           14,244            --             14,244            --
   Convertible promissory notes proceeds                      74,000       151,075            122,900       151,075
   Line of credit proceeds                                   368,359            --            610,119            --
   Due to related companies                                   14,429          (452)            14,429          (452)
                                                           ---------     ---------          ---------     ---------
       Net Cash Provided by Financing Activities             447,032       199,423            834,192       445,983
                                                           ---------     ---------          ---------     ---------

NET INCREASE (DECREASE) IN CASH                              (19,911)       (4,134)             1,076        66,898
CASH AT BEGINNING OF PERIOD                                   71,240        71,330             50,253           298
                                                           ---------     ---------          ---------     ---------
CASH AT END OF PERIOD                                      $  51,329     $  67,196          $  51,329     $  67,196
                                                           =========     =========          =========     =========


SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:
   Interest                                                $  38,274     $      --          $  38,274     $      --
   Income taxes
NON-CASH FINANCING ACTIVITIES
   Common stock issued for convertible promissory
     notes                                                 $   5,600     $ 190,600          $      --     $      --

   Common stock issued in exchange for equipment                                                          $  12,000

   Common stock issued for trading securities              $      --     $      --          $      --     $  31,755

                       UNAUDITED PRO FORMA FINANCIAL DATA

         The following presents summary unaudited pro forma consolidated financial information, which gives effect to the merger on the basis as described in the "Historical and Pro Forma Financial Data" section included elsewhere in this document. This summary pro forma financial information should be read in conjunction with such Historical and Pro Forma Financial Data, the financial statements and Management's Discussion and Analysis of Operations and Financial Condition of SDSDC starting on page 43. Pro forma information is presented based upon historical information and, accordingly, is not necessarily indicative of future financial positions or results of operations.

         The merger will be accounted for utilizing the purchase method of accounting. Pursuant to terms of the merger agreement, SDSDC stockholders would own approximately 74% of the merger entity, and accordingly, SDSDC is considered to be the acquiring company for purposes of purchase accounting.

         The accompanying summary unaudited consolidated balance sheet is presented as of December 31, 1999, and gives effect to the merger as if it had occurred on that date. The accompanying unaudited consolidated statements of operations are presented for the fiscal year ended December 31, 1999 and the six months ended June 30, 2000, and gives effect to the merger as if it had occurred at the beginning of the respective periods.

                        SAN DIEGO SOCCER DEVELOPMENT CORPORATION AND SUBSIDIARY
                                  Consolidated Proforma Balance Sheet
                                         December 31, 1999
                                            (Unaudited)

                                              ASSETS

                                              San Diego                   Proforma
                                                Soccer       Roller      Adjustments
                                             Development    Coaster,       Increase        Proforma
                                             Corporation      Inc.        (Decrease)     Consolidated
                                             -----------    --------     -----------     ------------
CURRENT ASSETS

   Cash and cash equivalents                 $   50,253     $     -        $     -        $  50,253
                                             -----------    -------        -------        ---------

     Total Current Assets                        50,253           -              -           50,253
                                             -----------    -------        -------        ---------

FIXED ASSETS

   Computers and software                        17,716           -              -           17,716
   Soccer equipment                               6,000           -              -            6,000
   Accumulated depreciation                      (5,597)          -              -           (5,597)
                                             -----------    -------        -------        ---------

     Total Fixed Assets                          18,119           -              -           18,119
                                             -----------    -------        -------        ---------

OTHER ASSETS

   Soccer franchises, net                       166,800           -              -          166,800
   Deposits                                       1,350           -              -            1,350
                                             -----------    -------        -------        ---------

     Total Other Assets                         168,150           -              -          168,150
                                             -----------    -------        -------        ---------

     TOTAL ASSETS                            $  236,522     $     -        $     -        $ 236,522
                                             ==========     =======        =======        =========


                            SAN DIEGO SOCCER DEVELOPMENT CORPORATION AND SUBSIDIARY
                                Consolidated Proforma Balance Sheet (Continued)
                                              December 31, 1999
                                                 (Unaudited)

                                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                              San Diego                   Proforma
                                                Soccer       Roller      Adjustments
                                             Development    Coaster,       Increase        Proforma
                                             Corporation      Inc.        (Decrease)     Consolidated
                                             -----------    --------     -----------     ------------
CURRENT LIABILITIES

   Accounts payable                          $   103,070     $     -     $         -     $    103,070
   Accrued expenses                              255,247           -               -          255,247
   Loans from related parties                      2,273           -               -            2,273
   Deferred revenue                               32,490           -               -           32,490
   Convertible promissory notes                  329,100           -               -          329,100
   Notes payable                                  15,646           -               -           15,646
                                             -----------    --------     -----------     ------------

     Total Current Liabilities                   737,826           -               -          737,826
                                             -----------    --------     -----------     ------------


STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock: 50,000,000
    shares authorized of $0.001
    par value, 9,314,969 shares
    issued and outstanding                     2,000,298       2,500      (1,993,483)           9,315
   Additional paid in capital                    941,363           -       1,954,983        2,896,346
   Common stock subscribed                        12,000           -         (12,000)              -
   Stock subscription receivable                 (48,000)          -          48,000               -
   Accumulated deficit                        (3,406,965)     (2,500)          2,500      (3,406,965)
                                             -----------    --------     -----------     ------------

     Total Stockholders' Equity
       (Deficit)                                (501,304)          -               -        (501,304)
                                             -----------    --------     -----------     ------------

     TOTAL LIABILITIES AND
       STOCKHOLDERS'
       EQUITY (DEFICIT)                      $   236,522     $     -     $         -     $   236,522
                                             ===========    ========     ===========     ============

                        SAN DIEGO SOCCER DEVELOPMENT CORPORATION AND SUBSIDIARY
                             Consolidated Proforma Statement of Operations
                                  For the Year Ended December 31, 1999
                                               (Unaudited)


                                                 San Diego                           Proforma
                                                   Soccer           Roller          Adjustments
                                                Development        Coaster,          Increase         Proforma
                                                Corporation          Inc.           (Decrease)      Consolidated
                                             ----------------  ---------------   ---------------  ----------------
REVENUES                                     $        252,842  $        -        $        -       $        252,842
                                             ----------------  ---------------   ---------------  ----------------

OPERATING EXPENSES

   Advertising and promotion                          630,097           -                 -                630,097
   Depreciation and amortization                       11,376           -                 -                 11,376
   Game and player expenses                           641,575           -                 -                641,575
   General and administrative                       1,335,419           -                 -              1,335,419
                                             ----------------  ---------------   ---------------  ----------------

     Total Operating Expenses                       2,618,467           -                 -              2,618,467
                                             ----------------  ---------------   ---------------  ----------------
LOSS FROM OPERATIONS                               (2,365,625)          -                 -             (2,365,625)
                                             ----------------  ---------------   ---------------  ----------------

OTHER INCOME (EXPENSE)

   Gain on trading securities                          36,067           -                 -                 36,067
   Loss on abandoned equipment                         (6,400)          -                 -                 (6,400)
   Interest expense                                   (17,870)          -                 -                (17,870)
                                             ----------------  ---------------   ---------------  ----------------

     Total Other Income (Expense)                      11,797           -                 -                 11,797
                                             ----------------  ---------------   ---------------  ----------------

NET LOSS                                     $     (2,353,828) $        -        $        -       $     (2,353,828)
                                             ================  ===============   ===============  ================

                        SAN DIEGO SOCCER DEVELOPMENT CORPORATION AND SUBSIDIARY
                                   Consolidated Proforma Balance Sheet
                                              June 30, 2000
                                               (Unaudited)

                                                     ASSETS


                                                 San Diego                          Proforma
                                                  Soccer           Roller          Adjustments
                                                Development       Coaster,           Increase         Proforma
                                                Corporation         Inc.            (Decrease)      Consolidated
                                             ----------------  ---------------   ---------------  ----------------
CURRENT ASSETS

   Cash and cash equivalents                 $         51,329  $        -        $        -       $         51,529
   Employee advances                                    2,525           -                 -                  2,525
                                             ----------------  ---------------   ---------------  ----------------

     Total Current Assets                              53,854           -                 -                 53,854
                                             ----------------  ---------------   ---------------  ----------------

FIXED ASSETS

   Computers and software                              17,716           -                 -                 17,716
   Soccer equipment                                    15,684           -                 -                 15,684
   Accumulated depreciation                            (7,761)          -                 -                 (7,761)
                                             ----------------  ---------------   ---------------  ----------------

     Total Fixed Assets                                25,639           -                 -                 25,639
                                             ----------------  ---------------   ---------------  ----------------

OTHER ASSETS

   Soccer franchises, net                             163,200           -                 -                163,200
   Receivable from shareholder                          5,000           -                 -                  5,000
   Deposits                                             1,350           -                 -                  1,350
                                             ----------------  ---------------   ---------------  ----------------

     Total Other Assets                               169,550           -                 -                169,550
                                             ----------------  ---------------   ---------------  ----------------

     TOTAL ASSETS                            $        249,043  $        -        $        -       $        249,043
                                             ================  ===============   ===============  ================

                        SAN DIEGO SOCCER DEVELOPMENT CORPORATION AND SUBSIDIARY
                            Consolidated Proforma Balance Sheet (Continued)
                                               June 30, 2000
                                                (Unaudited)

                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


                                                 San Diego                          Proforma
                                                  Soccer            Roller         Adjustments
                                                Development        Coaster,          Increase         Proforma
                                                Corporation          Inc.           (Decrease)      Consolidated
                                             ----------------  ---------------   ---------------  ----------------
CURRENT LIABILITIES

   Accounts payable                          $        286,191  $        -        $        -       $        286,191
   Accrued expenses                                   263,283           -                 -                263,283
   Loans from related parties                          16,702           -                 -                 16,702
   Deferred revenue                                    21,715           -                 -                 21,715
   Convertible promissory notes                       238,400           -                 -                238,400
   Lines of credit                                    610,119           -                 -                610,119
   Notes payable                                       25,390           -                 -                 25,390
                                             ----------------  ---------------   ---------------  ----------------

     Total Current Liabilities                      1,461,800           -                 -              1,461,800
                                             ----------------  ---------------   ---------------  ----------------

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock: 100,000,000
    shares authorized of $0.001
    par value, 9,314,969 shares
    issued and outstanding                          3,005,898            2,500        (2,999,083)            9,315
   Additional paid in capital                       1,071,523           -              3,007,583         4,079,106
   Common stock subscribed                             12,000           -                (12,000)           -
   Stock subscription receivable                       (1,000)          -                  1,000            -
   Accumulated deficit                             (5,301,178)          (2,500)            2,500        (5,301,178)
                                             ----------------  ---------------   ---------------  ----------------

     Total Stockholders' Equity
       (Deficit)                                   (1,212,757)          -                 -             (1,212,757)
                                             ----------------  ---------------   ---------------  ----------------

     TOTAL LIABILITIES AND
       STOCKHOLDERS'
       EQUITY (DEFICIT)                      $        249,043  $        -        $        -       $        249,043
                                             ================  ===============   ===============  ================

                        SAN DIEGO SOCCER DEVELOPMENT CORPORATION AND SUBSIDIARY
                             Consolidated Proforma Statement of Operations
                                For the Six Months Ended June 30, 2000
                                               (Unaudited)


                                                 San Diego                          Proforma
                                                  Soccer           Roller          Adjustments
                                                Development       Coaster,           Increase         Proforma
                                                Corporation         Inc.            (Decrease)      Consolidated
                                             ----------------  ---------------   ---------------  ----------------
REVENUES                                     $         82,652  $        -        $        -       $         82,652
                                             ----------------  ---------------   ---------------  ----------------

OPERATING EXPENSES

   Advertising and promotion                          179,174           -                 -                179,174
   Depreciation and amortization                        7,150           -                 -                  7,150
   Game and player expenses                           188,418           -                 -                188,418
   General and administrative                         809,062           -                 -                809,062
                                             ----------------  ---------------   ---------------  ----------------

     Total Operating Expenses                       1,183,804           -                 -              1,183,804
                                             ----------------  ---------------   ---------------  ----------------

LOSS FROM OPERATIONS                               (1,101,152)          -                 -             (1,101,152)
                                             ----------------  ---------------   ---------------  ----------------

OTHER INCOME (EXPENSE)

   Interest income                                        555           -                 -                    555
   Loan underwriting fees                            (750,000)          -                 -               (750,000)
   Interest expense                                   (43,616)          -                 -                (43,616)
                                             ----------------  ---------------   ---------------  ----------------

     Total Other Income (Expense)                    (793,061)          -                 -               (793,061)
                                             ----------------  ---------------   ---------------  ----------------

NET LOSS                                     $     (1,894,213) $        -        $        -       $     (1,894,213)
                                             ================  ===============   ===============  ================

LEGAL MATTERS

Certain legal matters in connection with the Merger will be passed upon for SDSDC by Horwitz & Beam, Irvine, California.

EXPERTS

The consolidated financial statements as of December 31, 1999, 1998, 1997 and 1996 included in this document have been so included in reliance on the report of Kurt D. Salinger, C.P.A., given on the authority of said firm as experts in accounting and auditing.

The financial statements of SDSDC as of December 31, 1998 and December 31, 1999 have been so included in reliance on the report of Logan Throop & Co., LLP, certified public accountants, given on the authority of said firm as experts in accounting and auditing.

The unaudited financial statement for the period ending June 30, 2000 and the pro forma consolidated financial statements as of December 31, 1999 and June 30, 2000 have been prepared by HJ & Associates, LLP, given on the authority of said firm as experts in accounting and auditing.

OTHER PROPOSALS

Neither SDSDC Board of Directors intend to bring before its special meeting of shareholders any matters other than those set forth in its Notices of Special Meeting, and they have no present knowledge that any other matters will be presented for action at the meeting by others. If any other matters properly come before the SDSDC special meeting, however, it is the intention of the persons named in the enclosed form of SDSDC proxy to vote in accordance with their best judgment.

                            DESCRIPTION OF NEW SDSDC

BUSINESS OF THE COMPANY

SDSDC was formed as a California corporation in 1997 for the purpose of acquiring and operating a professional soccer franchise in the San Diego, California area. In December 1997, the Company entered into a franchise agreement with USL to acquire and operate a USL A-League Franchise, the San Diego Flash. The San Diego Flash has completed two seasons and is currently involved in its third season under SDSDC's management. SDSDC intends to create an entire entertainment and lifestyle package for its fan base.

UNITED STATES PROFESSIONAL SOCCER

Major League Soccer ("MLS") is currently the United State's Division I professional soccer league. Formed in 1996, this league operates franchises in major United States cities. The MLS has twelve teams which play 32 regular season matches. The MLS features a single entity concept, where each team operator owns a financial piece of the league, not an individual team. The concept allows teams to operate autonomously in their markets, with the incentive to see that all clubs are financially successful. In its sixth year, the MLS averages approximately 14,000 fans per match, with a total attendance for 1999 of 2,742,102. It possesses a television contract with ABC, ESPN and Univision to broadcast over 60 matches on national television. Major sponsors include Honda, AT&T, Budweiser, MasterCard, All Sports, Pepsi, BIC, Pro Player, Kellogg's and Snickers. The value of the MLS' sponsorship contracts is more than $100 million.

The USL was founded in 1986. It is the largest system of national soccer leagues in the United States with 134 teams in five leagues. The USL operates a variety of leagues of which the A-League is its premier professional league. It also operates the D-3 Pro League, the Premier Development League, the Super Y (Youth) League, the I-League (indoor soccer) and the W-league (women's professional soccer.) The USL A-League acts as the "Division II" professional league in the United States. The USL and MLS currently have an agreement wherein the USL supplies players to the MLS. When a player is "called up" to the MLS, the USL team is compensated for any lost player, if the player is called up during the season. While there is a symbiotic relationship, there is no common ownership between the USL and the MLS. As it is not directly in competition with the MLS, the USL has been able to capitalize on the marketing efforts and general exposure that the MLS has generated. The USL's total attendance for 1999 was 1,989,126.

SOURCES OF REVENUE

SDSDC currently realizes revenue from the following sources:

         TICKET SALES. In order to build a fan base, SDSDC has provided complimentary tickets to a variety of groups in the San Diego area. Each season, the number of complimentary tickets has been decreased correspondingly increasing the number of paid admissions. SDSDC believes that the San Diego area provides it with a fan base willing to support a professional soccer franchise. San Diego's market has one of the largest soccer playing populations in the United States. The region consists of large ethnic communities such as Hispanic, Asian and European populations who have come from countries where soccer is the major professional sport. Further, the San Diego area has hosted major soccer events including the NASL Soccer Bowl, the MLS All-Star Game, the CONCACAF Gold Cup, and U.S. and Mexican national team matches. These factors as a whole suggest that San Diego is an area with a population willing to support a professional soccer franchise.

         SDSDC ticket sales include season tickets which entitle the bearer to premier seating, a yearbook, discounts and game day notes. The current price of season tickets are $375 for a family (2 adults and 2 youths); $125 for individual adults and $75 for youths, seniors and military personnel.

         SDSDC's current marketing strategies as it relates to the immediate need to increase the fan base is as follows:

- During the off-season, appearances with local soccer leagues and clubs are increased to coincide with the youth leagues to operate between the months of October and December. These appearances provide exposure in addition to creating alliances with club directors, which can lead to large group ticket sales.

- In March of each year SDSDC commences its promotional blitz to enhance team awareness, ticket sales and schedule giveaways. To do this, SDSDC utilizes a number of efforts including booths at Pacific Beach Street Scene manned by the Flash Girls, the team mascot and team representatives.

- During the regular schedule, SDSDC schedules in the area of 20 to 25 games including 15 regular season A-League games, 2 exhibition games, 3 U.S. Open Cup matches and 4 playoff games. Each game has a number of potential events attached to it such as league night, a corporate sponsor for the evening, promotional giveaways, half-time and post-game events. The Flash mascot, Flash Girls, inflatables, interactive games, raffles and fun zones for children increases the total entertainment aspect of the games.

         CONCESSION SALES. Food and non-alcoholic beverages are sold at each game. SDSDC recently ended its relationship with its food concessionaire and has entered into an agreement with a new concessionaire Ranch Catering. Under the terms of this agreement, the food concessionaire realizes 75% of the gross revenue produced by food and beverage sales while SDSDC receives the remaining 25%.

         MERCHANDISE SALES. SDSDC also sells a wide array of San Diego Flash merchandise including T-shirts, embroidered polo shirts and hats, knit caps, balls, lapel pins, yearbooks, media guides, schrunchies, replica jerseys, sweatshirts, key chains, bumper stickers, mugs and other items. SDSDC recently ended its relationship with its merchandise vendor, who was also the former food concessionaire. SDSDC has decided not to enter into a merchandizing agreement with a new vendor and instead has brought this venture in-house. By bringing the operations in-house the company will realize 100% of any profits generated by merchandise sales. SDSDC plans to include licensed merchandise in the future.

         SDSDC contemplates taking advantage of various other potential sources of revenue. These include, but are not limited to the following:

         A VERTICALLY INTEGRATED FARM SYSTEM. By taking an active part in youth soccer camps, SDSDC hopes to develop a vertically integrated club system that moves youth players through a professional development system and eventually onto one of the Company's or other professional teams. SDSDC has begun to move towards this goal by acquiring an interest in the Riverside County Soccer Development Corporation. This entity will operate a D-3 league team in the Riverside area. In order to take full advantage of the vertical integration, SDSDC would need to establish the full range of USL teams, including a Y-League and Premium Development League team. The most talented players developed through this system would be signed to contracts which would become part of the core Player Transfer Fee revenue source.

         SOCCER CAMPS. SDSDC believes that it has a unique coaching philosophy that lends it self to soccer academies and camps for both youths and adults. SDSDC operates soccer camps during the summer and fall season.
As the teams progress, SDSDC's coaching philosophy as implemented in a camp or academy setting could be franchised throughout the country. However, this franchising opportunity has not been explored in great detail by SDSDC, and accordingly there is no guarantee that such opportunity could or will develop.

         MERCHANDISE SALES IN MALLS. Within the next year, SDSDC hopes to sell its merchandise in San Diego area malls. The concept is to sell the merchandise in mall kiosks. SDSDC has not entered into any negotiations or discussions with local malls to sell its merchandise. There is no guarantee that SDSDC will begin to sell its merchandise in malls, or that if it should begin to offer its merchandise for sale, that it will be a profitable enterprise.

         SOCCER STADIUMS. In the long term, SDSDC hopes to build and develop stadiums in both San Diego, for the San Diego Flash, and in Riverside County, for the Riverside County Elite. These stadiums would be soccer specific, styled after the best of the European facilities, and will seat between 10,000 to 13,000 fans. Although these venues would be primarily used by the teams, SDSDC hopes to realize revenues from alternative uses. Such uses would include other sports leagues including minor league pro football, lacrosse, rugby, soccer tournament championships, local high school football and soccer championships and such non-sport uses as concerts. SDSDC has entered into discussions with both the San Diego or Riverside municipalities to build or develop these stadiums. There is no guarantee that such stadiums will be built or that they will be profitable once and if built.

         SPONSORSHIPS. We currently enjoy sponsorship arrangements with over 50 Corporate Partners. These sponsorship arrangements permit the sponsors to display their logos on the company web site and, at the stadium, in exchange for cash or trade. SDSDC hopes to better cross-market with its sponsors within the international, national and local community, as well as at games. Additionally, some of SDSDC's sponsors employ management with broad management skills and techniques. SDSDC would like to take advantage of this relationship to add these individuals to SDSDC's board of directors or an Advisory Board.

         INTERNATIONAL DIVISION. SDSDC is currently negotiating with several overseas groups to develop and market the companies business development strategies in key soccer markets worldwide. SDSDC believes that there are several opportunities that exist overseas with the acquisition of established franchises that can be bought and operated at a profit. SDSDC intends to enter into a joint venture with a company based in Austria called SKM Inc. to further develop the soccer camp/academy division. This partnership will bring the European soccer expertise and strength to the table.

EMPLOYEES

         As of August 31, 2000, SDSDC employed 6 full-time employees and 2 independent consultants. SDSDC has no collective bargaining agreements with its employees. SDSDC believes that its employee relationships are satisfactory. Due to its current level of growth, and anticipating that funding will be available to permit, SDSDC anticipates increasing its number of full-time employees to approximately 8 by the end of 2000.

                      DIRECTORS AND MANAGEMENT OF NEW SDSDC

The New SDSDC Board of Directors will consist of: Steven R. Peacock, Yan K. Skwara, James Upton, Sarkis Kaloustian and Jeffrey Scott. The senior management of New SDSDC will be drawn from the present management of SDSDC.

The following table sets forth the names, positions and, as of October 1, 2000 the ages of the executive officers and directors of New SDSDC.


             Name                        Age          Position
             ----                        ---          --------
             Steven R. Peacock           55           Chairman of the Board of Directors
             Sarkis Kaloustian           32           CEO/COO/Director
             Yan Skwara                  35           Director
             James Upton                 52           Director
             Jeffrey Scott               37           Director

The following is a biographical summary of the experience of the executive officers and directors of New SDSDC.

         SARKIS KALOUSTIAN, 32, CHIEF OPERATING OFFICER AND DIRECTOR. Mr. Kaloustian was elected President, Chief Executive Officer and Chief Operating Officer of the Company in September 2000. Prior to that date, Mr. Kaloustian served as COO of the Company. Mr. Kaloustian is an attorney licensed to practice law in the State of California and has been a legal practitioner in a civil law firm predominantly engaged in business and corporate transaction and litigation matters for the past six years. Prior to practicing law as a civil trial attorney and joining Company's management team, Mr. Kaloustian interned for the United States Attorneys' Office, the District Attorney's Office as well as the San Diego Attorney's Office. He is currently a volunteer and vice-president for the San Diego County Soccer League; a San Diego based Premier amateur adult league. Mr. Kaloustian has also served as a volunteer member for the City of San Diego Recreation Department Sports Council for Mira Mesa from 1995 until present. Mr. Kaloustian has extensive experience in corporate legal and management matters, as well as over twelve years of experience in coordinating and operating soccer clubs and leagues. Mr. Kaloustian has played soccer for over 21 years and has played semi-professional soccer for club teams in both Los Angeles and Glendale, California. He has also been coaching collegiate level players in San Diego for the past seven years.

         STEVEN R. PEACOCK, 55, DIRECTOR, CHAIRMAN OF THE BOARD. Mr. Peacock is President, Director and founder of Peacock Financial Corporation which he has worked for 22 years. He has extensive experience in real estate development, property management and construction. His vision, creative mind, persistence and direction have positioned Peacock Financial Corporation to take advantage of the upturn in the real estate marketplace, but also to increase shareholder value through the creation or acquisition of subsidiaries strategically positioned within their own industries

         YAN K. SKWARA, 35, DIRECTOR. Mr. Skwara is founder, of the Company since its inception; he served as CEO and President of the Company until September 2000. For the past 10 years, Mr. Skwara has been employed as an investment banker. Mr. Skwara is currently employed full-time with Pacific Capital Resources and brings his experience in the investment banking world to the Company. Mr. Skwara has significant experience in management, product support and overall knowledge in the investor relations arena. Mr. Skwara also maintains a significant background in the soccer industry. He is a student of the game and has been actively playing the game for 20 years and began his professional career in soccer at age nineteen where he signed his first professional contract with a club in Germany. Prior to playing overseas, Mr. Skwara studied and played at California State University of Los Angeles. He played in Germany for two years before coming back to the states to finish his career in Los Angeles. After a professional career, Mr. Skwara acquired his North Texas Soccer `D' Coaching License and also was founder and partner of a semi-pro franchise in Dallas, Texas in 1994.

         JAMES UPTON, 52, DIRECTOR. Mr. Upton is the Executive Vice President of Peacock Financial Corporation, a company he has worked for since 1973. Mr. Upton brings 27 years of general business and real estate development experience to this team. Mr. Upton is experienced in closely monitoring every aspect of Peacock's many investments utilizing computer-generated management/administrative systems. Mr. Upton has an extensive background in cost accounting, and has developed an operations audit management system that is effective in insuring revenue streams for Peacock Sports investments and soccer franchises. Mr. Upton provides significant managerial support, and serves on the Board of Directors for various Companies in which Peacock has acquired ownership positions. These companies are Peacock Financial Corporation, Bay Area Soccer Development Corporation, Orange County Soccer Development Corporation, Riverside Soccer Development Corporation

         JEFFREY SCOTT, 37, DIRECTOR. Mr. Scott is the owner of Global Soccer Concepts, Ltd., which is a consulting business he started. He is also is the chairman of the board of the Soccer Council of San Diego. Prior to this, Mr. Scott served for 13 years as the head professional coach for the Pensaquitos Youth Soccer Association. During this time he also served on the club's Board of Directors, first as the Director of Facilities and later as the Director and Co-Founder of the club's annual tournament. Mr. Scott oversaw the construction of several park projects and was responsible for maintenance and scheduling. He also directed the fund raising activities for the Pensaquitos Youth Soccer Association through the development of corporate sponsorship and community relations. Mr. Scott's career as an educator began 12 years ago as an instructional aide in a kindergarten classroom and culminated as a middle school Physical Education instructor and Assistant Athletic Director.

         The Company is presently in the process of interviewing candidates to fill the positions of Corporate Secretary and Chief Financial Officer.

                             EXECUTIVE COMPENSATION

         (a)      SUMMARY OF COMPENSATION

         Set forth below is a summary of the Company's executive compensation for fiscal year 2000. There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the Company in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or its subsidiary.

                           SUMMARY COMPENSATION TABLE


-------------------------------------------------------------------------------------------------------------------------

                        Annual Compensation                          Long Term Compensation
                        -------------------                          ----------------------
                                                                      Awards                    Payouts
                                                                      ------                    -------
                                                         Other                                             All Other
Name                                                     Annual      Restricted                            Compensation
and                                                      Compens     Stock Awards  Options      LTIP
Principal Position      Year     Salary           Bonus  ation                     SARs         Payouts

Sarkis Kaloustian,      2000       $72,000                                         150,000(2)
President, CEO,
Director
Yan Skwara, Director    2000     $84,000(1)                                        150,000(2)
James Upton, Director   2000          0                                                 0
Steve Peacock,          2000          0                                                 0
Director
Steve Scott, Director   2000          0                                                 0
All Officers and        2000      $168,000                                           300,000
Directors as a group
-------------------------------------------------------------------------------------------------------------------------

                            ------------------------------------

(1) Mr. Skwara was President of the Company until September 19, 2000. While Mr. Skwara is no longer an officer of the Company, effective October 1, 2000, the Company compensates Mr. Skwara pursuant to a consulting services arrangement between the Company and Pacific Capital Relations, an entity owned and operated by Mr. Skwara.

(2) On June 1, 2000 the Company granted to Mr. Skwara and to Mr. Kaloustian each 150,000 options to purchase shares of common of the Company at an exercise price of $0.25 per share. All options shall expire three years after the grant date.

         (b)      COMPENSATION OF DIRECTORS

SDSDC's Bylaws permit the Directors of the Company to receive compensation for their services. Mr. Skwara currently receives a salary of $7,000 a month for consulting services rendered to the Company through Pacific Capital Relations,an entity owned and operated by Mr. Skwara. New SDSDC may, by resolution of the Board of Directors, provide a fixed sum and expense for attendance at each regular and special meeting of the Board of Directors.

         (c)      EMPLOYMENT AGREEMENTS

The Company maintains an employment agreement with Sarkis Kaloustian. Mr. Kaloustian' s duties under the agreement include perform all those managerial duties that are necessary for the daily operations of the Company. With the exception of Mr. Kaloustian's employment agreement, the Company does not maintain any other employment agreement. The Company had an employment agreement with Yan Skwara, the former CEO and President of the Company but this agreement was terminated upon Mr. Skwara' resignation from these positions.

                             DESCRIPTION OF PROPERTY

         SDSDC leases approximately 2,304 square feet of office space in San Diego, California. All of the SDSDC operations are conducted from these premises. The lease expires on July 14, 2002 and requires lease payments of approximately $2,764 per month in the first year and $2,880 in the second year. The lease provides for an option to renew the lease for the term of one year.

                                LEGAL PROCEEDINGS

         The Company is not currently subject to any legal proceeding. Further, the Company is not aware of any contemplated action nor proceeding by any governmental authority to which the Company is a participant.

          UNAUDITED HISTORICAL COMBINED CONDENSED FINANCIAL INFORMATION

         We are providing the following financial information to aid you in your analysis of the financial aspects of the Merger. The following Rollercoaster data, insofar as it relates to each of the years 1999, 1998, 1997 and 1996, has been derived from financial statements audited by Kurt D. Salinger, C.P.A., which appear elsewhere in this document. The data for the six months ended June 30, 1999 and June 30, 2000 and has been derived from unaudited financial statements also appearing herein and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the unaudited interim periods. The following SDSDC data, insofar as it relates to the year ended December 31, 1999, and December 31, 1998, has been derived from financial statements audited by Logan Throop & Co., LLP, and appear elsewhere in this document. The data for the six months ended June 30, 2000 have been derived from unaudited financial statements that have been reviewed by HJ & Associates, LLP; and that also appear herein and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the unaudited interim periods. The information should read it in conjunction with other financial statements (and related notes) attached to this document and as filed with the SEC. You should be aware that results for interim periods cannot be used to project the results of any other interim period or for the year as a whole. See "Important Information" on page 1.

                                ROLLERCOASTER-- HISTORICAL FINANCIAL INFORMATION

                                                   BALANCE SHEET

                                        Six Months    Six Months      Year         Year         Year        Year
                                        Ended         Ended           Ending       Ending       Ending      Ending
                                        6/30/00       6/30/99         12/31/99     12/31/98     12/31/97    12/31/96
                                        -------       -------         --------     --------     --------    --------
CURRENT ASSETS                          0             0               0            0            0           0
Cash
TOTAL CURRENT ASSETS                    0             0               0            0            0           0
TOTAL ASSETS                            0             0               0            0            0           0
CURRENT LIABILITIES                     0             0               0            0            0           0
Accounts Payable                        0             0               0            0            0           0
TOTAL CURRENT LIABILITIES               0             0               0            0            0           0
STOCKHOLDER'S EQUITY
Common Stock, $.001 par value           0             0               0            250          250         250
authorized 100,000,000 shares; issued
and outstanding 250,000 shares
2,500,000                               2,500         2,500           2,500
Additional Paid in Cash                 0             0               0            2,250        2,250       2,250
Deficit accumulated during              (2,500)       (2,500)         (2,500)      (2,500)      (2,500)     (2,500)
Development Stage
TOTAL STOCKHOLDER'S EQUITY              0             0               0            0            0           0
TOTAL LIABILITIES AND STOCKHOLDERS      0             0               0            0            0           0
EQUITY


                                              STATEMENT OF OPERATIONS

                                        Six Months    Six Months      Year        Year         Year        Year
                                        Ended         Ended           Ending      Ending       Ending      Ending
                                        6/30/00       6/30/99         12/31/99    12/31/98     12/31/97    12/31/96
                                        -------       -------         --------    --------     --------    --------
INCOME - Revenue                        0             0               0           0            0           0
TOTAL INCOME                            0             0               0           0            0           0
EXPENSES - General & Administrative     0             0               0           0            0           2,500
TOTAL EXPENSES                          0             0               0           0            0           2,500
NET PROFIT                              0             0               0           0            0           (2,500)
NET PROFIT (LOSS)                       0             0               0           0            0           (2,500)
NET PROFIT (LOSS) PER SHARE             0             0               0           0            0           (.010)
AVERAGE NUMBER OF SHARES OF COMMON      2,500,000     2,500,000       2,500,000   250,000      250,000     250,000
STOCK OUTSTANDING


                                              STATEMENT OF CASH FLOWS

                                        Six Months    Six Months      Year        Year         Year        Year
                                        Ended         Ended           Ending      Ending       Ending      Ending
                                        6/30/00       6/30/99         12/31/99    12/31/98     12/31/97    12/31/96
                                        -------       -------         --------    --------     --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES    0             0               0           0            0           (2,500)
Net (Loss)
Accounts Payable                        0             0               0           0            0           (2,500)
Issue Common Stock                      0             0               0           0            0           0
Net increase (decrease) in cash         0             0               0           0            0           0
Cash, beginning of period               0             0               0           0            0           0
Cash, end of period                     0             0               0           0            0           0


                    SDSDC -- HISTORICAL FINANCIAL INFORMATION

                                  BALANCE SHEET
                                   (Unaudited)

                                                         ASSETS
                                          June 30,               December 31,                       December 31,
                                            2000                     1999                               1998
                                            ----                 ------------                       ------------
CURRENT ASSETS

   Cash and cash equivalents        $        51,329           $         50,253                   $            298
   Employee advances                          2,525                      -                                    100
                                    ---------------           ----------------
   Trading Securities                                                                                      22,725
                                                                                                 ----------------
     Total Current Assets                    53,854                     50,253                   $         23,123
                                    ---------------           ----------------                   ----------------

PROPERTY AND EQUIPMENT                       25,639                     18,119                              9,695
                                    ---------------           ----------------                   ----------------
(Net) (Notes 1 and 2)
OTHER ASSETS
   Receivable from shareholder                5,000                      -                                  -
   Deposits                                   1,350                      1,350                              -
   Soccer franchises, net (Note 3)          163,200                    166,800                            143,000
                                    ---------------           ----------------                   ----------------
     Total Other Assets                     169,550                    168,150                            152,695
                                    ---------------           ----------------                   ----------------
TOTAL ASSETS                        $       249,043           $        236,522                            175,818
                                    ===============           ================                   ================



                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                                                                              June 30,            December 31,
                                                                                2000                  1999
                                                                         -----------------     -----------------
                                                                               (Unaudited)
CURRENT LIABILITIES
   Accounts payable                                                      $         286,191     $         102,005
   Accrued expenses                                                                263,283               255,247
   Bank overdraft                                                                      -                   1,065
   Loans from related parties                                                       16,702                 2,273
   Deferred revenue                                                                 21,715                32,490
   Credit lines payable (Note 4)                                                   610,119                   -
   Convertible promissory notes (Note 6)                                           238,400               329,100
   Notes payable (Note 5)                                                           25,390                15,646
                                                                         -----------------     -----------------

     Total Current Liabilities                                                   1,461,800               737,826
                                                                         -----------------     -----------------
     Total Liabilities                                                           1,461,800               737,826
                                                                         -----------------     -----------------

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock: 20,000,000 shares authorized of no
    par value, 6,814,969 and 5,284,369 shares issued
    and outstanding, respectively                                                3,005,898             2,000,298
   Common stock subscribed                                                          12,000                12,000
   Additional paid-in capital                                                    1,071,523               941,363
   Stock subscriptions receivable                                                   (1,000)              (48,000)
   Accumulated deficit                                                          (5,301,178)           (3,406,965)
                                                                         -----------------     -----------------
     Total Stockholders' Equity (Deficit)                                       (1,212,757)             (501,304)
                                                                         -----------------     -----------------

     TOTAL LIABILITIES AND STOCKHOLDERS'
       EQUITY (DEFICIT)                                                  $         249,043     $         236,522
                                                                         =================     =================


                                             STATEMENT OF CASH FLOWS


                                                        For the                                           For the
                                                   Three Months Ended                                 Six Months Ended
                                                        June 30,                                          June 30,
                                             ---------------------------------                  ---------------------------
                                               2000                     1999                       2000             1999
                                             ---------               ---------                  -----------      ----------
REVENUES
   Ticket sales                              $  40,439               $  19,170                  $    40,439      $   19,170
   Corporate sponsorships                       32,995                 177,629                       32,995         177,629
   Other revenue                                 7,331                   1,902                        9,218           2,561
                                             ---------               ---------                  -----------      ----------

     Total Revenues                             80,765                 198,701                       82,652         199,360
                                             ---------               ---------                  -----------      ----------

EXPENSES
   General and administrative                  419,551                 347,416                      809,062         461,048
   Game and player expenses                    132,886                 160,449                      188,418         215,347
   Advertising and promotion                    71,865                 205,489                      179,174         335,904
   Depreciation and amortization                 3,998                   2,686                        7,150           5,372
                                             ---------               ---------                  -----------      ----------
     Total Expenses                            628,300                 716,040                    1,183,804       1,017,671
                                             ---------               ---------                  -----------      ----------
     Loss From Operations                     (547,535)               (517,339)                  (1,101,152)       (818,311)
                                             ---------               ---------                  -----------      ----------

OTHER INCOME (EXPENSE)
   Gain (loss) on trading securities                 -                   1,392                            -          26,343
   Interest income                                 280                     378                          555             707
   Loan underwriting fee                      (250,000)                      -                     (750,000)              -
   Interest expense                            (39,128)                 (1,947)                     (43,616)         (3,211)
                                             ---------               ---------                  -----------      ----------
     Total Other Income (Expense)             (288,848)                   (177)                    (793,061)         23,839
                                             ---------               ---------                  -----------      ----------

NET LOSS                                     $(836,383)              $(517,516)                 $(1,894,213)     $ (794,472)
                                             =========               =========                  ===========      ==========
BASIC LOSS PER SHARE                         $   (0.13)              $   (0.11)                 $     (0.31)     $    (0.17)
                                             =========               =========                  ===========      ==========

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                      (836,383)               (517,516)                  (1,894,213)       (794,472)
Adjustments to reconcile net loss to net
     cash (used) by operating activities:
     Depreciation and amortization               3,998                   2,686                        7,150           5,372
     (Gain) loss on trading securities               -                  (1,392)                           -         (26,343)
     Stock issued for loan underwriting fee    250,000                       -                      750,000               -
     Stock issued for services                       -                 206,908                       11,000         350,108
     Stock options issued for services          47,860                  22,868                      131,160          22,868
   Changes in operating assets and liabilities:
     (Increase) decrease in employee advances      600                  (2,908)                      (2,525)         (2,908)
     (Increase) decrease in receivable
        from shareholder                             -                       -                       (5,000)              -
     Increase (decrease) in accounts
          payable                               74,202                 (22,389)                     184,186         (16,309)
     Increase (decrease) in deferred
          revenue                              (21,714)                (30,151)                     (10,775)        (18,066)
     Increase (decrease) in
           accrued expenses                     15,480                 150,295                        6,972          41,063
     Increase (decrease) in bank overdraft           -                      43                            -          (7,828)
                                             ---------               ---------                  -----------      ----------
Net Cash (Used) by Operating Activities       (465,957)               (191,556)                    (822,045)       (446,515)
                                             ---------               ---------                  -----------      ----------


                                              STATEMENT OF CASH FLOWS
                                                    (CONTINUED)


                                                                For the                                           For the
                                                           Three Months Ended                                 Six Months Ended
                                                                June 30,                                          June 30,
                                                     ---------------------------------                  ---------------------------
                                                       2000                     1999                       2000             1999
                                                     ---------               ---------                  -----------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Proceeds from sale of trading securities                  -                       -                                       79,431
   Purchase of fixed assets                               (986)                (12,001)                     (11,071)        (12,001)
                                                     ---------               ---------                  -----------      ----------
       Net Cash (Used) by Investing Activities            (986)                (12,001)                     (11,071)         67,430
                                                     ---------               ---------                  -----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Common stock issued for cash                              -                  48,800                      101,000         305,800
   Capital distributions                                (1,000)                      -                       (1,000)              -
   Principle payments on convertible notes payable     (23,000)                      -                      (27,500)        (10,440)
   Cash received from notes payable                     14,244                       -                       14,244               -
   Convertible promissory notes proceeds                74,000                 151,075                      122,900         151,075
   Line of credit proceeds                             368,359                       -                      610,119               -
   Due to related companies                             14,429                    (452)                      14,429            (452)
                                                     ---------               ---------                  -----------      ----------
       Net Cash Provided by Financing Activities       447,032                 199,423                      834,192         445,983
                                                     ---------               ---------                  -----------      ----------

NET INCREASE (DECREASE) IN CASH                        (19,911)                 (4,134)                       1,076          66,898
CASH AT BEGINNING OF PERIOD                             71,240                  71,330                       50,253             298
                                                     ---------               ---------                  -----------      ----------
CASH AT END OF PERIOD                                $  51,329               $  67,196                  $    51,329      $   67,196
                                                     =========               =========                  ===========      ==========
SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:
   Interest                                          $  38,274               $       -                  $    38,274      $        -
   Income taxes
NON-CASH FINANCING ACTIVITIES
   Common stock issued for convertible promissory
     notes                                           $   5,600               $       -                  $   190,600      $        -

   Common stock issued in exchange for equipment                                                                         $   12,000

   Common stock issued for trading securities        $       -               $       -                  $         -      $   31,755


    NEW SDSDC MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

The following is management's discussion and analysis of SDSDC's financial condition and results of operations. For detailed information you should read the financials included in this Document. This section contains forward-looking statements that involve risks and uncertainties, such as statements of SDSDC's plans, objectives, expectations and intentions. The cautionary statements made in this Document should be read as being applicable to all related forward-looking statements wherever they appear in this Document. See "Risk Factors" on page 7.

OVERVIEW

SDSDC was incorporated in 1997 for the purpose of acquiring and operating a soccer club in the San Diego, California area. The company has a limited operating history on which to evaluate its prospects. The risks, expense, and difficulties encountered by start up companies must be considered when evaluating SDSDC's prospects.

The operating expenses of SDSDC cannot be predicted with certainty. They will depend on several factors, including the amount of marketing expenses, the acceptance of the company's services in the market, and competition for such services. Management may be able to control the timing of development expenses in part by speeding up or slowing down marketing development and expansion activities.

From its inception in 1997 to date, SDSDC has incurred costs associated with the development of its markets and the operation of the soccer club.

SDSDC financed its expenditures primarily through the sale of its securities. SDSDC's auditors have issued a going concern opinion. While SDSDC believes that it should receive sufficient revenues from its operations and from the private sale of its securities to continue as a going concern for at lease the next fiscal year. There is no guaranty however that operating revenues will increase or that private financing will be available or if available, available on terms beneficial to or acceptable to SDSDC.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1999 AND DECEMBER 31, 1998

The Company operates a top-ranked team in Soccer's A-League (Division II). The Company's gate receipts for 1999 decreased by 28.7 % from 1998. Operating costs of the Company increased by 69% from 1998 to 1999. It is important to mention that the revenues in the 1998 season were not enough to cover expenses and the Company experienced significant losses. This was also true for 1999. The Company is working to build brand recognition of the San Diego Flash in the community. The Company's efforts to build its fan base include direct marketing to the youth soccer market, general advertising, and media relations with all local sports media outlets. Another effort to improve visibility and recognition of the team involves awarding complementary tickets to potential fans that have yet to attend a game. The team plans to reduce the number of complimentary tickets in the coming year, as the visibility and recognition of the brand has increased. The Company sold convertible debt securities in 1999, pursuant to two series of promissory notes. As of December 31, 1999 a total of $719,950 was sold under the Series 99-1 Promissory Note. As of December 31, 1999, $390,850 has been converted into common stock at 1 share per dollar held in the notes. $329,100 in said note remained outstanding. The Series 99-1 Promissory Notes matured on December 31, 1999. A total of $37,900 was sold under the Series 99-2 Promissory Note. These notes are convertible into common stock at 1 share per dollar held in the notes. As of December 31, 1999, none of the Series 99-2 Promissory Notes had been converted. The Company, as part of its regular business and promotion of its San Diego Flash brand name, currently sells branded merchandise at its home games. Through the 1998 season and the 1999 season, the Company's merchandise was produced and sold through a local vendor. This contract has recently been terminated, and the merchandise operation has been brought in-house. The Company believes that this change will allow it to make a greater margin on the sales of its merchandise, as well as allowing greater control of price points, quality, and product mix. The Company plans to expand its merchandise operation to include sales at kiosk-based locations in selected malls in San Diego County. The plan is for these kiosk outlets to sell Flash branded merchandise, as well as general soccer merchandise and equipment. The Company plans to place kiosks in 3 major malls in the greater San Diego area. The Company believes that these kiosks will prove to be revenue-producers, and also feels that they will serve an important marketing function in increasing community awareness of the San Diego Flash. Uncertainties in being able to accomplish this merchandising plan include possible non-availability of space at local malls, potential lack of public acceptance of the products sold, and potential competition from other outlets. The Company's contract with a local food and beverage concessionaire has also been terminated. The

Company plans to contract with a professional caterer to service the food and beverage needs of its fans, and believes that its revenue from food and beverage will increase from this change. The Company has increased its ticket sales distribution effort by hiring a ticket sales contractor, Sportix.net. The contract calls for Sportix.net to provide telemarketing and sales services to the Company in return for a commission on each ticket sold. The Company believes that this contract will increase overall ticket sales.

Seasonality. Since the Company's team plays from April to September each year, the business operations are highly seasonal. With the major sources of revenue for the Company coming from team operations, this seasonality is material.

SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS ENDED JUNE 30, 1999

The Company operates a top-ranked soccer franchise in the Division II A-League of the United Soccer Leagues, Inc. The company's various revenue streams derive from multiple interrelated areas of operation, including ticket sales, sponsorships, merchandise sales, game day concession sales and soccer clinics and camps for youth soccer players.

During the periods of operation noted, the company pursued aggressive ticket sales and marketing operations. The company enhanced its ticket distribution channels by outsourcing its ticket sales operations, by emphasizing television and radio promotions and by focusing sales to local youth soccer clubs. Several youth clubs also cooperated in joint promotional events, which in turn increased pre-game purchase and gate receipts. While promotional ticket giveaways increased to complement the ads running on radio broadcasts, overall complimentary tickets giveaways were reduced. Finally, increased in-house sales complemented the company's enhanced marketing efforts. As a result, revenues from both season ticket sales and per game and gate sales more than doubled from $19,170 to $40,439.

However, this increase was offset by a marked decrease in revenues from corporate sponsorships, as these revenues decreased from $177,629 to $32,995. Revenues from sponsorships came as either cash contributions or goods and services, whereby sponsors provided goods and services that the company would have otherwise purchased for cash. Though the receipt of actual sponsorship revenue decreased, management believes that this is attributable to the fact during the current year sponsors' infusions of money occurred at a different time relative to this reporting period. Other revenues increased from $2,561 to $9,218. Management believes that the increase was attributable to improved marketing and sales efforts for merchandise and concession items.

Operational expenses increased from $1,017,671 to $1,183,804. The company reduced advertising and promotion expenses from $335,904 to $179,174 and game and player expenses from $215,347 to $188,418. The production cost of printing tickets was significantly reduced by virtue of trade sponsorship with various printing companies. However, these reductions were offset by a marked increase in general and administrative expenses, which went from $461,048 to $809,062. Management believes that this increase was primarily due to the growth of the company and to the development and operation of the company's soccer camps and clinics.

While for the six months ended June 30, 1999 the company posted other income in the amount of $23,343, for the comparable period of 2000 the company incurred a loss of $794,472. Management believes that this loss is mostly attributable to debt financing operations that were necessary to sustain the company's growth. In particular, the company spent $750,000 in a loan underwriting fee and accrued $43,616 in interest expense.

As such, the net results from operations for the six months ended on June 30, 2000 was a loss of $1,894,213, which translated into a $0.31 loss per share. Over the same period of 1999, the loss from operations had been $794,472, with a loss per share of $0.17. Management believes that the continued negative result is partially attributable to the fact that the company is still in its development stage. However, management is also aware that a continued loss from operations not only would affect the company's long term prospects but would also diminish the company's present ability to secure favorable financing and may eventually result in a change in control.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

Cash used by operating activities approximate SDSDC's net loss for the respective periods. Since inception, the company has funded its capital requirements by financing activities, substantially through the sale of its equity securities. It is anticipated that the company will require further working capital to fund future operations. It is expected that such funds will be obtained by the sale of additional capital stock of the company, although there can be no assurance that SDSDC will be able to obtain such funds.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On August 4, 2000 SDSDC engaged HJ & Associates, certified public accountants, 50 S. Main, Suite 1450, Salt Lake City, Utah 84114 ("HJ & Associates") as its independent accountants for all accounting purposes related to the Company's business operations and SDSDC's reporting requirements. HJ & Associates replaced Logan Throop & Co., Certified Public Accountants, as the Company's principal accountants as of August 4, 2000 ("Logan Throop") for this purpose. The principal accountants' report on the financial statements of the Company contained no adverse opinion or a disclaimer of opinion, or was qualified nor modified as to audit scope, or accounting principles. The principal accountants' report included an explanatory paragraph describing an uncertainty regarding the Company's ability to continue as a going concern. The engagement of HJ & Associates was approved by the Board of Directors.

During the Company's two most recent fiscal years and any subsequent interim period preceding such registration, declination, or dismissal, there were no disagreements with former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

               INFORMATION ABOUT SHAREHOLDERS VOTING ON THE MERGER

                      THE SDSDC SPECIAL SHAREHOLDER MEETING

TIME, PLACE AND DATE. The SDSDC special shareholders meeting will be held on _______________, 2000 at 10:00 a.m., local time, at the Sea Lodge in La Jolla Shores located at 8110 Camino Del Oro, La Jolla, California, 92037.

PURPOSE OF THE SDSDC SPECIAL MEETING. The SDSDC special meeting has been called to consider and vote on the approval and adoption of the merger agreement.

THE SDSDC BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT THE SDSDC COMMON SHAREHOLDERS VOTE IN FAVOR OF THE MERGER.

The SDSDC Bylaws will not permit any business to be transacted at the SDSDC special meeting except as referred to herein.

RECORD DATE; VOTING RIGHTS; PROXIES. If you are a SDSDC shareholder, you may only vote if you owned your shares on ___________________ (the SDSDC record date). Each SDSDC share is entitled to one (1) vote per share owned. As of the close of business on September 28, 2000, SDSDC had outstanding 7,186,525 Common Shares.

When originally approving the merger, SDSDC sought your approval without the use of a proxy and these proxy materials. However, SDSDC became a reporting company effective December 30, 1999. Accordingly, SDSDC was required to comply with the proxy rules prior to seeking your approval. The proxy statement is intended to provide you with the disclosure required by the proxy rules and once again seek your approval of the merger with Rollercoaster.

To approve the merger SDSDC shareholders holding more than 50% of voting power of the outstanding shares of SDSDC common stock must vote for the merger and for the amendment of SDSDC's Articles of Incorporation. The vote is made by either attending the meeting or sending in a proxy. Your proxy has been delivered to you with this document. Your proxy may be revoked prior to the meeting by giving written notice to SDSDC, by executing and delivering a new proxy with a later date, or by attending the meeting and voting in person. If the proxy form is signed and returned, the shares represented thereby will be voted in accordance with the direction on the form, or in the absence of a direction, they will be voted FOR the merger. The meeting may be adjourned or postponed to solicit additional proxies if a quorum is not present at the meeting or if sufficient proxies voted for the merger has not been received.

The directors and executive officers of SDSDC can cast approximately 32.23% of the votes entitled to be cast at the SDSDC special shareholders meeting. We expect that they will vote all of their shares of SDSDC common stock in favor of the merger.

SOLICITATION OF PROXIES. Solicitation of proxies will be made by preparing and mailing this document and the proxy to you. These materials are expected to be first mailed to shareholders on , 2000. The cost of making this solicitation includes the cost of preparing and mailing these materials. Any expenses incurred to solicit the vote of SDSDC shareholders will be paid by SDSDC. In addition to the use of the mail, proxies may be solicited by trustees, officers, or regular employees of SDSDC in person, by telecopy or by telephone. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward this document to the beneficial owners of SDSDC common shares held of record by such persons. SDSDC will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses. SDSDC will not use a third party to solicit shares of SDSDC common stock.

QUORUM. In order to have a quorum under California law and the SDSDC Bylaws, a majority of SDSDC shareholders must be present at the meeting, in person or by proxy. Votes cast by proxy or in person at the meeting will be tabulated and will determine whether or not a quorum is present.

DISSENTERS' RIGHTS OF APPRAISAL

SDSDC shareholders, as shareholders of a California corporation, have the right to vote against a merger and as a result receive payment of the fair value of their stock. In order to receive the fair value of their shares, dissenters must strictly comply with the provisions of California law. A dissenter must deliver to SDSDC, before the shareholder's meeting which is no sooner than ________________, 2000, written notice of his or her intent to demand payment of his or her shares if the merger is approved; and must not vote his or her shares in favor of the merger. A shareholder who does not satisfy these requirements is not entitled to payment for his or her shares.

In order to satisfy these requirements, you must follow these procedures:

         - You must deliver a written demand for appraisal, in the case of SDSDC shareholders, on or before the vote is taken at the SDSDC special meeting, which will be held on __________, 2000, at the Sea Lodge, on La Jolla Shores Beach, at 8110 Camino Del Oro, La Jolla, CA 92037 at 10:00 a.m., local time.

         - You must not vote in favor of the merger agreement. If you vote in favor of the merger agreement, by proxy, by consent or in person, if you return a signed proxy or consent and fail to vote against approval or if you abstain from voting, you will have waived your right of appraisal, even if you previously filed a written demand for appraisal.

         - You must continuously hold your shares of common stock from the date of the making of the demand through the closing of the merger.

If you hold shares of common stock and you dissent from the merger and follow the required formalities, your shares will not be converted into the right to receive New SDSDC common stock in the merger. Instead, your only right will be to receive the appraised value of your shares in cash as determined by a court.

See "Comparison of Rights of Holders of Rollercoaster Common Stock --Dissenters' Appraisal Rights" on page 18 and 19.

                     THE ROLLERCOASTER CONSENT SOLICITATION

THE ROLLERCOASTER CONSENT. Nevada law permitted Rollercoaster to solicit the consent of its stockholders by majority written consent. Rollercoaster shareholders unanimously approved the merger on December 23, 1999.

                       POST-MERGER OPERATIONS OF NEW SDSDC

HEADQUARTERS OF NEW SDSDC

After consummation of the Merger, the headquarters of New SDSDC shall be 5222 Balboa Avenue, Suite 24, San Diego, California 92117-6951.

OPERATIONS OF NEW SDSDC

Once the merger is effective, New SDSDC's operations will be those of SDSDC. SDSDC's separate corporate status will cease and New SDSDC will continue to operate SDSDC's business.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following tables represent the beneficial ownership of common stock of officers and directors, and those shareholders who own, or will own, 5% or more of the common stock of New SDSDC. In calculating the percentages for New SDSDC it assumes that all SDSDC common stockholders exchange their shares for Rollercoaster common stock. Unless otherwise noted, the following persons and entities named below have sole voting and investment power of these shares.


Name                          Shares Owned     Present % (1)    Post Merger (2)
----                          ------------     -------------    ---------------
Sarkis Kaloustian                771,428 (3)        10.41%             7.80%
Yan Skwara                     1,467,856 (4)        19.53%            14.70%
James Upton                        3,775             *(5)               *(5)
Jeffrey Scott                        0                0                  0
Steven Peacock                    83,358 (6)         1.16%             0.86%
Peacock Financial              1,980,000            27.45%            20.45%
Corporation(6)
All officer and directors      3,802,642           31.103%            23.36%
as a group

(1) Present percentage ownership in SDSDC calculated with 7,212,775 shares of SDSDC issued and outstanding.

(2) Post merger percentage ownership in NEW SDSDC calculated with 9,688,645 shares of NEW SDSDC issued and outstanding.

(3) This amount includes 571,428 shares of common stock and 200,000 options to purchase shares of common stock.

(4) This amount includes 571,428 shares of common stock held by Trisha Bollman, the wife of Yan Skwara, 25,000 shares of common stock held by Marta Glodkowska, the mother of Yan Skwara and 300,000 options to purchase shares of common stock granted to Yan Skwara.

(4) Less than 0.01%.

(5) This amount represents all shares held by Steven Peacock or by members of his family.

(6) Steven Peacock is the beneficial owner of 6.96% of the outstanding shares of Peacock Financial Corporation.

          INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED THEREUPON

     When considering the recommendations of SDSDC's board of directors, the stockholders of SDSDC should be aware that some of the directors and officers of SDSDC have interests in the merger that are different from, or are in addition to, their interests. These interests include:

     - options to purchase shares of SDSDC common stock, including those held by officers and directors of SDSDC, will be assumed by New SDSDC and will become options to acquire new SDSDC common stock; and

     - the executive officers of SDSDC will become executive officers or key employees of New SDSDC.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All of the Company's officers and directors have been in the past and may continue to be active in business with other companies and on their own behalf. All officers and directors have retained the right to conduct their own independent business interests; these activities may give rise to conflicts of interest with the Company. The officers and directors have orally agreed that if a business opportunity relating to the Company's business comes to the attention of its officers or directors, such opportunity will be made available to the Company and the Company shall have the right of first refusal with regard to such opportunity, after full disclosure of the opportunity to the Company. If an officer or director owes a fiduciary duty to another entity similar to the duty owed to the Company, it is possible that the conflict may be impossible to resolve in a manner that is equitable to both entities.

A majority of disinterested directors may reject a corporate opportunity for various reasons. If the Company rejects such opportunity, then any director or officer may avail themselves of such opportunity. In addition, if an opportunity is presented to the Company, and one or more of the Company's officers or directors has an outside interest in the opportunity, the opportunity will be reviewed at a meeting of the Board of Directors and the interested director(s) will not vote on issues relating to such opportunity. To the best ability and in the best judgment of the officers and directors of the Company, any conflicts of interest between the Company and the personal interest of the officers and directors of the Company will be resolved in a fair manner which will protect the interests of the Company.

Steven Peacock, director of the Company, is also President, Chief Executive Officer and Director of Peacock Financial Corporation, a venture capital business ("Peacock Financial"). James Upton, director of the Company, is also Executive Vice President and Director of Peacock Financial. On March 6, 2000 Peacock Financial entered into a loan agreement with SDSDC. The agreement provided for a line of credit of up to $500,000 for approved expenditures. The advances bear interest at 10%per annum and the unpaid principal and interest is due on December 31, 2000. An underwriting fee was paid to Peacock Financial Corporation in the form of 1,000,000 restricted shares of the Company's common stock. On March 6, 2000, the Company's common stock closing price was $1.70 per share. The balance on this loan, including principal and interest accrued thereupon, at June 30, 2000 was $509,577. In connection with the agreement, the Company also agreed to reconstitute its Board of Directors by allowing the Lender to nominate 3 of the 5 directors, and to allow the Lender to approve budgets and significant expenditures, and to receive monthly financial statements. In addition, the agreement provides that the Lender will provide certain accounting and senior management overview services and public company reporting oversight in exchange for one percent (1%) of gross revenues. In the event of default, Peacock Financial may terminate the agreement, declare the outstanding balance to be due and payable, and convert that balance into common restricted shares of the Company. The new shares to be issued would be the number necessary for Peacock Financial to have a cumulative ownership position of 53%of the then issued and outstanding shares plus all unexecuted options and warrants. The foregoing loan agreement is attached to this document as Exhibit 10.7 and is hereby incorporated by reference in its entirety.

Yan Skwara, director of the Company, is also the owner of Pacific Capital Relations ("PCR"), a consulting services business. On September 29, PCR and the Company signed a letter of intent regarding the provision of consulting services by PCR to the Company. According to the terms of this letter of intent, beginning on October 1, 2000, PCR will provide investor relations consulting and shareholders communications services to the Company for a 3 year term. The company will pay PCR $7,000 a month for the first year, $7,600 a month for the second year and $8,200 a month for the third year. PCR and the Company intend to enter into a final written agreement which shall include several terms that were contained into the CEO/President employment agreement that Yan Skwara had with the Company until his resignation from such positions ("Former CEO Agreement"). The foregoing letter of intent and Former CEO Agreement are attached to this document as Exhibit 10.6 and
Exhibit 10.4 respectively and are hereby incorporated by reference in their entirety. Yan Skwara is also a major shareholder of the Company. During 1999, the Company traded shares of its stock for stock of a publicly trading company's stock at a highly discounted rate in order to get cash for operations.





                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION

                               ROLLERCOASTER, INC.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The laws of the State of Nevada and the New SDSDC's Bylaws provide for indemnification of the New SDSDC's directors for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the New SDSDC, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

         Rollercoaster and SDSDC have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


    Exhibit
    -------
    2.1    Agreement for Plan of Merger dated November 30, 1999
    3.1    Articles of Incorporation of Rollercoaster
    3.2    Amended Articles of Rollercoaster, Inc.
    3.3    Bylaws of Rollercoaster
    3.4    Articles of Incorporation of SDSDC
    3.5    Bylaws of SDSDC
    5.1    Opinion of Horwitz & Beam
    10.1   Lease Agreement dated May 24, 2000 for SDSDC's offices in San Diego, California
    10.2   USL Franchise Agreement
    10.3   Player Contract for A-League Professionals
    10.4   Yan Skwara's employment agreement with SDSDC dated July 17, 2000
    10.5   Sarkis Kaloustian's employment agreement with SDSDC dated June 1, 2000
    10.6   Letter of intent between SDSDC and Pacific Capital Relations for provision of consulting services dated
           September 29, 2000
    10.7   Loan agreement between SDSDC and Peacock Financial Corporation dated March 6, 2000
    10.8   Franchise Purchase Agreement
    10.9   Letter of Intent for Franchise Purchase dated October 17, 1997
    23.1   Consent of HJ & Associates
    23.2   Consent of Logan Throop & Co. LLP
    23.3   Consent of Kurt D. Salinger, C.P.A.
    27     Financial Data Schedule

                              ROLLER COASTER, INC.

                              FINANCIAL STATEMENTS

                                  MAY 31, 1999

                              ROLLER COASTER, INC.

                              FINANCIAL STATEMENTS

                                    CONTENTS


                                                                      PAGE
INDEPENDENT AUDITOR'S REPORT                                           54

FINANCIAL STATEMENTS

         BALANCE SHEET                                                 55

         STATEMENT OF OPERATIONS                                       56

         STATEMENT OF STOCKHOLDERS' EQUITY                             57

         STATEMENT OF CASH FLOWS                                       58

         NOTES TO FINANCIAL STATEMENTS                                 59

                          INDEPENDENT AUDITOR'S REPORT

BOARD OF DIRECTORS
ROLLER COASTER, INC.
LAS VEGAS, NEVADA


         I HAVE AUDITED THE ACCOMPANYING BALANCE SHEETS OF ROLLER COASTER, INC. (A DEVELOPMENT STAGE COMPANY), AS OF MAY 31, 1999; THE RELATED STATEMENTS OF OPERATIONS, STOCKHOLDERS' EQUITY AND CASH FLOWS FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1999 AND THE YEARS ENDED DECEMBER 31, 1998; DECEMBER 31, 1997 AND DECEMBER 31, 1996. THESE FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF THE COMPANY'S MANAGEMENT. MY RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS BASED ON MY AUDIT.

         I CONDUCTED MY AUDIT IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS. THOSE STANDARDS REQUIRE THAT I PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL MISSTATEMENT. AN AUDIT INCLUDES EXAMINING, ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. I BELIEVE THAT MY AUDIT PROVIDES A REASONABLE BASIS FOR MY OPINION.

         IN MY OPINION, THE FINANCIAL STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL RESPECTS, THE FINANCIAL POSITION OF ROLLER COASTER, INC. AT MARCH 31, 1999; DECEMBER 31, 1998; DECEMBER 31, 1997; AND DECEMBER 31, 1996 AND THE RESULTS OF THEIR OPERATIONS AND THEIR CASH FLOWS FOR THE FIVE MONTH PERIOD ENDED MAY 31, 1999; AND YEARS ENDED DECEMBER 31, 1998; DECEMBER 31, 1997; DECEMBER 31, 1996 IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

         THE ACCOMPANYING FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THE COMPANY WILL CONTINUE AS A GOING CONCERN. AS DISCUSSED IN NOTE 3 TO THE FINANCIAL STATEMENTS, THE COMPANY HAS HAD NO OPERATIONS AND HAS NO ESTABLISHED SOURCE OF REVENUE. THIS RAISES SUBSTANTIAL DOUBT ABOUT ITS ABILITY TO CONTINUE AS A GOING CONCERN. MANAGEMENT'S PLAN IN REGARD DO NOT INCLUDE ANY ADJUSTMENTS THAT MIGHT RESULT FROM THE OUTCOME OF THIS UNCERTAINTY.

/s/ KURT D. SALINGER, C.P.A.
JUNE 17, 1999

                              ROLLER COASTER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET

                                                      ASSETS


                                                       MAY 31,          DEC. 31,        DEC. 31,        DEC. 31,
                                                       1999             1998            1997            1996
CURRENT ASSETS
         CASH                                                  $0               $0              $0              $0
                                                       ----------       ----------      ----------      ----------

TOTAL CURRENT ASSETS                                           $0               $0              $0              $0
                                                       ----------       ----------      ----------      ----------

         TOTAL ASSETS                                          $0               $0              $0              $0
                                                       ==========       ==========      ==========      ==========

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
         Accounts Payable                                      $0               $0              $0              $0
                                                       ----------       ----------      ----------      ----------

TOTAL CURRENT LIABILITIES                                      $0               $0              $0              $0
                                                       ----------       ----------      ----------      ----------
STOCKHOLDER'S EQUITY
Common Stock, $.001 par value authorized 50,000,000
shares; issued and outstanding 250,000 shares                                 $250            $250            $250
2,500,000 shares                                           $2,500

Additional Paid in Cash                                        $0           $2,250          $2,250          $2,250

Deficit accumulated during
Development Stage                                         ($2,500)         ($2,500)        ($2,500)        ($2,500)
                                                       ----------       ----------      ----------      ----------

TOTAL STOCKHOLDER'S EQUITY                                     $0               $0              $0              $0
                                                       ----------       ----------      ----------      ----------

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY                      $0               $0              $0              $0
                                                       ==========       ==========      ==========      ==========

         See accompanying notes to financial statements.

                              ROLLER COASTER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS



                                            JAN. 1 TO        JAN. 1 TO         JAN. 1 TO        JAN. 1 TO        DEC. 12, 1995
                                            MAY 31,          DEC. 30,          DEC. 31,         DEC. 31,         (INCEPTION) TO
                                            1999             1998              1997             1996             MAY 31, 1999
INCOME
Revenue                                              $0              $0                 $0               $0               $0
                                            -----------      ----------        -----------      -----------      -----------

TOTAL INCOME                                         $0              $0                 $0               $0               $0

EXPENSES

General & Administrative                             $0              $0                 $0           $2,500           $2,500


TOTAL EXPENSES                                       $0              $0                 $0           $2,500           $2,500
                                            -----------      ----------        -----------      -----------      -----------

NET PROFIT (LOSS)                                    $0              $0                 $0          ($2,500)         ($2,500)
                                            ===========      ==========        ===========      ===========      ===========

NET PROFIT (LOSS)
PER SHARE                                       $0.0000         $0.0000            $0.0000         ($0.0100)        ($0.0100)
                                            ===========      ==========        ===========      ===========      ===========

AVERAGE NUMBER OF SHARES OF
COMMON STOCK OUTSTANDING                      2,500,000         250,000            250,000          250,000        2,500,000
                                            ===========      ==========        ===========      ===========      ===========

         See accompanying notes to financial statements.

                              ROLLER COASTER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                                  MAY 31, 1999


                                            COMMON STOCK
                                                                                                              (DEFICIT)
                                                                                                             ACCUMULATED
                                                                                       ADDITIONAL              DURING
                                             NUMBER OF                                  PAID IN              DEVELOPMENT
                                              SHARES                AMOUNT              CAPITAL                 STAGE
                                            -----------           ----------         --------------         -------------
January 3, 1996
issued for cash (Note 2)                        250,000                 $250                $2,250

Net Income, 12-12-95
(inception) to 12-31-96                                                                                           ($2,500)
                                            -----------           ----------         --------------         -------------

Balance, Dec. 31, 1996                          250,000                 $250                 $2,250               ($2,500)

Net Income, 12-31-1998                                                                                                 $0
                                            -----------           ----------         --------------         -------------

Balance, Dec. 31, 1998                          250,000                 $250                 $2,250               ($2,500)

May 27, 1999
10:1 Forward Stock Split                      2,250,000               $2,250                ($2,250)

Net Income, 5-31-99                                   0                    0                      0                     0

Balance, Dec. 31, 1998                          250,000                 $250                 $2,250                     0

May 27, 1999 10:1 Forward Stock Split         2,250,000               $2,250                 $2,250)                    0

Net Income, 05-31-99                                                                                                   $0
                                            -----------           ----------         --------------         -------------

Balance, May 31, 1999                         2,250,000               $2,500                     $0               ($2,500)
                                            ===========           ==========         ==============         =============

         See accompanying notes to financial statements.

                              ROLLER COASTER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS


                                                                     JAN. 1 TO                                   DEC. 12, 1995
                                                JAN. 1 TO           DEC. 31, 1997         JAN. 1 TO              (INCEPTION) TO
                                               MAY 31, 1999            & 1998           DEC. 31, 1996             MAY 31, 1999
CASH FLOWS FROM OPERATING ACTIVITIES

Net (Loss)                                             $0                   $0              ($2,500)               ($2,500)

Accounts Payable                                       $0                   $0                   $0                     $0

CASH FLOWS FROM OPERATING ACTIVITIES

Issue common stock                                                          $0               $2,500                 $2,500
                                               ----------           ----------           ----------              ---------

Net increase (decrease) in cash                        $0                   $0                   $0                     $0

Cash, Beginning of Period                              $0                   $0                   $0                     $0


Cash, End of Period                                    $0                   $0                   $0                     $0
                                               ==========           ==========           ==========              =========

         See accompanying notes to financial statements.

                              ROLLER COASTER, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                  DECEMBER 12, 1995 (INCEPTION) TO MAY 31, 1999

NOTE 1 - ORGANIZATION AND ACCOUNTING POLICIES

         The Company was incorporated December 12, 1995 under the laws of the State of Nevada. The Company was organized to engage in any lawful activity. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company/

         The Company has not determined its accounting policies and procedures, except as follows:

         1.       The Company uses the accrual method of accounting.

         2. Earnings per share is computed using the weighted average number of shares of common stock outstanding.

         3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

NOTE 2 - ISSUANCE OF COMMON STOCK

         The Company issued 250,000 shares of common stock for cash of $2,500 on January 3, 1996.

         The Company approved a 10:1 forward stock split of common stock shares on May 27, 1999. The Company now has authorized 50,000,000 shares of common stock and has issued and outstanding 2,500,000 shares.

NOTE 3 - GOING CONCERN

         The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

NOTE 4 - WARRANTS AND OPTIONS

         There are no warrants or options outstanding to acquire any additional shares of common stock.

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                             (DBA - SAN DIEGO FLASH)

                              FINANCIAL STATEMENTS

                       JUNE 30, 2000 AND DECEMBER 31, 1999

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
                                 Balance Sheets

                                     ASSETS

                                                          June 30,      December 31,
                                                            2000            1999
                                                       ------------     ------------
                                                                (Unaudited)
CURRENT ASSETS

   Cash and cash equivalents                           $     51,329     $     50,253
   Employee advances                                          2,525                -
                                                       ------------     ------------

     Total Current Assets                                    53,854           50,253
                                                       ------------     ------------

PROPERTY AND EQUIPMENT (Net) (Notes 1 and 2)                 25,639           18,119
                                                       ------------     ------------
OTHER ASSETS

   Receivable from shareholder                                5,000                -
   Deposits                                                   1,350            1,350
   Soccer franchises, net (Note 3)                          163,200          166,800
                                                       ------------     ------------

     Total Other Assets                                     169,550          168,150
                                                       ------------     ------------

     TOTAL ASSETS                                      $    249,043     $    236,522
                                                       ============     ============

   The accompanying notes are an integral part of these financial statements.

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
                           Balance Sheets (Continued)


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                          June 30,      December 31,
                                                            2000            1999
                                                       ------------     ------------
                                                                (Unaudited)
CURRENT LIABILITIES

   Accounts payable                                    $    286,191     $    102,005
   Accrued expenses                                         263,283          255,247
   Bank overdraft                                                 -            1,065
   Loans from related parties                                16,702            2,273
   Deferred revenue                                          21,715           32,490
   Credit lines payable (Note 4)                            610,119                -
   Convertible promissory notes (Note 6)                    238,400          329,100
   Notes payable (Note 5)                                    25,390           15,646
                                                       ------------     ------------

     Total Current Liabilities                            1,461,800          737,826
                                                       ------------     ------------

     Total Liabilities                                    1,461,800          737,826
                                                       ------------     ------------

STOCKHOLDERS' EQUITY (DEFICIT)

   Common stock: 20,000,000 shares authorized of no
    par value, 6,814,969 and 5,284,369 shares issued
    and outstanding, respectively                         3,005,898        2,000,298
   Common stock subscribed                                   12,000           12,000
   Additional paid-in capital                             1,071,523          941,363
   Stock subscriptions receivable                            (1,000)         (48,000)
   Accumulated deficit                                   (5,301,178)      (3,406,965)
                                                       ------------     ------------

     Total Stockholders' Equity (Deficit)                (1,212,757)        (501,304)
                                                       ------------     ------------

     TOTAL LIABILITIES AND STOCKHOLDERS'
       EQUITY (DEFICIT)                                $    249,043     $    236,522
                                                       ============     ============

   The accompanying notes are an integral part of these financial statements.

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
                            Statements of Operations
                                   (Unaudited)

                                                       For the                       For the
                                                  Three Months Ended             Six Months Ended
                                                        June 30,                      June 30,
                                             ---------------------------    ---------------------------
                                                  2000          1999            2000           1999
                                             ------------   ------------    ------------   ------------
REVENUES

   Ticket sales                              $     40,439   $     19,170    $     40,439   $     19,170
   Corporate sponsorships                          32,995        177,629          32,995        177,629
   Other revenue                                    7,331          1,902           9,218          2,561
                                             ------------   ------------    ------------   ------------

     Total Revenues                                80,765        198,701          82,652        199,360
                                             ------------   ------------    ------------   ------------

EXPENSES

   General and administrative                     419,551        347,416         809,062        461,048
   Game and player expenses                       132,886        160,449         188,418        215,347
   Advertising and promotion                       71,865        205,489         179,174        335,904
   Depreciation and amortization                    3,998          2,686           7,150          5,372
                                             ------------   ------------    ------------   ------------

     Total Expenses                               628,300        716,040       1,183,804      1,017,671
                                             ------------   ------------    ------------   ------------

     Loss From Operations                        (547,535)      (517,339)     (1,101,152)      (818,311)
                                             ------------   ------------    ------------   ------------

OTHER INCOME (EXPENSE)

   Gain (loss) on trading securities                    -          1,392               -         26,343
   Interest income                                    280            378             555            707
   Loan underwriting fee                         (250,000)             -        (750,000)             -
   Interest expense                               (39,128)        (1,947)        (43,616)        (3,211)
                                             ------------   ------------    ------------   ------------

     Total Other Income (Expense)                (288,848)          (177)       (793,061)        23,839
                                             ------------   ------------    ------------   ------------

NET LOSS                                     $   (836,383)  $   (517,516)   $ (1,894,213)  $   (794,472)
                                             ============   ============    ============   ============

BASIC LOSS PER SHARE                         $      (0.13)  $      (0.11)   $      (0.31)  $      (0.17)
                                             ============   ============    ============   ============

   The accompanying notes are an integral part of these financial statements.

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
                  Statements of Stockholders' Equity (Deficit)

                                                 Common Stock
                                        ----------------------------     Additional                           Stock
                                        Accumulated                        Paid-In                        Subscriptions
                                           Shares         Amount           Capital         Receivable        Deficit
                                        ----------      ------------     -----------     -------------    --------------
Balance, December 31, 1998               3,801,484      $    849,503     $    91,660     $    (172,500)    $  (1,053,137)

Common stock and warrants
 issued for cash                            16,000            16,000               -                 -                 -

Common stock issued for cash               196,300           196,300               -           (48,000)                -

Common stock issued through
 exercise of warrants                       13,000             6,500               -                 -                 -

Common stock issued for
 services                                  273,600           273,600               -                 -                 -

Receipt of stock subscription
 receivable                                      -                 -               -           172,500                 -

Common stock issued in lieu
 of accrued liabilities                    194,000           155,200               -                 -                 -

Common stock issued for
 trading securities                        295,000            78,345               -                 -                 -

Common stock issued for
 syndication costs                          70,135                 -               -                 -                 -

Common stock issued for
 equipment                                  20,000            20,000               -                 -                 -

Common stock issued in
 conversion of promissory notes            404,850           404,850               -                 -                 -

Stock options issued                             -                 -         849,703                 -                 -

Net loss for the year ended
 December 31, 1999                               -                 -               -                 -        (2,353,828)
                                        ----------      ------------     -----------     -------------    --------------

Balance, December 31, 1999               5,284,369      $  2,000,298     $   941,363     $     (48,000)   $   (3,406,965)
                                        ----------      ------------     -----------     -------------    --------------

   The accompanying notes are an integral part of these financial statements.

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
            Statements of Stockholders' Equity (Deficit) (Continued)

                                                 Common Stock
                                        ----------------------------     Additional                           Stock
                                        Accumulated                        Paid-In                        Subscriptions
                                           Shares         Amount           Capital         Receivable        Deficit
                                        ----------      ------------     -----------     -------------    --------------
Balance, December 31, 1999               5,284,369      $  2,000,298     $   941,363     $     (48,000)   $   (3,406,965)

Common stock issued for loan
 underwriting fee (unaudited)            1,250,000           750,000               -                 -                 -

Common stock issued in
 conversion of promissory notes
 (unaudited)                               190,600           190,600               -                 -                 -

Common stock issued for cash
 (unaudited)                                79,000            54,000               -                 -                 -

Common stock issued for
 services (unaudited)                       11,000            11,000               -                 -                 -

Stock options issued (unaudited)                 -                 -         131,160                 -                 -

Receipt of stock subscription
 receivable (unaudited)                          -                 -               -            47,000                 -

Distribution to shareholder
 (unaudited)                                     -                 -          (1,000)                -                 -

Net loss for the six months ended
 June 30, 2000 (unaudited)                       -                 -               -                 -        (1,894,213)
                                        ----------      ------------     -----------     -------------    --------------

Balance, June 30, 2000
 (unaudited)                             6,814,969      $  3,005,898     $ 1,071,523     $      (1,000)   $   (5,301,178)
                                        ==========      ============     ===========     =============    ==============


   The accompanying notes are an integral part of these financial statements.

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
                            Statements of Cash Flows
                                   (Unaudited)

                                                                       For the                          For the
                                                                 Three Months Ended                 Six Months Ended
                                                                       June 30,                         June 30,
                                                         ---------------------------------  ---------------------------------
                                                               2000             1999              2000              1999
                                                         ---------------   ---------------  ---------------   ---------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                              $      (836,383)  $      (517,516) $    (1,894,213)      $  (794,472)
   Adjustments to reconcile net loss to net
     cash (used) by operating activities:
     Depreciation and amortization                                 3,998             2,686            7,150             5,372
     (Gain) loss on trading securities                                 -            (1,392)               -           (26,343)
     Stock issued for loan underwriting fee                      250,000                 -          750,000                 -
     Stock issued for services                                         -           206,908           11,000           350,108
     Stock options issued for services                            47,860            22,868          131,160            22,868
   Changes in operating assets and liabilities:
     (Increase) decrease in employee advances                        600            (2,908)          (2,525)           (2,908)
     (Increase) decrease in receivable from shareholder                -                 -           (5,000)                -
     Increase (decrease) in accounts payable                      74,202           (22,389)         184,186           (16,309)
     Increase (decrease) in deferred revenue                     (21,714)          (30,151)         (10,775)          (18,066)
     Increase (decrease) in accrued expenses                      15,480           150,295            6,972            41,063
     Increase (decrease) in bank overdraft                             -                43                -            (7,828)
                                                         ---------------   ---------------  ---------------   ---------------

       Net Cash (Used) by Operating Activities                  (465,957)         (191,556)        (822,045)         (446,515)
                                                         ---------------   ---------------  ---------------   ---------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Proceeds from sale of trading securities                            -                 -                -            79,431
   Purchase of fixed assets                                         (986)          (12,001)         (11,071)          (12,001)
                                                         ---------------   ---------------  ---------------   ---------------

       Net Cash (Used) by Investing Activities                      (986)          (12,001)         (11,071)           67,430
                                                         ---------------   ---------------  ---------------   ---------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Common stock issued for cash                                        -            48,800          101,000           305,800
   Capital distributions                                          (1,000)                -           (1,000)                -
   Principle payments on convertible notes payable               (23,000)                -          (27,500)          (10,440)
   Cash received from notes payable                               14,244                 -           14,244                 -
   Convertible promissory notes proceeds                          74,000           151,075          122,900           151,075
   Line of credit proceeds                                       368,359                 -          610,119                 -
   Due to related companies                                       14,429              (452)          14,429              (452)
                                                         ---------------   ---------------  ---------------   ---------------

       Net Cash Provided by Financing Activities                 447,032           199,423          834,192           445,983
                                                         ---------------   ---------------  ---------------   ---------------

NET INCREASE (DECREASE) IN CASH                                  (19,911)           (4,134)           1,076            66,898

CASH AT BEGINNING OF PERIOD                                       71,240            71,330           50,253               298
                                                         ---------------   ---------------  ---------------   ---------------

CASH AT END OF PERIOD                                    $        51,329   $        67,196  $        51,329   $        67,196
                                                         ===============   ===============  ===============   ================

   The accompanying notes are an integral part of these financial statements.

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
                      Statements of Cash Flows (Continued)
                                   (Unaudited)

                                                                          For the                    For the
                                                                    Three Months Ended           Six Months Ended
                                                                         June 30,                    June 30,
                                                              ---------------------------   ---------------------------
                                                                  2000          1999            2000           1999
                                                              ------------   ------------   ------------   ------------
SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID FOR:

   Interest                                                   $     38,274   $          -   $     38,274   $          -
   Income taxes                                               $        -     $          -   $          -   $          -

NON-CASH FINANCING ACTIVITIES

   Common stock issued for convertible promissory
     notes                                                    $      5,600   $          -   $    190,600   $          -
   Common stock issued in exchange for equipment              $          -   $          -   $          -   $     12,000
   Common stock issued for trading securities                 $          -   $          -   $          -   $     31,755


   The accompanying notes are an integral part of these financial statements.

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
                        Notes to the Financial Statements
                       June 30, 2000 and December 31, 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              a.  Organization

              San Diego Soccer Development Corporation, (the "Company") was incorporated on August 22, 1997 in the State of California. The Company is engaged in the management and marketing of a professional soccer team. The majority of the Company's revenues are currently generated from corporate sponsorships and ticket sales.

              b.  Accounting Methods

              The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

              c.  Cash and Cash Equivalents

              Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

              d.  Basic Loss Per Share

              The computations of basic loss per share of common stock are based on the weighted average number of common shares outstanding during the period of the financial statements. Common stock equivalents, consisting of stock options, warrants and conversion of notes have not been included in the calculation as their effect is antidilutive for the periods presented.

              e.  Property and Equipment

              Property and equipment is recorded at cost. Major additions and improvement are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of equipment. Depreciation is computed using the straight-line method over the estimated useful life of the assets.

              f.  Provision for Taxes

              At June 30, 2000, the Company has net operating loss carryforwards of approximately $5,000,000 that may be offset against future taxable income through 2019. No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the net operating loss carryforwards will expire unused. Accordingly, the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
                        Notes to the Financial Statements
                       June 30, 2000 and December 31, 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              g.  Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

              h.  Advertising

              The Company follows the policy of charging the costs of advertising to expense as incurred.

              i.  Soccer Franchise

              The membership in the United Systems of Independent Soccer Leagues (USISL) represents the original purchase price of the franchise recorded at cost and is amortized using the straight-line method over a 25 year period. Each franchise is continuously evaluated by management to determine if its carrying value will be realized based upon the estimated discounted cash flow expected from the franchise. Additional amortization will be recognized in a period if a decline in value is identified.

              j.  Revenue and Expense Recognition

              Revenue from ticket sales is recognized at the time the home game, to which such proceeds relate, is played. Accordingly, advance ticket sales for the next season are recorded as deferred revenues and recognized ratably during the applicable season. Revenue from advertising and promotions is recognized ratably during the season the promotion relates to is played. Professional league team expenses, principally player compensation, are recorded as expense over the entire Professional Soccer League regular season. Administrative, general, advertising and promotional expenses are charged to operations as incurred.

              k.  Seasonal Fluctuations

              The Company's primary business is the operations of the soccer team from April to September each year. The Company derives all its ticket and corporate sponsorship revenues during this period. The current financial statements for the six months and three months ended June 30, 2000 and 1999, therefore, reflects results of operations during part of the Company's off-season, during which it incurs expenses in preparation for its operating season.

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
                        Notes to the Financial Statements
                       June 30, 2000 and December 31, 1999


NOTE 1 -      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              l.  Stock Options

              The Company has granted options to purchase common stock to various individuals and officers of the Company in return for various services rendered to the Company. Under the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), the Company is recognizing the compensation cost using the estimated fair value method. Under the fair value method, total compensation cost is the estimated fair value of the stock options at the grant date, less any amount paid by the employee for the stock options.

NOTE 2 -      PROPERTY AND EQUIPMENT

              Property and equipment consists of the following:


                                                                                 June 30,          December 31,
                                                                                  2000                 1999
                                                                            ------------------  ------------------
                                                                                (Unaudited)

              Soccer equipment                                              $            6,000  $            6,000
              Promotional equipment                                                      9,684                   -
              Computers and software                                                    17,716              17,716
                                                                            ------------------  ------------------

                                                                                        33,400              23,716
                   Accumulated depreciation                                             (7,761)             (5,597)
                                                                            ------------------  ------------------

                   Net property and equipment                               $           25,639  $           18,119
                                                                            ==================  ==================


NOTE 3 -      SOCCER FRANCHISES

              During 1997, the Company purchased a soccer franchise to operate the San Diego Flash in San Diego, California. The Company paid cash and common stock for the franchise and the value of the stock portion was determined based on the cash price of a 1998 A-League franchise, which was the first season the Company could participate in the league.

              During 1999, the Company purchased a D-3 Pro League franchise for $30,000. The new franchise is playing in Riverside and will serve as a farm team for the San Diego Flash. The franchises have been amortized as follows:


                                                                                 June 30,          December 31,
                                                                                  2000                 1999
                                                                            ------------------  ------------------
                                                                                (Unaudited)

              Soccer franchises                                             $          180,000  $          180,000
              Accumulated amortization                                                 (16,800)            (13,200)
                                                                            ------------------  ------------------

              Net Soccer Franchises                                         $          163,200  $          166,800
                                                                            ==================  ==================


                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
                        Notes to the Financial Statements
                       June 30, 2000 and December 31, 1999


NOTE 4 -      RELATED PARTY TRANSACTIONS

              a.  Credit Lines Payable

              The Company entered into a Credit Line Loan Agreement with one of it's shareholders effective March 6, 2000. The Agreement provides for a line of credit of up to $500,000 for approved expenditures. The advances bear interest at 10% per annum and the unpaid principal and interest is due on December 31, 2000. An underwriting fee was paid in the form of 1,250,000 restricted shares of the Company's common stock. The balance on this Credit Line at June 30, 2000 and December 31, 1999 was $509,577 and $-0-, respectively.

              In connection with the agreement, the Company also agreed to reconstitute its Board of Directors by allowing the Lender to nominate 3 of the 5 directors, and to allow the Lender to approve budgets and significant expenditures, and to receive monthly financial statements. In addition, the agreement provides that the Lender will provide certain accounting and senior management overview services and public company reporting oversight in exchange for one percent (1%) of gross revenues.

              In the event of default, the Lender may terminate the agreement, declare the outstanding balance to be due and payable, and convert that balance into common restricted shares of the Company. The new shares to be issued would be the number necessary for the Lender to have a cumulative ownership position of 53% of the then issued and outstanding shares plus all unexecuted options and warrants.

              The Company entered into a separate Credit Line Loan Agreement with an individual effective June 1, 2000. The agreement provides for a line of credit of up to $125,000 for approved expenditures. The advances bear interest at 10% per annum and the unpaid principal and interest is due on December 31, 2000. The balance outstanding at June 30, 2000 and December 31, 1999 was $100,542 and $-0-, respectively.

              b.  Loans from Related Parties

              During 1999, certain officers of the Company formed another company to acquire and operate a Las Vegas soccer franchise. The Company received loans from that company and have accrued interest at 10%. The loan is due on demand. Additional advances have been received from other related parties through June 30, 2000. These amounts are non-interest bearing and due on demand.

              c.  Stock for Trading Securities

              During 1999, the Company traded shares of its stock for stock of a publicly trading company's stock at a highly discounted rate in order to get cash for operations. The President of the publicly traded company is also a major shareholder of the Company. During 1999, this shareholder also became a director of the Company.

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
                        Notes to the Financial Statements
                       June 30, 2000 and December 31, 1999


NOTE 5 -      NOTES PAYABLE

              Notes payable consisted of the following:

                                                                                 June 30,          December 31,
                                                                                  2000                 1999
                                                                            ------------------  ------------------
                                                                                (Unaudited)

              Note payable to an individual, interest at 10%
               per annum, principal and interest due December
               31, 2000, unsecured.                                         $           12,600  $                -

              Note payable to an individual, interest at 10%
               per annum, principal and interest due on
               demand, unsecured.                                                       12,790              15,646
                                                                            ------------------  ------------------

              Total Notes Payable                                                       25,390              15,646

              Less: Current Portion                                                    (25,390)            (15,646)
                                                                            ------------------  ------------------

              Long-Term Notes Payable                                       $                -  $                -
                                                                            ==================  ==================


              The aggregate principle maturities of notes payable are as follows:

                            Year Ended
                            December 31,                                                              AMOUNT
                            ------------                                                        ------------------

                             2000                                                               $           25,390
                             2001                                                                           -
                             2002                                                                           -
                             2003                                                                           -
                             2004                                                                           -
                             2005 and thereafter                                                            -
                                                                                                ------------------

                             Total                                                              $           25,390
                                                                                                ==================


NOTE 6 -      CONVERTIBLE PROMISSORY NOTES

              In order to obtain "bridge" funds while a public offering is being prepared, the Company issued convertible notes with a face amount totaling $733,950 during 1999 and $122,900 during 2000. The notes bear interest at 8% per annum and are convertible into common stock at $1.00 per share at the option of the holder. The 1999 notes matured on December 31, 1999. During 1999, the noteholders converted $404,850 of convertible notes into 404,850 shares of common stock. During 2000, the noteholders converted an additional $190,600 and paid $23,000 in cash. Of the remaining balance, $196,500 was in default as of January 1, 2000, and the remaining $41,900 matures July 1, 2000.

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
                        Notes to the Financial Statements
                       June 30, 2000 and December 31, 1999

NOTE 7 -      LEASING ACTIVITIES

              The Company leases its office facilities under an operating lease that expires on January 16, 2002. The base rent under the lease is $1,350 per month. The Company also leased a soccer field from a local community college on an annual lease that expired at the end of 1999. The base rent was $1,450 per home game. The Company has one other operating lease for equipment.

              The future annual minimum lease payments under operating leases at December 31, 1999 are as follows:


                            Year Ended
                            December 31,                                                              Amount
                            ------------                                                        ------------------

                             2000                                                               $           17,628
                             2001                                                                           16,914
                             2002                                                                                -
                             2003                                                                                -
                             2004                                                                                -
                             2005 and thereafter                                                                 -
                                                                                                ------------------

                             Total                                                              $           34,542
                                                                                                ==================


NOTE 8 -      STOCKHOLDERS' EQUITY (DEFICIT)

              a.  Common Stock

              During 1997, the Company prepared a private placement memorandum offering 1,000,000 common shares (the Offering). The 1,000,000 common shares were offered at a price of $5.00 per unit. Each unit included 5 common shares and entitled the investor to 2 warrants to purchase additional shares of common stock for $0.50 per share. The price per unit was allocated $4.00 to the shares and $1.00 to the warrants. Under the Offering, the Company sold 458,300 common shares and raised $425,050 net of syndication costs.

              A second private placement memorandum dated February 3, 1999 (Second Offering) offered 1,000,000 common shares at a price of $1.00 per share. Under the Second Offering, the Company raised $148,300.

              During the last quarter of 1998, the Company traded 650,000 shares of its stock for stock of a publicly trading company's stock at a highly discounted rate in order to get cash for operations. Most of the stock received in the trade was liquidated, however, stock valued at $22,725 was still held in trading securities at December 31, 1998. The President of the publicly traded company is also a major shareholder of the Company. During 1999, this shareholder also became a director of the Company.

              During 1999, the Company traded an additional 200,000 shares with the same publicly traded company, again at a highly discounted rate, in order to get cash for operations. The Company further traded 95,000 shares with another publicly traded company for shares valued at $38,792 on the date of trade. All of the trading securities were liquidated by the end of 1999.

                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
                        Notes to the Financial Statements
                       June 30, 2000 and December 31, 1999


NOTE 8 -      STOCKHOLDERS' EQUITY (DEFICIT)

              b.  Warrants

              Warrants for 183,320 shares were issued along with the first private placement. Warrants for 85,400 were exercised in total during 1999 and 1998, leaving 97,920 outstanding at December 31, 1999. The warrants expire in 2001.

              c.  Convertible Promissory Notes

              At June 30, 2000, the Company had convertible promissory notes outstanding which were convertible into 238,400 shares of common stock (see Note 6).

              d.  Stock Options

              The Company had the following common stock option transactions during the quarter ended June 30, 2000:


                                                                                 Weighted           Contractual
                                                                                  Average             Life of
                                                                                 Exercise             Options
                                                              Shares              Price             Outstanding
                                                        ------------------  ------------------  ------------------

              Options outstanding at
               January 1, 2000                                   1,085,300  $             0.16          3.67 years

              Options granted                                      190,000  $             0.18          3.42 years

              Options exercised                                          -                   -                   -

              Options forfeited or expired                               -                   -                   -
                                                        ------------------  ------------------  ------------------

              Options outstanding at
               June 30, 2000                                     1,275,300  $             0.17                3.42
                                                        ==================  ==================  ==================

              Options price range at end of year:       $0.05 through $1.25

              Exercisable at end of year                         1,275,300
                                                        ==================


              The fair value of the stock options are estimated on the date of grant using the Black-Scholes option-pricing model. The estimated fair value has been calculated ignoring the volatility factor. The following assumptions were used to estimate the fair values of options:


                      Risk free interest rate                                             5.5%
                      Expected life                                                    4 years
                      Expected dividend yield                                               0%


                    SAN DIEGO SOCCER DEVELOPMENT CORPORATION
                              (DBA SAN DIEGO FLASH)
                        Notes to the Financial Statements
                       June 30, 2000 and December 31, 1999


NOTE 9 -      GOING CONCERN

              As reported in the financial statements, the Company has an accumulated deficit of approximately $5,301,000 at June 30, 2000 and has incurred a loss from operations for the six months then ended. In addition, the Company was not able to pay their promissory notes when the notes matured on December 31, 1999. The Company's shareholders' deficit was $1,212,757 and its current liabilities exceeded its current assets by $1,408,000.

              These factors create uncertainty about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease operations.

              In order to continue as a going concern, develop and grow its game attendance, revenues and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) raising additional capital through sales of common stock, the proceeds of which would be used to build soccer stadiums in both San Diego and Riverside County, hiring of administrative, sales and marketing personnel; (2) continuing to use stock options to pay for employee compensation and marketing services; (3) converting promissory notes into common stock; (4) expanding the revenue sources from corporate sponsors, television and radio advertising, concessions, merchandise sales, soccer camps, concerts and other stadium events. In addition, management is continually seeking to improve the operations and grow the business through a variety of venues. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

              The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 10 - PROPOSED MERGER

              During December 1999, the Company entered into negotiations to merge with Roller Coaster, Inc. (a Nevada Corporation). Roller Coaster, Inc. is a public shell with no activity other than inception in December 1995 and a 1:10 stock split in October 1999. The agreement was signed in the month of March 2000.

              According to the merger agreement, the surviving corporation will be named San Diego Soccer Development Corporation and will be a Nevada Corporation. Shares will be exchanged 1:1 for the public shell's shares. The merger will result in approximately 9,314,000 shares outstanding (2,500,000 shares pertaining to the former Roller Coaster, Inc.) Shares authorized will be 100,000,000 common stock at $0.001 par value and 50,000,000 preferred shares at $0.001 par value. In connection with the merger, the Company incurred $200,000 in consulting fees on the merger. The merger had not been approved by the stockholders at June 30, 2000.

                    San Diego Soccer Development Corporation
                               dba San Diego Flash

                              Financial Statements

                     Years Ended December 31, 1999 and 1998

                    San Diego Soccer Development Corporation
                               dba San Diego Flash

                     Years Ended December 31, 1999 and 1998




                                TABLE OF CONTENTS


                                                           Page
                                                           ----

Independent Auditors' Report                                  78

Financial Statements:

      Balance Sheets                                          79

      Statements of Operations                                81

      Statements of Stockholders' Deficit                     82

      Statements of Cash Flows                                83

      Notes to Financial Statements                           85


                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
San Diego Soccer Development Corporation
San Diego, California

We have audited the accompanying balance sheets of San Diego Soccer Development Corporation as of December 31, 1999 and 1998, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits of the financial statements provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of San Diego Soccer Development Corporation as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has sustained recurring losses and negative cash flows since its inception in 1997 and it had a working capital deficiency and was in default under the terms of its convertible promissory notes at January 1, 2000. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 12 to the financial statements. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts and classification of liabilities that might result from the outcome of this uncertainty.

Logan Throop & Co., LLP
San Diego, California

February 28, 2000

                                        San Diego Soccer Development Corporation

                                                             dba San Diego Flash

                                                                  Balance Sheets

--------------------------------------------------------------------------------


December 31,                                             1999            1998
--------------------------------------------------------------------------------
ASSETS

Current assets
   Cash                                                $ 50,253         $    298
   Shareholder advances                                    --                100
   Trading securities                                      --             22,725
--------------------------------------------------------------------------------

     Total current assets                                50,253           23,123
--------------------------------------------------------------------------------

Other assets
   Deposit                                                1,350             --
   Property and equipment, net                           18,119            9,695
   Soccer franchises, net                               166,800          143,000
--------------------------------------------------------------------------------

     Total other assets                                 186,269          152,695
--------------------------------------------------------------------------------

   Total assets                                        $236,522         $175,818
================================================================================

                         See accompanying notes and Independent Auditors' Report

                                        San Diego Soccer Development Corporation

                                                             dba San Diego Flash

                                                      Balance Sheets (Continued)

--------------------------------------------------------------------------------


December 31,                                             1999           1998
--------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
   Bank overdraft                                    $     1,065    $     7,871
   Accounts payable                                      102,005         40,138
   Accrued liabilities                                    42,483        177,912
   Accrued payroll and payroll taxes                     212,764        154,236
   Loans from affiliated company                           2,273           --
   Stockholder loans                                        --           45,090
   Note payable                                           15,646         16,979
   Convertible promissory notes                          329,100           --
   Deferred revenue                                       32,490         18,066
--------------------------------------------------------------------------------

     Total current liabilities                           737,826        460,292
--------------------------------------------------------------------------------

Stockholders' deficit
   Common stock, no par value, 20,000,000 shares
       authorized, 5,284,369 and 3,801,484 shares
       issued and outstanding at December 31, 1999
       and 1998, respectively                          2,000,298        852,703
   Common stock subscribed, 12,000 shares                 12,000           --
   Stock subscriptions receivable                        (48,000)      (172,500)
   Additional paid in capital                            941,363         88,460
   Accumulated deficit                                (3,406,965)    (1,053,137)
--------------------------------------------------------------------------------

     Total stockholders' deficit                        (501,304)      (284,474)
--------------------------------------------------------------------------------

Total liabilities and stockholders' deficit          $   236,522    $   175,818
================================================================================

                         See accompanying notes and Independent Auditors' Report

                                        San Diego Soccer Development Corporation

                                                             dba San Diego Flash

                                                        Statements of Operations

--------------------------------------------------------------------------------

YEARS ENDED DECEMBER 31,                                1999             1998
--------------------------------------------------------------------------------
Revenue:
      Ticket sales                                 $    58,789      $    82,534
      Corporate sponsorships                           183,829          199,489
      Other revenue                                     10,224           10,361
--------------------------------------------------------------------------------

         Total revenue                                 252,842          292,384
--------------------------------------------------------------------------------

Operating expenses
     General and administrative                      1,346,795          504,738
     Game and player expenses                          641,575          458,418
     Advertising and promotion                         630,097          311,124
--------------------------------------------------------------------------------

         Total operating expenses                    2,618,467        1,274,280
--------------------------------------------------------------------------------

Loss from operations                                (2,365,625)        (981,896)
--------------------------------------------------------------------------------

Other income (loss)
     Gain (loss) on trading securities                  36,067          (25,136)
     Loss on abandoned equipment                        (6,400)            --
     Interest expense                                  (17,870)          (4,832)
--------------------------------------------------------------------------------

         Total other income (loss)                      11,797          (29,968)
--------------------------------------------------------------------------------

Net loss                                           $(2,353,828)     $(1,011,864)
================================================================================


Loss per share                                     $     (0.50)     $     (0.35)
Average number of shares outstanding                 4,692,432        2,906,987


                         See accompanying notes and Independent Auditors' Report

                                        San Diego Soccer Development Corporation

                                                             dba San Diego Flash

                                             Statements of Stockholders' Deficit

--------------------------------------------------------------------------------

                                                      Common Stock                                                Total
                                               ------------------------         Stock          Accumulated    Stockholders'
                                                 Shares          Amount     subscriptions         Deficit    equity (deficit)
-----------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1997                   2,352,284         187,893             --            (41,273)         146,620

Issuance of stock and warrants for cash          354,300         354,300             --               --            354,300
Issuance of stock for services                   100,000          80,000             --               --             80,000
Issuance of stock for trading securities         650,000         118,770             --               --            118,770
Warrants exercised                                72,400          36,200             --               --             36,200
Stock subscriptions receivable                   172,500         172,500         (172,500)            --               --
Issuance of stock for syndication cost           100,000            --               --               --               --
Syndication costs paid                              --            (8,500)            --               --             (8,500)
Net loss                                            --              --               --         (1,011,864)      (1,011,864)
-----------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1998                   3,801,484         941,163         (172,500)      (1,053,137)        (284,474)
-----------------------------------------------------------------------------------------------------------------------------

Issuance of stock and warrants for cash           16,000          16,000             --               --             16,000
Issuance of stock for cash                       148,300         148,300             --               --            148,300
Warrants exercised                                13,000           6,500             --               --              6,500
Stock subscriptions payable                         --              --             12,000             --             12,000
Issuance of stock for services                   273,600         273,600             --               --            273,600
Stock subscription receivable satisfied
     by receipt of services                         --              --            110,500             --            110,500
Issuance of stock to satisfy accrued
     liabilities                                 194,000         155,200             --               --            155,200
Issuance of stock for trading securities         295,000          78,345             --               --             78,345
Payment stock subscriptions receivable              --              --             62,000             --             62,000
Stock subscriptions receivable                    48,000          48,000          (48,000)            --               --
Issuance of stock for syndication cost            70,135            --               --               --               --
Issuance of stock for equipment                   20,000          20,000             --               --             20,000
Issuance of stock for converted notes            404,850         404,850             --               --            404,850
Stock options issued                                --           849,703             --               --            849,703
Net loss                                            --              --               --         (2,353,828)      (2,353,828)
-----------------------------------------------------------------------------------------------------------------------------

Balance at December 31, 1999                   5,284,369       2,941,661          (36,000)      (3,406,965)        (501,304)
=============================================================================================================================

                         See accompanying notes and Independent Auditors' Report

                                        San Diego Soccer Development Corporation

                                                             dba San Diego Flash

                                                        Statements of Cash Flows

--------------------------------------------------------------------------------

YEARS ENDED DECEMBER 31,                                  1999          1998
--------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                          $(2,353,828)  $(1,011,864)
    Adjustments to reconcile net loss to
               net cash used by operating activities:
      Depreciation and amortization                        11,376         8,020
      (Gain) loss on trading securities                   (36,067)       25,136
      Loss on abandoned fixed assets                        6,400          --
      Stock issued for services                           384,100        80,000
      Stock options issued for services                   671,718          --
      Corporate sponsorship for trading securities           --         (35,537)
      (Increase) decrease in deposits                      (1,350)         --
      Proceeds from sale of trading securities            137,137       106,558
      Increase (decrease) accounts payable                 61,867        42,504
      Increase (decrease) bank overdraft                   (6,806)        7,871
      Increase (decrease) accrued liabilities             246,284       302,036
      Increase (decrease) deferred revenue                 14,424        18,066
--------------------------------------------------------------------------------

         Net cash (used) by operating activities         (864,745)     (457,210)
--------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of soccer franchise                          (20,000)         --
    Purchase of property and equipment                       --          (5,716)
--------------------------------------------------------------------------------

      Net cash provided(used) by investing activities     (20,000)       (5,716)
--------------------------------------------------------------------------------

                         See accompanying notes and Independent Auditors' Report

                                        San Diego Soccer Development Corporation

                                                             dba San Diego Flash

                                            Statements of Cash Flows (Continued)

--------------------------------------------------------------------------------

YEARS ENDED DECEMBER 31                                     1999         1998
--------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from sale of stock, net issuance costs        182,800      382,000
    Proceeds from stock subscription receivable             62,000         --
    Proceeds from promissary notes                         733,950         --
    Payment of notes payable                                (1,333)        --
    Payment of obligation for soccer franchise                --        (30,000)
    Proceeds from note payable                                --         10,920
    Proceeds from related party loans, net                   2,273         --
    Proceeds from shareholder loans, net                   (44,990)      32,541
--------------------------------------------------------------------------------

      Net cash provided by financing activities            934,700      395,461
--------------------------------------------------------------------------------

Net increase(decrease) in cash                              49,955      (67,465)

Cash at beginning of period                                    298       67,763
--------------------------------------------------------------------------------

Cash at end of period                                    $  50,253    $     298
================================================================================


Supplemental disclosures:
Interest paid                                            $   6,277    $    --

Noncash financing and investing activities:
    Stock issued in exchange for equipment               $  20,000    $    --
    Stock issued in exchange for trading securities      $  78,345    $ 118,770
    Stock subscription receivable                        $  48,000    $    --
    Stock issued for settlement of accrued liabilities   $ 155,200    $ 172,500
    Stock issued for syndication costs                   $  70,135    $  80,000
    Stock issued for convertible promissory notes        $ 404,850    $    --
    Stock options for accrued liabilities                $ 177,985    $    --
    Soccer franchise financed                            $  10,000    $    --


                         See accompanying notes and Independent Auditors' Report

1.       ORGANIZATION AND OPERATIONS

         ORGANIZATION
         San Diego Soccer Development Corporation, (the "Company"), was incorporated on August 22, 1997 in the state of California. The Company is engaged in the management and marketing of a professional soccer team. The majority of the Company's revenues are currently generated from corporate sponsorships and ticket sales. The Company exited the development stage and held its first game during 1998.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         TRADING SECURITIES
         Equity securities are classified as Trading Securities and are available-for-sale to support current operations. These securities are stated at estimated fair value based upon market quotes. Unrealized gains and losses are recognized as income or loss during the current period. Realized gains and losses are recognized using the weighted average cost method.

         PROPERTY AND EQUIPMENT
         Property and equipment are stated at cost and depreciated over the estimated useful lives of the assets (one to five years) using the straight-line method.

         SOCCER FRANCHISE
         The membership in the United Systems of Independent Soccer Leagues (USISL) represents the original purchase price of the franchise recorded at cost and is amortized using the straight line method over a 25 year period. Each franchise is continuously evaluated by management to determine if its carrying value will be realized based upon the estimated discounted cash flow expected from the franchise. Additional amortization will be recognized in a period a decline in value is identified.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         REVENUE AND EXPENSE RECOGNITION
         Revenue from ticket sales is recognized at the time the home game, to which such proceeds relate, is played. Accordingly, advance ticket sales for the next season are recorded as deferred revenues and recognized ratably during the applicable season. Revenue from advertising and promotions is recognized ratably during the season the promotion relates to is played. Professional league team expenses, principally player compensation, are recorded as expense over the entire Professional Soccer League regular season. Administrative, general, advertising and promotional expenses are charged to operations as incurred.

         INCOME TAXES
         Deferred income taxes are provided for the estimated tax effects of timing differences between income for tax and financial reporting. A valuation allowance is provided against deferred tax assets, where realization is uncertain. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The Company's temporary differences consist primarily of net operating losses and depreciation.

         NET EARNINGS PER COMMON SHARE
         Net earnings (loss) per common share are based on the weighted average number of common shares outstanding during each period. The calculation of diluted earnings (loss) per common share is similar to that of basic earnings (loss) per common share, except that the numerator and denominator are adjusted to reflect the decrease in earnings per share or the increase in loss per share that could occur if securities or other contracts to issue common stock, such as stock options and convertible notes, were exercised or converted into common stock that then shared in the Company's earnings or loss.

         The Company was required to compute primary and diluted loss per share amounts for 1999 and 1998 pursuant to SFAS 128. Since the Company had losses applicable to common stock in 1999 and 1998, the assumed effects of the exercise of outstanding stock options and conversion of notes were anti-dilutive and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

         STOCK OPTIONS
         The Company has granted options to purchase common stock to various individuals and officers of the Company in return for various services rendered to the Company. Under the Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION ("SFAS 123"), the Company is recognizing the compensation cost using the estimated fair value method. Under the fair value method, total compensation cost is the estimated fair value of the stock options at the grant date, less any amount paid by the employee for the stock options.

         USE OF ESTIMATES
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.       TRADING SECURITIES

         Following is a summary of trading securities:


         December 31,                                               1999                        1998
         ------------------------------------------------------------------------------------------------
         Aggregate cost                                             $ 0                         $ 37,819
         Gross unrealized holding loss                               (0)                         (15,094)
         ------------------------------------------------------------------------------------------------
         Aggregate fair value                                       $ 0                         $ 22,725
         ------------------------------------------------------------------------------------------------


4.       PROPERTY AND EQUIPMENT

         Depreciation expense for the years ended December 31, 1999 and 1998 were $5,176 and $2,050, respectively. Property and equipment consist of the following:


         December 31,                                         1999                         1998
         ---------------------------------------------------------------------------------------
         Soccer equipment                                     $   6,000                $   6,000
         Computers and software                                  17,716                    5,715
         ---------------------------------------------------------------------------------------
                                                                 23,716                   11,715
         Less accumulated depreciation                           (5,597)                  (2,020)
         ---------------------------------------------------------------------------------------
                                                               $ 18,119                 $  9,695
         ---------------------------------------------------------------------------------------


5.       SOCCER FRANCHISES

         During 1997, the Company purchased a soccer franchise to operate the San Diego Flash in San Diego, California. The Company paid cash and common stock for the franchise and the value of the stock portion was determined based on the cash price of a 1998 A-League franchise, which was the first season the Company could participate in the league.

         During 1999, the Company purchased a D-3 Pro League franchise for $30,000. The new franchise is playing in Riverside and will serve as a farm team for the San Diego Flash. The franchises have been amortized as follows:


           December 31,                                             1999                        1998
           --------------------------------------------------------------------------------------------
           Soccer Franchises                                    $   180,000               $   150,000
           ACCUMULATED AMORTIZATION                                 (13,200)                   (7,000)
           --------------------------------------------------------------------------------------------
                                                                $   166,800               $   143,000
           --------------------------------------------------------------------------------------------


6.       RELATED PARTY TRANSACTIONS

         STOCKHOLDER LOANS
         Certain stockholders of the Company paid game and player expenses on behalf of the Company. As of December 31, 1998 the amount owed was included in the ending balance payable to stockholders. The balances payable to stockholders were due on demand and accrued interest at 8%. Accrued interest was included in the ending balance. The balance was completely paid off during 1999.

         LOANS FROM AFFILIATED COMPANY
         During 1999, certain officers of the Company formed another company to acquire and operate a Las Vegas soccer franchise. The Company received loans from that company and have accrued interest at 10%. The loan is due on demand.

         STOCK FOR TRADING SECURITIES
         The Company traded shares of its stock for stock of a publicly trading company's stock at a highly discounted rate in order to get cash for operations. The President of the publicly traded company is also a major shareholder of the Company. During 1999 this shareholder also became a director of the Company. (See note 10)

7.       NOTE PAYABLE

         The Company has a note payable to an individual bearing interest at 10%. The note is due on demand.

8.       CONVERTIBLE PROMISSORY NOTES

         In order to obtain "bridge" funds while a public offering is being prepared, the Company issued convertible notes with a face amount totaling $733,950 during 1999. The notes bear interest at 8% per annum and are convertible into common stock at $1.00 per share at the option of the holder. The notes matured on December 31, 1999. During 1999, the noteholders converted $404,850 of convertible notes into 404,850 shares of common stock. The remaining balance of $329,100 is in default as of January 1, 2000.


9.       LEASING ACTIVITIES

         The Company leases its office facilities under an operating lease that expires on January 16, 2002. The base rent under the lease is $1,350 per month. The Company also leased a soccer field from a local community college on an annual lease that expired at the end of 1999. The base rent was $1,450 per home game. The Company has one other operating lease for equipment. Operating lease expense for 1999 and 1998 was $59,247 and $40,103 respectively.

         The future annual minimum lease payments under operating leases at December 31, 1999 are as follows:


              Year Ending December 31,
         ------------------------------------------------------------------------------------
                2000                                                              $   17,628
                2001                                                                  16,914
         ------------------------------------------------------------------------------------

            Total Minimum Lease Payments                                          $   34,542
         ------------------------------------------------------------------------------------


10.      STOCKHOLDERS' DEFICIT

         COMMON STOCK
         During 1997, the Company prepared a private placement memorandum offering 1,000,000 Common Shares (the Offering). The 1,000,000 common shares were offered at a price of $5.00 per unit. Each unit included 5 common shares and entitled the investor to 2 warrants to purchase additional shares of common stock for $.50 per share. The price per unit was allocated $4.00 to the shares and $1.00 to the warrants. Under the Offering the Company sold 458,300 common shares and raised $425,050 net of syndication costs.

         A second private placement memorandum dated February 3, 1999 (Second Offering) offered 1,000,000 common shares at a price of $1.00 per share. Under the Second Offering, the Company raised $148,300.

         During the last quarter of 1998 the Company traded 650,000 shares of its stock for stock of a publicly trading company's stock at a highly discounted rate in order to get cash for operations. Most of the stock received in the trade was liquidated, however, stock valued at $22,725 was still held in trading securities at December 31, 1998. The President of the publicly traded company is also a major shareholder of the Company. During 1999 this shareholder also became a director of the Company.

         During 1999 the Company traded an additional 200,000 shares with the same publicly traded company, again at a highly discounted rate, in order to get cash for operations. The Company further traded 95,000 shares with another publicly traded company for shares valued at $38,792 on the date of trade. All of the trading securities were liquidated by the end of 1999.


         WARRANTS
         Warrants for 183,320 shares were issued along with the first private placement. Warrants for 85,400 were exercised in total during 1999 and 1998, leaving 97,920 outstanding at December 31, 1999. The warrants expire in 2001.

         CONVERTIBLE PROMISSORY NOTES
         At December 31, 1999 the Company had convertible promissory notes outstanding which were convertible into 329,100 shares of common stock. (See note 8)

         STOCK OPTIONS
         The Company had the following common stock option transactions during the year ended December 31, 1999:


         -------------------------------------------------------------------------------------------------------------
                                                                                                     Contractual life
                                                           Shares or price       Weighted average      of Options
                                                              per share           exercise price       Outstanding
         -------------------------------------------------------------------------------------------------------------

         Options outstanding at
          January 1, 1999                                                  0                    0                    0

         Options granted                                             985,300                 $.05           3.67 years

         Options granted                                             100,000                $1.25           3.67 years

         Options exercised                                                 0                    0                    0

         Options forfeited or expired                                      0                    0                    0
         -------------------------------------------------------------------------------------------------------------

         Options outstanding at
         December 31, 1999                                         1,085,300                 $.16           3.67 years
         -------------------------------------------------------------------------------------------------------------

         Options price range at end of year                         $.05 through $1.25
         -------------------------------------------------------------------------------------------------------------

         Exercisable at end of year                                1,085,300
         -------------------------------------------------------------------------------------------------------------


         The fair value of the stock options are estimated on the date of grant using the Black-Scholes option-pricing model. The estimated fair value has been calculated ignoring the volatility factor which is allowed for a non-public company. The following assumptions were used to estimate the fair values of options:



                Risk free interest rate                       5.5%
                Expected life                                 4 years
                Expected dividend yield              0%


         The weighted average fair value at the grant date of the options awarded during the year was $0.78.


11.      INCOME TAXES

         At December 31, 1999, the Company had federal and state tax net operating loss carryforwards of approximately $3,156,000. The federal and state tax loss carryforwards will expire at various dates through year 2019 unless previously utilized and may be significantly limited in use as a result of changes in ownership of the Company.

         Significant components of the Company's deferred tax assets are shown below. A valuation allowance of $1,041,000 has been recognized to offset the deferred tax assets as realization of such assets is uncertain. The valuation allowance increased during 1999 and 1998 by $728,000 and $299,000, respectively.


         December 31,                                                      1999                    1998
         ------------------------------------------------------------------------------------------------
         Deferred tax assets computed at 34%:
            Net operating loss carryforwards                            $ 1,041,000             $ 274,000
            Accrued bonus compensation                                            0                39,000
         ------------------------------------------------------------------------------------------------
         Net deferred tax assets                                          1,041,000               313,000

         Valuation allowance for deferred tax asset                      (1,041,000)             (313,000)
         ------------------------------------------------------------------------------------------------
         Total deferred tax assets                                      $         0             $       0
         ------------------------------------------------------------------------------------------------


12.      CONTINGENCIES - GOING CONCERN

         As reported in the financial statements, the Company has an accumulated deficit of approximately $3,407,000 at December 31, 1999 and has incurred a loss from operations for the year then ended. In addition, the Company was not able to pay their promissory notes when the notes matured on December 31, 1999. The

         Company's shareholders' deficit was $501,304 and its current liabilities exceeded its current assets by $687,573.

         These factors create uncertainty about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital it could be forced to cease operations.

         In order to continue as a going concern, develop and grow its game attendance, revenues and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the Company include (1) raising additional capital through sales of common stock, the proceeds of which would be used to build soccer stadiums in both San Diego and Riverside County, hiring of administrative, sales and marketing personnel; (2) continuing to use stock options to pay for employee compensation and marketing services; (3) converting promissory notes into common stock; (4) expanding the revenue sources from corporate sponsors, television and radio advertising, concessions, merchandise sales, soccer camps, concerts and other stadium events. In addition, management is continually seeking to improve the operations and grow the business through a variety of venues. However, Management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

         The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


  13.    SUBSEQUENT EVENTS

         COMMON STOCK (UNAUDITED)
         As of March 1, 2000 the Company has issued 12,000 common shares for marketing services and 2,000 shares for bonus compensation pertaining to the year 2000.

         CONVERTIBLE PROMISSORY NOTES (UNAUDITED)
         In order to obtain bridge funds while in the process of completing a formal registration with the Security Exchange Commission, the Company has issued convertible notes with a face amount totaling $54,900 as of March 1, 2000. The notes bear interest at 8% per annum and are convertible into common stock at $1.00 per share at the option of the holder. The notes mature on July 1, 2000.

         MERGER (UNAUDITED)
         During December 1999 the Company entered into negotiations to merge with Roller Coaster, Inc. (a Nevada Corporation). Roller Coaster, Inc. is a public shell with no activity other than inception in December 1995 and a 1:10 stock split in October 1999. The merger was consummated in the month of March 2000.

         According to the merger agreement the surviving corporation will be named San Diego Soccer Development Corporation and will be a Nevada Corporation. Shares will be exchanged 1:1 for the public shell's shares. The merger will result in approximately 7,784,000 shares outstanding (2,500,000 shares pertaining to the former Roller Coaster, Inc.) Shares authorized will be 100,000,000 common stock at $.001 par value and 50,000,000 preferred shares at $.001 par value. In connection with the merger, the Company incurred $200,000 in consulting fees on the merger. The merger is expected to be accounted for as a pooling-of-interests.

ITEM 22. UNDERTAKINGS

         The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Company undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.


         (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1993 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of San Diego, State of California, on October 6, 2000.

                     SAN DIEGO SOCCER DEVELOPMENT CORPORATION

                     /s/ SARKIS KALOUSTIAN
                     -----------------------------------------------------------
                     BY: SARKIS KALOUSTIAN, CHIEF EXECUTIVE OFFICER AND DIRECTOR


                                POWER OF ATTORNEY

         Each person whose signature appears appoints Sarkis Kaloustain, in the alternative, as his agents and attorneys-in-fact, with full power of substitution to execute for him and in his name, in any and all capacities, all amendments (including post-effective amendments) to this Registration Statement to which this power of attorney is attached. In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

         Signature                  Title                           Date
         ---------                  -----                           ----
 /s/ Sarkis Kaloustian       Chief Operating Officer           October 6, 2000
--------------------------
Sarkis Kaloustian


 /s/ Steven Peacock          Chairman of the Board             October 6, 2000
--------------------------
Steven Peacock


 /s/ James Upton             Director                          October 6, 2000
--------------------------
James Upton


 /s/ Jeffrey Scott           Director                          October 6, 2000
--------------------------
Jeffrey Scott


 /s/ Yan Skwara              Director                          October 6, 2000
--------------------------
Yan Skwara


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada , on October 6, 2000.

                     SAN DIEGO SOCCER DEVELOPMENT CORPORATION,
                     FORMERLY ROLLERCOASTER, INC.

                     /s/ SARKIS KALOUSTIAN
                     -----------------------------------------------------------
                     BY: SARKIS KALOUSTIAN, CHIEF EXECUTIVE OFFICER AND DIRECTOR


                                POWER OF ATTORNEY

         Each person whose signature appears appoints Sarkis Kaloustian, in the alternative, as his agents and attorneys-in-fact, with full power of substitution to execute for him and in his name, in any and all capacities, all amendments (including post-effective amendments) to this Registration Statement to which this power of attorney is attached. In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

         Signature                  Title                           Date
         ---------                  -----                           ----
 /s/ Sarkis Kaloustian       Chief Operating Officer           October 6, 2000
--------------------------
Sarkis Kaloustian


 /s/ Steven Peacock          Chairman of the Board             October 6, 2000
--------------------------
Steven Peacock


 /s/ James Upton             Director                          October 6, 2000
--------------------------
James Upton


 /s/ Yan Skwara              Director                          October 6, 2000
--------------------------
Yan Skwara


 /s/ Jeffrey Scott           Director                          October 6, 2000
--------------------------
Jeffrey Scott



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